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A COMBINED HEARING TO CONSIDER THE ADEQUACY OF THIS DISCLOSURE STATEMENT UNDER SECTION 1125 OF THE BANKRUPTCY CODE AND CONFIRMATION THE PLAN HAS BEEN SET BY THE BANKRUPTCY COURT FOR MAY 14, 2020, AT 2:00 P.M. (PREVAILING EASTERN TIME). THE DEBTOR RESERVES THE RIGHT TO AMEND, SUPPLEMENT OR OTHERWISE MODIFY THIS DISCLOSURE STATEMENT PRIOR TO AND UP TO THE DATE OF SUCH HEARING. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES. THIS DISCLOSURE STATEMENT IS NOT A SOLICITATION OF VOTES ON THE PLAN.

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re:

BROADVISION, INC.,

Debtor.1

Chapter 11

Case No. 20-10701 (CSS)

DISCLOSURE STATEMENT FOR THE AMENDED PREPACKAGED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE FOR BROADVISION, INC.

Joshua D. Morse

DLA PIPER LLP (US)

555 Mission Street, Suite 2400 San Francisco, California Telephone: (415) 836-2500

R. Craig Martin (DE 5032) DLA PIPER LLP (US)

1201 North Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Proposed Counsel to the Debtor and Debtor in Possession

Dated: April 3, 2020

1The last four digits of the Debtor’s tax identification number are 4303. The Debtor’s mailing address is 460 Seaport Ct., Suite 102, Redwood City, California 94063.

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DISCLOSURE STATEMENT & CONFIRMATION HEARING AND DEADLINE TO OBJECT TO THE DISCLOSURE STATEMETN AND PLAN

THE HEARING TO CONSIDER APPROVAL OF THE DISCLOSURE STATEMENT AND CONFIRMATION OF THE PLAN HAS BEEN SCHEDULED FOR MAY 14, 2020 AT 2:00 P.M. (PREVAILING EASTERN TIME). OBJECTIONS TO THE ADEQUACY OF THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT AND CONFIRMATION OF THE PLAN MUST BE FILED (I) ON OR BEFORE MAY 7, 2020, AT 4:00 P.M. (PREVAILING EASTERN TIME), AND (II) IN ACCORDANCE WITH PARAGRAPH 5 OF THE PROCEDURES ORDER.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING THE EXHIBITS ATTACHED HERETO) IS SPECULATIVE AND PERSONS SHOULD NOT RELY ON SUCH DOCUMENTS IN MAKING INVESTMENT DECISIONS WITH RESPECT TO (I) THE DEBTOR, OR

(II) ANY OTHER ENTITIES THAT MAY BE AFFECTED BY THE CHAPTER 11 CASE.

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THE DEBTOR IS PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT FOR THE PREPACKAGED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE FOR BROADVISION, INC. TO HOLDERS OF CLAIMS AND INTERESTS FOR PURPOSES OF OBTAINING APPROVAL OF THE DISCLOSURE STATEMENT FROM THE BANKRUPTCY COURT. YOU SHOULD NOT RELY UPON OR USE THE INFORMATION IN THIS DISCLOSURE STATEMENT FOR ANY OTHER PURPOSE.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(b) AND IS NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THIS DISCLOSURE STATEMENT WAS NOT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AUTHORITY AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT MAY CONTAIN “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS CONSIST OF ANY STATEMENT OTHER THAN A RECITATION OF HISTORICAL FACT AND CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS “MAY,” “EXPECT,” “ANTICIPATE,” “ESTIMATE” OR “CONTINUE” OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE READER IS CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE REFERRED TO IN SUCH FORWARD-LOOKING STATEMENTS. DISTRIBUTION PROJECTIONS AND OTHER INFORMATION CONTAINED HEREIN AND ATTACHED HERETO ARE ESTIMATES ONLY, AND THE TIMING AND AMOUNT OF ACTUAL DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED. THEREFORE, ANY ANALYSES, ESTIMATES OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE.

NO LEGAL OR TAX ADVICE IS PROVIDED TO YOU BY THIS DISCLOSURE STATEMENT. THE DEBTOR URGES EACH HOLDER OF A CLAIM OR AN INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN AND EACH OF THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF DISCLOSURE CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER.

NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR CLAIM OR PROJECTED OBJECTION TO A PARTICULAR CLAIM IS, OR IS NOT, IDENTIFIED IN THE DISCLOSURE STATEMENT. THE DEBTOR OR THE PLAN SPONSOR MAY SEEK TO INVESTIGATE, FILE, AND/OR PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THE DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS. THE PLAN RESERVES FOR THE DEBTOR AND THE PLAN SPONSOR TO BRING CAUSES OF ACTION (DEFINED IN THE PLAN) AGAINST ANY ENTITY OR PARTY IN INTEREST EXCEPT THOSE SPECIFICALLY RELEASED.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN ANTICIPATED EVENTS IN THE DEBTOR’S CHAPTER 11 CASE AND CERTAIN DOCUMENTS RELATED TO THE PLAN THAT ARE ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE. ALTHOUGH THE DEBTOR BELIEVES THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THE SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS

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INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES. THE DEBTOR DOES NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

THE DEBTOR’S PRESIDENT, CHIEF EXECUTIVE OFFICER, AND INTERIM CHIEF FINANCIAL OFFICER HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THE DEBTOR HAS USED ITS REASONABLE BUSINESS JUDGMENT TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, NO ENTITY HAS AUDITED THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT. THE DEBTOR IS MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTOR MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTOR HAS NO AFFIRMATIVE DUTY TO DO SO. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE FILING OF THIS DISCLOSURE STATEMENT.

THE DEBTOR HAS NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTOR HAS NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTOR OR THE VALUE OF ITS PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

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TABLE OF CONTENTS

Pages

ARTICLE I. INTRODUCTION.............................................................................................................................................2

1.1.	Purpose of the Disclosure Statement and the Plan2
1.2.	Overview of the Transactions Contemplated by the Plan2
1.3.	Summary of Treatment of Claims and Interests and Description of Recoveries under the Plan3
1.4.	Voting on the Plan Unnecessary3
1.5.	Confirmation and Consummation of the Plan3
1.6.	Additional Plan-Related Documents4

ARTICLE II. BUSINESS DESCRIPTION, PREPETITION INDEBTEDNESS.............................................................................5

2.1.	The Debtor’s Business5
2.2.	Debtor’s Prepetition Capital Structure and Indebtedness6
2.3.	Events Leading to Chapter 11 Filing7

ARTICLE III. ADMINISTRATION OF THE CHAPTER 11 CASE.............................................................................................8

3.1.	Overview of Chapter 118
3.2.	Debtor’s First Day Pleadings9
3.3.	Debtor’s Second Day Pleadings9

ARTICLE IV. SUMMARY OF PLAN AND CLASSIFICATION AND

TREATMENT OF CLAIMS AND INTERESTS THEREUNDER.................................................................................................9

4.1	Administrative Claims9
4.2	Professional Compensation Claims10
4.3	U.S. Trustee Fees10
4.4	Allowed Priority Tax Claims10
4.5	Ordinary Course Liabilities10

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EXHIBITS

Amended Prepackaged Plan of Reorganization Under

Chapter 11 of the Bankruptcy Code for BroadVision, Inc........................................................................Exhibit 1

Prepetition Organizational Chart...........................................................................................................Exhibit 2

BroadVision, Inc. Form 10-Q for the Period Ended September 30, 2019.....................................................Exhibit 3

Liquidation Analysis...........................................................................................................................Exhibit 4

THE DEBTOR HEREBY ADOPTS AND INCORPORATES EACH EXHIBIT ATTACHED TO THIS DISCLOSURE STATEMENT BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN

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ARTICLE I.   INTRODUCTION

1.1.	Purpose of the Disclosure Statement and the Plan.2

BroadVision, Inc., the debtor and debtor-in-possession in the above-referenced case (the “Debtor”), submits this disclosure statement (as may be amended, modified or supplemented, the “Disclosure Statement”), pursuant to section 1125 of the Bankruptcy Code, for the sole purpose of obtaining approval of the Disclosure Statement from the Bankruptcy Court at a combined hearing where the Debtor will seek confirmation of the Amended Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for BroadVision, Inc. (as may be amended, modified or supplemented, the “Plan”), for the resolution of outstanding Claims against and Interests in, the Debtor pursuant to the Bankruptcy Code. The Debtor seeks to consummate the Plan on the Effective Date. The summaries of the Plan contained herein shall not be relied upon for any other purpose. A copy of the Plan is attached hereto as Exhibit 1.

THE DEBTOR BELIEVES THAT THE COMPROMISES AND SETTLEMENTS CONTEMPLATED BY THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTOR’S ESTATE, AND MAXIMIZE RECOVERIES TO HOLDERS OF CLAIMS AND INTERESTS. THE DEBTOR BELIEVES THE PLAN IS THE BEST AVAILABLE ALTERNATIVE FOR IMPLEMENTING A RESTRUCTURING OF THE DEBTOR’S BALANCE SHEET.

THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE A CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN. THIS DISCLOSURE STATEMENT IS INTENDED TO AID AND SUPPLEMENT THAT REVIEW. THE DESCRIPTION OF THE PLAN HEREIN IS ONLY A SUMMARY. HOLDERS OF CLAIMS AND INTERESTS AND OTHER PARTIES IN INTEREST ARE CAUTIONED TO REVIEW THE PLAN AND ANY RELATED ATTACHMENTS FOR A FULL UNDERSTANDING OF THE PLAN’S PROVISIONS. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN.

Additional copies of this Disclosure Statement can be accessed free of charge online at: https://dm.epiq11.com/BroadVision.

1.2.	Overview of the Transactions Contemplated by the Plan.

To implement a comprehensive financial restructuring (the “Restructuring”), the Debtor has commenced a chapter 11 case (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtor has filed the Plan, this Disclosure Statement, and a motion seeking entry of an order approving the Disclosure Statement, obviating the need for a solicitation process, for confirmation of the Plan and approval of various procedures related to the foregoing (the “Procedures Order”). The proposed sponsor of the Plan is ESW Capital, LLC, an existing shareholder of the Debtor (“ESW” or “Plan Sponsor”). On March 27, 2020, the Debtor and the Consenting Stakeholders entered into the restructuring support agreement (together with all exhibits thereto, and as amended, restated, and supplemented from time to time, the “Restructuring Support Agreement”), the assumption of which is subject to a separate motion filed concurrently herewith, that sets forth the principal terms of the Restructuring and requires the parties thereto to support the Plan.

As set forth in the Plan, the Restructuring contemplates a comprehensive in-court restructuring of Claims against and Interests in the Debtor that will preserve the going-concern value of the Debtor’s businesses, maximize recoveries available to all constituents, and provide for an equitable distribution to the Debtor’s stakeholders. Generally, the Plan provides for (1) the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging all Interests; (2) the funding of the Cash Consideration by the Plan Sponsor, (3) the distribution of Available Cash to holders of Allowed Claims and Interests in accordance with the priority scheme established by the Bankruptcy Code or as otherwise agreed; and (4) the issuance of 100% of the New Equity in the Reorganized Debtor to ESW.

2Capitalized terms utilized within this Disclosure Statement which are not otherwise defined herein shall have the meanings ascribed to such terms in the attached Plan.

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1.3.	Summary of Treatment of Claims and Interests and Description of Recoveries under the Plan.

The Plan organizes the Debtor’s creditor and equity constituencies into groups called “Classes.” For each Class, the Plan describes: (1) the underlying Claim or Interest; (2) the recovery available to the Holders of Claims or Interests in that Class under the Plan; (3) whether the Class is Impaired or Unimpaired under the Plan; (4) the form of consideration, if any, that Holders in such Class will receive on account of their respective Claims or Interests; and

(5) whether the Holders of Claims and Interests in such Class are entitled to vote to accept or reject the Plan.

The table below provides a summary of the classification, description, and treatment of Claims and Interests under the Plan. This information is provided in summary form below for illustrative purposes only and is qualified in its entirety by reference to the provisions of the Plan. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtor to obtain confirmation of the Plan and satisfy the conditions necessary to consummate the Plan. The recoveries available to Holders of Claims and Interests are estimates and actual recoveries may materially differ. Indeed, the recoveries available to Holders of Allowed Claims and Interests could be materially lower when compared to the estimates provided below. To the extent that any inconsistency exists between the summaries contained in this Disclosure Statement and the Plan, the terms of the Plan shall govern.

For a more detailed description of the treatment of Claims and Interests under the Plan and the sources of satisfaction for Claims and Interests, see Article IV of this Disclosure Statement, entitled “Summary of the Plan.”

Class	Designation	Impairment	Entitled to Vote	Estimated Aggregate Amount of Claims3	Projected Plan Recovery (%)
Class 1	Secured Claims	Unimpaired	No (deemed to accept)	$0.00	100%
Class 2	Other Priority Claims	Unimpaired	No (deemed to accept)	$2,190	100%
Class 3	General Unsecured Claims	Unimpaired	No (deemed to accept)	$281,955	100%
Class 4	Equity Interests	Unimpaired	No (deemed to accept)	N/A	100%
Class 5	Other Interests	Impaired	No (deemed to reject)	N/A	0%

1.4.	Voting on the Plan Unnecessary.

The Debtor believes that all Classes of Claims and Interests are either (i) unimpaired and deemed to accept; or (ii) impaired and deemed to reject. Accordingly, the Debtor does not believe there are any Classes of Claims or Interests entitled to vote to accept or reject the Plan. In connection with seeking entry of the Procedures Order, the Debtor has advised the Bankruptcy Court of its belief of the lack of need for a solicitation process.

1.5.	Confirmation and Consummation of the Plan.

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. When the Debtor filed the Chapter 11 Case, it filed a motion requesting that the Bankruptcy Court set a date and time as soon as reasonably practicable after the Petition Date for a hearing (such hearing, the “Combined Hearing”) for the Bankruptcy Court to determine whether the Disclosure Statement contains adequate information under section 1125(a) of the Bankruptcy Code, whether the Debtor needs to solicit acceptances in support of the Plan under section 1126(b) of the Bankruptcy Code, and whether the Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed, as

3  Estimated aggregate amount of Claims in each Class as well as projected recoveries for each Class are based  solely on the Debtor’s understanding of the universe of the Claims in each Class. However, neither the Bar Date nor the Governmental Unit Bar Date have yet passed and the actual amount of Claims and projected recoveries could vary significantly based upon the final pool of filed proofs of claim and any reconciliation thereof. Nothing herein shall be construed to be an admission by the Debtor as to the extent, priority or validity of any claim.

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permitted by section 105(d)(2)(B)(vi) of the Bankruptcy Code. The Combined Hearing, once set, may be continued from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served on those parties who have requested notice under Bankruptcy Rule 2002 and the entities who have filed an objection to the Plan, if any, without further notice to parties in interest. The Bankruptcy Court, in its discretion and prior to the Combined Hearing, may put in place additional procedures governing the Combined Hearing. Subject to section 1127 of the Bankruptcy Code, the Plan may be modified, if necessary, prior to, during, or as a result of the Combined Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan. The Debtor, in the same motion requesting a date for the Combined Hearing, will request that the Bankruptcy Court set a date and time for parties in interest to file objections to the adequacy of the Disclosure Statement, the lack of need to solicit acceptances in support of the Plan under the circumstances, and confirmation of the Plan. All such objections must be filed with the Bankruptcy Court and served on the Debtor and certain other parties in interest in accordance with the Procedures Order so that they are received before the deadline to file such objections.

(a)	Combined Hearing.

At the Combined Hearing, the Bankruptcy Court will determine whether the Disclosure Statement contains adequate information under section 1125(a) of the Bankruptcy Code, it is appropriate under the circumstances to obviate the need to solicit acceptances in support of the Plan under section 1126(b) of the Bankruptcy Code, and the Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed and subject to satisfaction or waiver of each condition precedent in Article IX of the Plan. For a more detailed discussion of the Combined Hearing, see Article VI of this Disclosure Statement, entitled “Confirmation of the Plan.”

(b)	Effect of Confirmation and Consummation of the Plan.

Following entry of the Confirmation Order, and subject to satisfaction or waiver of each condition precedent in Section 12.2 of the Plan, the Plan will be consummated on the Effective Date. Among other things, on the Effective Date, certain release, injunction, exculpation, and discharge provisions set forth in Article X of the Plan will become effective. Accordingly, it is important to read the provisions contained in Article X of the Plan very carefully so that you understand how entry of the Confirmation Order and the occurrence of the Effective Date of the Plan—which effectuates such release, injunction, exculpation, and discharge provisions—will affect you and any Claim or Interest you may hold with respect to the Debtor. These provisions are described in Article IV.H of this Disclosure Statement.

1.6.	Additional Plan-Related Documents.

The Debtor will file certain documents that provide more details about implementation of the Plan in the Plan Supplement, which will be filed with the Bankruptcy Court no later than April 30, 2020. The Debtor will serve a notice that will inform all parties that the initial Plan Supplement was filed, list the information included therein, and explain how copies of the Plan Supplement may be obtained.

THE FOREGOING IS ONLY A GENERAL OVERVIEW OF THIS DISCLOSURE STATEMENT AND THE MATERIAL TERMS OF, AND TRANSACTIONS PROPOSED BY, THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED DISCUSSIONS APPEARING ELSEWHERE IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED TO THIS DISCLOSURE STATEMENT, INCLUDING THE PLAN.

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ARTICLE II.BUSINESS DESCRIPTION, PREPETITION INDEBTEDNESS AND EVENTS LEADING TO CHAPTER 11

2.1.	The Debtor’s Business.

The Debtor was founded on May 13, 1993 to be a driver of innovative solutions to deliver business value in areas such as one-to-one personalization, knowledge management, e-commerce, e-banking, enterprise social networking, unified communication and collaboration, among other areas, for many years. In 1996, the Debtor underwent an initial public offering and began trading on The Nasdaq Capital Market under the symbol BVSN.

The Debtor pioneered web-based e-commerce and was among the first to offer pre-integrated, packaged self- service web applications for process, commerce, portal and content management. The Debtor develops, markets, and supports enterprise portal applications that enable companies to unify their e-business infrastructure and conduct both interactions and transactions with employees, partners, and customers through a personalized self-service model that increases revenues, reduces costs, and improves productivity.

The Debtor’s array of current applications can best be understood when divided into the following product offerings: Business Agility Suite, Commerce Agility Suite and Quicksilver. Each is described, in turn, below:

a.

The Business Agility Suite is a portal that provides personalized views of information and processes from diverse internal, external, and legacy sources. It supports collaboration both inside and outside the enterprise, and manages web content throughout its lifecycle: creation, review, approval, version control, deployment, distribution, and audit trail.

b.

The Commerce Agility Suite is the Debtor’s e-commerce system for transacting business on the web, from lead generation, navigation, category management, incentive, shopping cart, order execution, to customer care. It supports both business-to-business and business- to-consumer commerce. Additionally, it has the full capabilities of the Debtor’s Business Agility Suite.

c.

QuickSilver is a high-end publishing system for large and complex documents. Quicksilver is commonly used for publishing projects such as aircraft manuals, weapon system manuals, and massive customizable insurance policies. Quicksilver supports multiple output formats, such as HTML, PDF, and Postscript. It also includes a complete XML authoring environment.

The Debtor’s product offerings have the following characteristics and advantages:

a.	Track Record—Experience from over 1,000 implementations over 20 years.

b.	Agility, Extensibility, and Configurability—Integrated tools for rapidly creating e-business applications with modular out-of-the-box capabilities and custom development.

c.	Scalability—Advanced load balancing and multi-layered caching for high concurrent users and transactions.

d.	Personalization—Session and event-based observations for dynamic and targeted navigation.

e.

Secure Transaction Processing—A wide range of commercial functions including order processing, discount, incentive, tax computation, shipping and handling charges, payment processing, and order tracking.

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f.

Multi-Platform Support—Support for major operating systems (Linux, Solaris, Windows, HP-UX, and AIX), application servers (WebLogic, WebSphere and JBoss) and databases (Oracle, Sybase, IBM, mySQL and SQL Server).

g.	Low Total Cost of Ownership—Support for open source platforms in addition to commercial platforms.

h.	Cloud—Hosted SaaS (Software-as-a-Service), allowing customers to access enterprise- quality software without traditional IT overhead.

i.	Mobile—Native mode application support for Apple iOS and Android as well as support for leading browsers, which extends access to cloud applications and services to most connected devices.

The Debtor, along with its non-Debtor subsidiaries, currently operates in three primary geographical territories: North and South America (Americas); Europe, Middle East and Africa (Europe); and Asia, Pacific and Japan (Asia/Pacific).

The Debtor currently has five full-time employees and one part-time employee, all based in the U.S. As of September 30, 2019, the most recently reported period, the Debtor’s financial statements reflected assets with a book value totalling approximately $5.6 million and liabilities totalling approximately $2.9 million.

2.2.	Debtor’s Prepetition Capital Structure and Indebtedness.

The Debtor has a number of non-Debtor affiliates, including Vmoso, Inc. (“VMOSO”),4  in which Dr. Pehong Chen owns a controlling interest of 80.1%. The Debtor and VMOSO are parties to a Services and Facilities Agreement (as amended, the “SFA”), dated as of January 1, 2019, the terms of which provide for the payment of certain fees to the Debtor by VMOSO in exchange for the contribution of the Debtor’s expertise, administrative and financial services, and certain resources in VMOSO’s business and operations. The SFA has an initial period of one year and is renewable upon the written consent of the parties thereto.

Additional non-Debtor affiliates include BroadVision (Delaware) LLC, a Delaware limited liability company (“BVD”), which the Debtor has a controlling voting interest in. BVD is the sole owner of BroadVision (Barbados) Limited (“BVB”), which is, in turn, the sole owner of BroadVision On Demand, a Chinese entity (“BVOD”). The Debtor invested approximately $9.0 million in BVOD (directly and through BVD and BVB) from 2007 through 2016. In 2014, The Debtor began making payments directly to BVOD for certain labor outsourcing services and expects to continue to pay BVOD for such services at the rate of approximately $550,000 per quarter for the foreseeable future. The Debtor made aggregate payments to BVOD of $1.8 million and $2.3 million (based on the RMB to USD exchange rates on the applicable dates of payment) for such services in the years ended December 31, 2018 and 2017, respectively. These payments covered, in part, services rendered outside of the applicable twelve-month periods. In April 2019, BVOD was liquidated as a result of cost cutting measures, including a reduction if workforce.

The Debtor has numerous other non-Debtor international affiliates, including: BroadVision Deutschland GmbH, BroadVision France S.A., BroadVision Italia Srl, BroadVision Japan K.K., BroadVision Spain, BroadVision Systems India Pvt Ltd., BroadVision Systems India Pvt Ltd., BroadVision Taiwan, BroadVision UK Ltd., Interleaf German GmbH, and Interleaf UK Ltd. BroadVision Italia Srl, which maintains an office in Rome, Italy, and BroadVision UK Ltd., each currently have two employees—with one employee in finance and the other in sales. BroadVision Spain currently has two employees in engineering. Interleaf German GmbH and Interleaf UK Ltd. each currently have one employee working in sales. BroadVision Taiwan is branch of the Debtor and currently has two

4    In response to the COVID-19 outbreak, on March 25, 2020, the Company announced the immediate availability of its Telework Jumpstart Program (the “TJP”). Under the TJP, the Company offers unlimited free use for 12 months of the Vmoso enterprise digital hub platform.

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employees, one working in sales and the General Manager of Global Operations. BroadVision Japan K.K. utilizes independent contractors to generate sales and maintains no office space.5

A copy of the Debtor’s prepetition organizational chart is attached hereto as Exhibit 2. None of the Debtor’s subsidiaries or affiliates have filed or intend to file for chapter 11 in conjunction with this Chapter 11 Case.

The Debtor has no outstanding secured or unsecured debt facilities, and no creditor or other party holds a security interest in any of the Debtor’s cash or cash-generating assets. As such, no such party holds an interest in any cash collateral.

The Debtor is currently authorized to issue two classes of capital stock, designated as common stock and convertible preferred stock. As of February 29, 2020, there were 5,142,333 shares of common stock outstanding (including all Outstanding Shares, Restricted Stock Awards, Restricted Stock Units and Permitted Stock Options, whether or not vested) and no shares of convertible preferred stock are issued or outstanding. The three largest holders of the Debtor’s common stock are Dr. Chen / Honu Holdings, LLC (31.9%), ESW Capital, LLC (23.65%), and Marlin Capital Investments (6.85%).

A copy of the Debtor’s Form 10-Q for the period ended September 30, 2019, which was filed  on November 19, 2019, is attached hereto as Exhibit 3.

2.3.	Events Leading to Chapter 11 Filing.

Over the last decade, the Company’s cash position has decreased from approximately $45 million as of December 31, 2011 down to approximately $400,000 as of the Petition Date, and the Debtor has not generated positive net income since 2009. The Debtor and its consolidated subsidiaries generated net losses of approximately $9.9 million for the fiscal year ended December 31, 2017 (as reported on Form 10-K), and approximately $7.0 million for the fiscal year ended December 31, 2018 (as reported on Form 10-K). Further, the Debtor generated net losses of approximately $1.5 million for the fiscal year ended December 31, 2019 (draft, unaudited). From 2001 to date, the Debtor’s annual revenue has declined, and as of December 31, 2019, the Debtor had an accumulated deficit of approximately $1,269 million. The majority of this accumulated deficit to date has resulted from non-cash charges associated with the acquisition of Interleaf, Inc. in 2000, and restructuring charges related to long-term real estate lease obligations.

In 2016, to preserve the going-concern value of its business and to enable the Debtor to execute a go-forward business plan, I made a capital contribution to the Debtor of $16 million. Additionally, the Debtor started implementing cost reduction measures in 2017, which were designed to reduce cash needs. These measures reduced the Debtor’s operational costs by approximately $5 million in 2018 and $4 million in 2019 but were insufficient to guide the Debtor to profitability. The Debtor believed any further cost reductions could result in voluntary departures of the Debtor’s highly skilled technical and managerial personnel, which would have a material adverse effect on the Debtor’s business, internal controls, financial condition, and revenues.

The Debtor’s operations face two key challenges: (a) the maturity of its major revenue-generating legacy products, and (b) competing in a crowded ESN solution space. The Debtor has invested heavily in cloud-based, mobile, messaging, and collaboration technologies, while continuing to support its legacy product base. Unfortunately, as a result of its ongoing losses and required cost-cutting, the Debtor became hampered in its ability to execute on its business plan. Total revenues of approximately $1.588 million in the first half of 2019 declined from total revenues of $2.8 million for the first half of 2018, with the decrease mainly in legacy revenue. Total revenues of approximately $1.383 million for the first half of 2020 declined from total revenues of $1.588 million for the first half of 2019. The Debtor expects that the decline in legacy revenue, which is the majority of the Debtor’s revenue mix, will continue to dominate overall financial performance until a significant installed base of new product revenues is established.

5Any entities without a physical office have virtual offices.

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As discussed above, as of the Petition Date, the Debtor has approximately $400,000 in remaining cash. While these funds are believed to be sufficient to permit the Debtor to fund its chapter 11 plan without the need for debtor- in-possession financing, it is clear that absent a restructuring, the Debtor’s already tenuous cash position will continue to worsen, and recoveries to the Debtor’s creditors and shareholders will be at significant risk. The current economic shutdown has exacerbated the Company’s liquidity issues and need for relief, as the Company anticipates that customers may cancel or delay payment. Moreover, the Company does not believe it has the ability to raise cash or debt in the current unique capital market climate. In light of the Debtor’s deteriorating liquidity and its inability to generate positive net income, it became clear that a proactive chapter 11 bankruptcy filing represented the best alternative available to maximize recoveries for the Debtor’s creditors and shareholders. Accordingly, the Debtor engaged with ESW and the Shareholders and hired restructuring advisors to assist in the development and refinement of a viable path forward. Ultimately, vigorous arm’s-length negotiations with ESW resulted in the entry into the Restructuring Support Agreement (the “RSA”). The RSA allows the Debtor’s restructuring to be implemented efficiently through the Plan, thereby minimizing administrative costs and protecting the Debtor’s estate for the benefit of its stakeholders.

After considering the limited likelihood of success of any other alternatives as of the date hereof, as well as the proposed 100% distributions on account of allowed claims and significant recoveries well in excess of share trading prices (even prior to the recent market correction) to shareholders contemplated by the Plan, the Debtor determined, acting through a special committee, and based on its fiduciary responsibility and advice of its legal advisors, that the restructuring contemplated by the RSA is in the best interests of the Debtor and its stakeholders. The special committee arrived at that conclusion through negotiation and improvement of the terms of the arrangement with ESW, including, among other things, the estimated primary cash return to shareholders of $4.375/share, which represented a substantial premium to the historic volume weighted average price of the Debtor’s Common Stock (the “VWAP”). Indeed,  when the final ESW  proposal  was delivered  to  the  special committee on February 4,  2020, the proposed

$4.375/share represented an approximate 73% premium to the 30-day trailing VWAP and an approximate 158% premium to  the  180-day trailing  VWAP.   The Debtor’s Common Stock closed  on February 4,  2020,  at a price of

$3.26/share.

ARTICLE III.ADMINISTRATION OF THE CHAPTER 11 CASE

3.1.	Overview of Chapter 11.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for similarly situated holders of claims and equity interests, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing of a chapter 11 petition. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan is the principle objective of a chapter 11 case. A plan sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan by the Bankruptcy Court makes the plan binding upon the debtor, any entity acquiring property under the plan, any holder of a claim against or equity interest in a debtor and all other entities as may be ordered by the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order approving confirmation of a plan discharges a debtor, to the fullest extent permitted by applicable law, from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

Pursuant to section 1125 of the Bankruptcy Code, acceptance or rejection of a plan may not be solicited after the commencement of a chapter 11 case until such time as a bankruptcy court has approved a disclosure statement as containing adequate information. Pursuant to section 1125(a) of the Bankruptcy Code, “adequate information” is information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan. The Debtor is submitting this Disclosure Statement in satisfaction of the applicable disclosure requirements under section 1125 of the Bankruptcy Code.

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3.2.	Debtor’s First Day Pleadings.

On March 30, 2020, the Debtor commenced this Chapter 11 Case by filing a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. Shortly thereafter, the Debtor filed various “first day” motions seeking authority to, among other things: (i) pay prepetition compensation, benefits, and reimbursable employee expenses;

(ii) continue certain insurance policies and programs; (iii) substantially maintain their existing bank accounts and continue the Debtor’s integrated cash management system that was in place prior to the Petition Date; (iv) prohibit utility companies from discontinuing, altering or refusing service; (v) a motion seeking to establish a deadline for parties to file claims and interests against the Debtor’s estate; and (vi) an application to approve Epiq Bankruptcy Solutions, LLC as the Bankruptcy Court-appointed claims and noticing agent.

3.3.	Debtor’s Second Day Pleadings.

Contemporaneously with, or shortly following, the filing of the “first day pleadings,” the Debtor filed certain “second day pleadings” with the Bankruptcy Court. In particular, the Debtor will file (i) a motion seeking authority to enter into and approval of the Restructuring Support Agreement; (ii) a motion seeking entry of an order scheduling a combined hearing on this Disclosure Statement and Plan, establishing various deadlines in connection therewith, and granting certain other related relief; and (iii) an application to approve the retention of DLA Piper LLP (US) as counsel for the Debtor.

ARTICLE IV.SUMMARY OF PLAN AND CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS THEREUNDER

This article provides a summary of the structure and means for implementation of the Plan and the classification and treatment of Claims and Interests under the Plan and is qualified in its entirety by reference to the Plan (as well as the Exhibits thereto and definitions therein).

The statements contained in this Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred to therein, and reference is made to the Plan and to such documents for the full and complete statement of such terms and provisions.

The Plan itself and the documents referred to therein control the actual treatment of Claims against and Interests in the Debtor under the Plan and will, upon the occurrence of the Effective Date, be binding upon all holders of Claims against and Interests in the Debtor, the Debtor’s estate, the Reorganized Debtor, all parties receiving property under the Plan, and other parties in interest. In the event of any conflict, inconsistency, or discrepancy between this Disclosure Statement and the Plan, the Plan Supplement, and/or any other operative document, the terms of the Plan, Plan Supplement, and/or such other operative document, as applicable, shall govern and control; provided that, in any event, the terms of the Plan shall govern and control over all other related documents.

A.	Treatment of Unclassified Claims

In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims (including Professional Compensation Claims and Ordinary Course Liabilities), US Trustee Fees and Priority Tax Claims have not been classified and the respective treatment of such unclassified Claims is set forth in Article II of the Plan.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, U.S. Trustee Fees and Priority Tax Claims of the Debtor have not been classified and the holders thereof are not entitled to vote on the Plan.

Administrative Claims

(a) General: Except with regards to the Professional Fee Claims and Ordinary Course Liabilities (the treatment of which are each described below and, respectively, in Sections 2.2 and 2.5 of the Plan, subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim within ten (10) days after the later of (a) the Effective Date, (b) the Allowance Date, or (c) such other date as is mutually agreed upon by the Debtor, the Plan Sponsor and the holder of such Claim.

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(b) Bar Date for Administrative Claims: Except as otherwise provided in Article II of the Plan, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) and Filed and served on respective counsel for the Debtor, the Distribution Trust and Plan Sponsor no later than the Administrative Claim Bar Date or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Effective Date. Holders of Administrative Claims that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtor or any of its property, absent order of the Bankruptcy Court to the contrary.

Professional Compensation Claims

All Professional Compensation Claims must be filed with the Bankruptcy Court and served on the Reorganized Debtor, the Distribution Trust, the U.S. Trustee and the Post-Confirmation Service List, no later than forty-five (45) days after the Effective Date. FAILURE TO FILE AND SERVE FINAL FEE APPLICATIONS TIMELY AND PROPERLY SHALL RESULT IN THE UNDERLYING PROFESSIONAL FEE CLAIMS BEING FOREVER

BARRED AND DISCHARGED. Objections to Professional Compensation Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than sixty (60) days after the Effective Date or such other date as may be established by the Bankruptcy Court. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Case, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. All holders of Professional Compensation Claims shall be paid in full, in Cash from the Distribution Reserve, in such amounts as are Allowed by the Bankruptcy Court. The Reorganized Debtor and the Distribution Trustee are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

Each holder of a Professional Compensation Claim shall provide the Debtor with an estimate of the unpaid amount of such Professional Compensation Claim not later than seven (7) calendar days prior to the anticipated Effective Date; provided, however, that such estimates shall be used solely for administrative purposes and determining the amount of the Distribution Reserve, shall not be binding on the holders of Professional Compensation Claims and shall not in any way limit, cap, or reduce the amount of the Professional Compensation Claims.

Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid by the Reorganized Debtor without application to the Bankruptcy Court. Any professional fees and reimbursements or expenses incurred by the Distribution Trustee subsequent to the Effective Date may be paid by the Distribution Trustee without application to the Bankruptcy Court.

U.S. Trustee Fees

On or before the Effective Date, the Debtor shall pay any claim for U.S. Trustee Fees that is due and owing on the Effective Date. Post-petition U.S. Trustee Fees shall be paid and post-confirmation reports shall be filed as required by 28 U.S.C. § 1930 until the Chapter 11 Case is closed, converted or dismissed, and failure to do either timely is a material default pursuant to section 1112 of the Bankruptcy Code.

Allowed Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim against Debtor shall receive in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date, (ii) payment in full through the fifth anniversary of the Petition Date, plus interest at a rate determined in accordance with section 511 of the Bankruptcy Code, or (iii) such other less favorable treatment to the Holders of an Allowed Priority Tax Claim as to which the Debtor, or the Debtor, the Plan Sponsor, and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing.

Ordinary Course Liabilities

(c) All Ordinary Course Liabilities are deemed to be Allowed Claims.Holders of Administrative Claims on account of Ordinary Course Liabilities are not required to file or serve any request for

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payment of the Ordinary Course Liability. The Debtor shall continue to pay each Ordinary Course Liability accrued prior to the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability. To the extent that a holder of an Administrative Claim, on account of Ordinary Course Liability which accrued prior to the Effective Date, did not submit an invoice for the Ordinary Course Liability to the Debtor prior to the Effective Date, the holder must submit the invoice to the Distribution Trustee in the ordinary course of business, and in no event later than thirty (30) days following the Effective Date, pursuant to the terms and conditions of the particular transaction giving rise to the Ordinary Course Liability. The Distribution Trustee shall remit payment on the Ordinary Course Liability within fifteen (15) days of receipt of the invoice. The Reorganized Debtor shall pay each Ordinary Course Liability which accrues after the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability. In the event that the Reorganized Debtor pays any Ordinary Course Liability accrued prior to the Effective Date, the Distribution Trust shall reimburse the Reorganized Debtor for such payment promptly upon request.

B.	Classification and Treatment of Claims and Equity Interests

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, a Claim or Interest is placed in a particular Class for all purposes, including without limitation, voting, confirmation and receiving Distributions under the Plan only to the extent (i) the Claim or Interest qualifies within the description of that Class; (ii) the Claim or Interest is an Allowed Claim or Allowed Interest (or temporarily allowed Claim or Interest for voting purposes) in that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes; and (iii) the Claim or Interest has not been paid, released, or otherwise compromised before the Effective Date. A Claim or Interest which is not an Allowed Claim or Allowed Interest, including a Disputed Claim, is not in any Class, and, notwithstanding anything to the contrary contained in the Plan, no Distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest.

Class 1: Secured Claims

(a)	Classification: Class 1 consists of all Secured Claims (if any) against the Debtor.

(b)

Treatment: Each holder of an Allowed Secured Claim against the Debtor shall receive on or about the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Secured Claim, at the option of the Plan Sponsor: (i) payment in full in Cash; (ii) the collateral securing its Allowed Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) reinstatement of such Allowed Secured Claim; or (iv) such other treatment rendering such Allowed Secured Claim unimpaired.

(c)

Impairment and Voting: Allowed Secured Claims are unimpaired, and the holders of such Claims are not entitled to vote to accept or reject the Plan on account of such Claims and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

Class 2: Other Priority Claims

(a)	Classification: Class 2 consists of all Other Priority Claims against the Debtor.

(b)

Treatment: Each holder of an Allowed Other Priority Claim against the Debtor shall receive on or about the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Other Priority Claim, (i) Cash equal to the amount of such Allowed Other Priority Claim on the Effective Date, or (ii) such other treatment to the holder of an Allowed Other Priority Claim as to which the Plan Sponsor and the holder of such Allowed Other Priority Claim shall have agreed upon in writing.

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(c)

Impairment and Voting: Allowed Other Priority Claims are unimpaired, and the holders of such Claims are not entitled to vote to accept or reject the Plan on account of such Claims and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

Class 3: General Unsecured Claims

(a)	Classification: Class 3 consists of all General Unsecured Claims against the Debtor.

(b)

Treatment: On or about the Effective Date, each holder of an Allowed General Unsecured Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed General Unsecured Claim, payment of its Claim in full in Cash.

(c)

Impairment and Voting: Allowed General Unsecured Claims are unimpaired, and the holders of such Claims are not entitled to vote to accept or reject the Plan on account of such Claims and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

Class 4: Equity Interests

(a)	Classification: Class 4 consists of all Equity Interests against the Debtor.

(b)

Treatment: On or about the Effective Date, each holder of an Allowed Equity Interest, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed Equity Interest shall receive the Equity Interest Recovery. On the Effective Date, all Allowed Equity Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and the obligation of the Debtor and the Reorganized Debtor thereunder shall be discharged.

(c)

Impairment and Voting: Allowed Equity Interests are unimpaired, and the holders of such Interests are not entitled to vote to accept or reject the Plan on account of such Interests and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

Class 5: Other Interests

(a)	Classification: Class 5 consists of all Other Interests against the Debtor.

(b)

Treatment: No Distributions will be made to holders of Other Interests. On the Effective Date, all Other Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and any and all obligation of the Debtor and the Reorganized Debtor thereunder shall be discharged.

(c)

Impairment and Voting: Allowed Other Interests are impaired, and the holders of such Interests are not entitled to vote to accept or reject the Plan on account of such Interests and will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

C.	Acceptance or Rejection of the Plan

All Classes of Claims and Interests are either (i) unimpaired and deemed to accept; or (ii) impaired and deemed to reject. Accordingly, there are no Classes of Claims or Interests entitled to vote to accept or reject the Plan.

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1.	Unimpaired Classes/Deemed to Accept

Classes 1, 2, 3 and 4 are unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, holders of (i) Claims in Classes 1, 2 and 3 and (ii) Interests in Class 4 are conclusively presumed to have accepted the Plan and are therefore not entitled to vote to accept or reject the Plan.

2.	Impaired Classes/Deemed to Reject

Class 5 is impaired under the Plan and is deemed to reject the Plan. Therefore, holders of Interests in Class 5 are not entitled to vote to accept or reject the Plan.

3.	Elimination of Classes for Voting Purposes

Any Class of Claims or Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, an Allowed Interest, or a Claim or Interest temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

4.	Voting Classes; Deemed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by such Class.

5.	Intercompany Interests

All intercompany interests shall be reinstated, and the corporate structure of the Debtor shall remain in effect under the Plan for the ultimate benefit of ESW as the holder of the New Equity.

6.	Controversy Concerning Classification, Impairment or Voting Rights

In the event a controversy or dispute should arise involving issues related to the classification, impairment or voting rights of any Creditor or Interest Holder under the Plan, whether before or after the Confirmation Date, the Bankruptcy Court may, after notice and a hearing, determine such controversy. Without limiting the foregoing, the Bankruptcy Court may estimate for voting purposes (i) the amount of any contingent or unliquidated Claim the fixing or liquidation of, as the case may be, would unduly delay the administration of the Chapter 11 Case and (ii) any right to payment arising from an equitable remedy for breach of performance.

D.	Means for Implementation of the Plan

1.	Continued Corporate Existence

Except as otherwise provided in the Plan, the Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to its Charter Documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan.

Upon the Effective Date, and without any further action by the shareholders, directors, or officers of the Reorganized Debtor, the Reorganized Debtor’s Charter Documents shall be deemed amended (a) to the extent necessary, to incorporate the provisions of the Plan, and (b) to prohibit the issuance by the Reorganized Debtor of nonvoting securities to the extent required under section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Charter Documents as permitted by applicable law, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval other than any requisite filings required under applicable state, provincial or federal law. The Reorganized Debtor’s Charter Documents shall be filed with the Plan Supplement.

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2.	Management and Board of Directors

The Plan Sponsor may nominate and elect new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s Charter Documents. The identity of such new members shall be disclosed in the Plan Supplement on or prior to the Plan Supplement Deadline. Upon the Effective Date, the current members of the Debtor’s board of directors shall no longer serve in such capacity and shall, automatically and without further action or approval, be discharged of all duties in connection therewith.

3.	Arrangements with the Distribution Trustee

The identity of the individual or entity proposed to serve as the Distribution Trustee under the Distribution Trust shall be disclosed by the Debtor in the Plan Supplement. At the Confirmation Hearing, the Debtor shall seek Bankruptcy Court approval of the Distribution Trustee. The person or entity so approved shall serve as the Distribution Trustee upon effectiveness of the Distribution Trust Agreement on the Effective Date. All compensation for the Distribution Trustee shall be paid from the Available Cash in accordance with the Distribution Trust Agreement.

4.	The Closing

The Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Goulston & Storrs PC, 885 Third Avenue, 18th Floor, New York, New York 10022, or at such other place identified in a notice provided to those parties listed in Section 12.14 of the Plan. The Debtor and Plan Sponsor may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. All documents to be executed and delivered by any party as provided in this Article V and all actions to be taken by any party to implement the Plan as provided herein shall be in form and substance satisfactory to the Debtor and Plan Sponsor. The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective as of the Effective Date:

(a) Execution of Documents and Corporate Action. The Debtor shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Debtor, or its designee, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan; and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor. On the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtor, and all corporate actions required by the Debtor and the Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Debtor, the Reorganized Debtor or the Bankruptcy Court. For purposes of effectuating the Plan, none of the transactions contemplated in the Plan shall constitute a change of control under any agreement, contract, or document of the Debtor.

(b) Release of Liens. Upon request by the Debtor, the Reorganized Debtor or the Plan Sponsor, any Person holding a Lien in any of the Debtor’s Property shall execute any lien release or similar document(s) required to implement the Plan or reasonably requested by the Debtor, the Reorganized Debtor or the Plan Sponsor in a prompt and diligent manner. Notwithstanding the foregoing, the Debtor, the Reorganized Debtor or the Plan Sponsor is authorized to execute any lien release or similar document(s) required to implement the Plan.

(c) Cancellation of Interests. On the Effective Date, all existing Interests of Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan. Except as otherwise provided in the Plan or the Plan Supplement, on the Effective Date: (1) the obligations of the Debtor under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor giving rise to any Claim or Interest shall be cancelled as to the Debtor and the Reorganized Debtor shall not have any continuing obligations thereunder; and (2) the obligations of the Debtor pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents

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governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtor shall be released and discharged.

(d) Issuance of New Equity. On the Effective Date, 1,000 shares of New Equity of the Reorganized Debtor shall be issued to ESW, representing 100% of the equity of the Reorganized Debtor. The New Equity shall be free and clear of all Liens, Claims, interests, and encumbrances of any kind, except as otherwise provided in the Plan. All the shares of the New Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assignable. On the Effective Date, none of the New Equity will be listed on a national securities exchange. The Reorganized Debtor may take all necessary actions, if applicable, after the Effective Date to suspend any requirement to (i) be a reporting company under the Securities Exchange Act, and (ii) file reports with the Securities and Exchange Commission or any other entity or party. On or promptly after the Effective Date, the Debtor or the Reorganized Debtor may file with The Nasdaq Stock Market LLC a Form 25 for the purpose of terminating the listing of the Debtor Common Stock on Nasdaq and with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of the Debtor Common Stock under the Securities Exchange Act and take any other in connection therewith.

(e) Funding of the Cash Consideration. On the Effective Date, the Plan Sponsor shall contribute to the Debtor or Distribution Trust an amount of Cash equal to the Cash Consideration. Funding of the Cash Consideration is not subject to any financing contingency. The Cash Consideration shall be used to fund Distributions under the Plan, subject to Section 5.4(h) of the Plan.

(f) Execution and Ratification of the Distribution Trust Agreement. As a condition to the occurrence of the Effective Date, the Distribution Trust Agreement shall be executed by all parties thereto and become effective on the Effective Date.

(g) Transfer of Distribution Trust Assets. On the Effective Date, all property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust, free and clear of all Liens, Claims, Interests, and encumbrances. Unless otherwise provided for herein, on and after the Effective Date, without further approval of the Bankruptcy Court, the Distribution Trust may sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any of the IP Addresses for the purpose of liquidating or converting such assets to Cash; provided,  however, that nothing herein restricts the right of the Distribution Trust to seek Bankruptcy Court approval for such sale, assignment, transfer, or other disposal of the IP Addresses.

(h) Distributions from Cash-on-Hand and IP Addresses. Prior to making Distributions to pay holders of Allowed Claims and Interests from the Cash-on-Hand or proceeds generated from the sale of the IP Addresses after the Effective Date, such funds shall first be used to pay, to the extent not already paid by the Debtor,

(i) all Administrative Claims, including Professional Compensation Claims and Ordinary Course Liabilities accrued prior to the Effective Date; (ii) all U.S. Trustee Fees payable in accordance with 28 U.S.C. § 1930; (iii) all taxes that accrued during the Case; and (iv) all costs related to administration of the Distribution Trust.

5.	Tax Treatment of the Distribution Trust

The Distribution Trust established under the Plan is established for the purpose of making Distributions to holders of Allowed Claims and Interests from the Distribution Trust Assets transferred to the Distribution Trust (or from the proceeds of such Distribution Trust Assets, as applicable) and performing related and incidental functions referenced in the Distribution Trust Agreement. The Distribution Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The purpose of the Distribution Trust is to provide a mechanism for the liquidation of the Distribution Trust Assets, and to distribute the Consideration and the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Distribution Trust, to the Beneficiaries in accordance with the terms of the Plan. No business activities will be conducted by the Distribution Trust other than those associated with or related to the liquidation of the Distribution Trust Assets. It is intended that the Distribution Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of the Treasury Regulations Section 301.7701- 4(d). All parties and Beneficiaries shall treat the transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including Sections 61(a)(12), 483, 1001, 1012, and 1274 thereof). All the parties and Beneficiaries shall treat the transfers in trust as if all the

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all the Distribution Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Distribution Trust. The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Distribution Trust and the owners of the Distribution Trust. The Distribution Trustee shall file returns for the Distribution Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) or (b). All parties, including the Beneficiaries and the Distribution Trustee, shall value the Distribution Trust Assets consistently, and such valuations shall be used for all federal income tax purposes. Beneficiaries may wish to consult with a tax professional regarding the tax consequences of holding a Beneficial Interest in or receiving a Distribution from the Distribution Trust.

6.	Preservation of Rights of Action

Unless any Rights of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all Rights of Action, and the Reorganized Debtor’s rights to commence, prosecute or settle such Rights of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, and notwithstanding Section 6.1 of the Plan, the Reorganized Debtor shall retain and shall have the exclusive right to enforce any and all of the Debtor’s Rights of Action including, without limitation, those arising from or related to (a) Intellectual Property and (b) claims and causes of action under chapter 5 of the Bankruptcy Code (including, without limitation, claims for accounts receivable and claims for turnover of Cash of the Debtor being held in escrow or on deposit by third parties), and shall be the sole beneficiary of any contested matters, claims objections, proceedings or similar actions in connection therewith.

7.	Vesting of Property in Reorganized Debtor

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except as otherwise expressly provided in the Plan or Confirmation Order, all Estate Property, other than the Distribution Trust Assets, shall vest in the Reorganized Debtor free and clear of all Liens, Claims, Interests, and encumbrances of any kind, except as otherwise provided in the Plan. Moreover, pursuant to Bankruptcy Code section 1141(d), the effect of confirmation of the Plan shall be to discharge the Debtor from any debt that arose before the Effective Date, and any debt of a kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i).

The issuance of New Equity or transfer of assets through the Plan shall not result in ESW or the Reorganized Debtor (a) having any liability or responsibility for any Claim against or Interest in the Debtor, the Debtor’s estate, or Insider of the Debtor, or (b) having any liability or responsibility to the Debtor or the Debtor, each except as expressly set forth in the Plan. Without limiting the effect or scope of the foregoing, and to the fullest extent permitted by applicable laws, the issuance of the New Equity or transfer of assets contemplated in the Plan shall not subject the Reorganized Debtor, its properties or assets or affiliates, successors, or assigns to any liability for Claims against the Debtor’s interests in such assets by reason of such issuance of New Equity or transfer of assets under any applicable laws, including, without limitation, any successor liability.

On the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtor may operate its business and may use, acquire, or dispose of any and all Estate Property, without supervision of or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

8.	Tax Exemption

The Plan and the Confirmation Order provide for (a) the issuance, transfer or exchange of notes, debt instruments and equity securities under or in connection with the Plan; (b) the creation, assignment, recordation or perfection of any lien, pledge, other security interest or other instruments of transfer; (c) the making or assignment of any lease; (d) the creation, execution and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtor or the issuance or ownership of any interest in the Reorganized Debtor; or (e) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Estate’s assets in the Reorganized Debtor or the Distribution Trust pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreement, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property. Pursuant to section 1146 of

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the Bankruptcy Code and the Plan, any such act described or contemplated herein will not be subject to any stamp tax, transfer tax, filing or recording tax, or other similar tax.

9.	No Successor Liability

Pursuant to Bankruptcy Code section 1141 and Article X of the Plan, the property of the Debtor’s estate shall vest in the Reorganized Debtor, free and clear of all claims and interests of creditors and equity holders of the Debtor. Moreover, pursuant to Bankruptcy Code section 1141(d), the effect of confirmation of the Plan shall be to discharge the Debtor from any debt that arose before the Effective Date, and any debt of a kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i).

The issuance of New Equity through the Plan shall not result in ESW or the Reorganized Debtor (a) having any liability or responsibility for any Claim against or Equity Interest in the Debtor, the Debtor’s estate, or Insider of the Debtor, or (b) having any liability or responsibility to the Debtor or the Debtor, each except as expressly set forth in the Plan. Without limiting the effect or scope of the foregoing, and to the fullest extent permitted by applicable laws, the issuance of the New Equity or transfer of assets contemplated in the Plan shall not subject the Reorganized Debtor, its properties or assets or affiliates, successors, or assigns to any liability for Claims against the Debtor’s interests in such assets by reason of such issuance of New Equity or transfer of assets under any applicable laws, including, without limitation, any successor liability.

E.	Treatment of Executory Contracts and Unexpired Leases

1.	Assumption of Executory Contracts

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, including without limitation pursuant to Section 7.2 of the Plan, all Executory Contracts and Unexpired Leases shall be deemed assumed without the need for any further notice to or action, order, or approval of the Bankruptcy Court as of the Effective Date under section 365 of the Bankruptcy Code; provided, further, that, upon the occurrence of the Effective Date, the RSA will terminate in accordance with its terms.

Entry of the Confirmation Order shall constitute a Final Order of the Bankruptcy Court approving the assumption or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as set forth in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, the assumption or assumption and assignment of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or a Final Order of the Bankruptcy Court but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified in the Plan or any Final Order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, purports to restrict or prevent, or is breached or deemed breached by the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

2.	Rejection of Executory Contracts

All Executory Contracts and Unexpired Leases identified on the Schedule of Rejected Contracts and Unexpired Leases, to be attached to the Plan as Exhibit B (or rejected by the Debtor previously), shall be deemed rejected on the Effective Date. Entry of the Confirmation Order shall constitute approval of such rejections under sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the rejection of an Executory Contract, the terms of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect for the term thereof.

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3.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash from the Consideration on or about the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and payment of the applicable cure amount shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any proof of claim filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court.

4.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date, including any Executory Contracts and Unexpired Leases assumed by the Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, unless specifically rejected pursuant to Section 7.2 of the Plan, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. For the avoidance of doubt, the Reorganized Debtor is not assuming, and will not be liable for, any contracts with the Debtor’s professionals or any Professional Compensation Claims in connection therewith.

5.	Procedures Related to Assumption of Executory Contracts and Unexpired Leases

(a)	Establishment of Cure Claim Amounts

The Cure Amounts associated with the assumption of the Executory Contracts and Unexpired Leases pursuant to Section 7.1 of the Plan are specified in the Schedule of Assumed Contracts and Unexpired Leases attached to the Plan as Exhibit A. The Debtor shall serve counterparties to the Executory Contracts and Unexpired Leases with a Cure Notice. The Debtor and the Plan Sponsor reserve the right to amend or supplement the Cure Notice.

Any objection to Cure Notice including (i) a Cure Objection or (ii) an Adequate Assurance Objection to be provided by the Plan Sponsor on behalf of the Reorganized Debtor must be in writing, filed with the Bankruptcy Court, and served upon (a) the Debtor, (b) counsel to the Debtor, (c) counsel to the Plan Sponsor, and (d) the U.S. Trustee, by no later than the Cure Amount Objection Deadline (i.e., May 7, 2020). Any such Cure Objection or Adequate Assurance Objection must set forth the specific default alleged under the applicable Executory Contract and claim a specific monetary amount that differs from the applicable Cure Amount, if any, and/or further information required of the Reorganized Debtor with respect to adequate assurance of future performance.

If no Objection to the Cure Amount with respect to an Executory Contract or Unexpired Lease is received by the Objection Deadline, then the assumption of such Executory Contract or Unexpired Lease shall be authorized pursuant to sections 365 and 1123 of the Bankruptcy Code and the applicable Cure Amount, if any, shall be binding upon the non-Debtor counterparty to such Executory Contract or Unexpired Lease for all purposes and shall constitute a final determination of the Cure Amount required to be paid to such Executory Contract or Unexpired Lease counterparty, and such Executory Contract or Unexpired Lease counterparty shall be deemed to have waived its right to object to, contest, condition, or otherwise restrict the assumption of such Executory Contract or Unexpired Lease (including, without limitation, from asserting any additional cure or other amounts with respect to the Executory Contract or Unexpired Lease arising prior to such assumption). Furthermore, upon the assumption of such Executory Contract or Unexpired Lease, the Reorganized Debtor shall enjoy all of the Debtor’s rights and benefits thereunder without the necessity of obtaining any party’s written consent to the Debtor’s assumption of such rights and benefits.

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(b)	Objection to Disputed Cure Amounts

The Plan Sponsor shall have the right to examine any Objection to Cure Amount filed by any party, and shall have the right to object to and contest the Disputed Cure Amount asserted therein.

If an objection to a Disputed Cure Amount has not been resolved by the Bankruptcy Court or agreement of the parties by the Effective Date, the Executory Contract or Unexpired Lease related to such Disputed Cure Amount shall be deemed assumed by the Reorganized Debtor effective on the Effective Date; provided, however, the Reorganized Debtor may revoke an assumption of any such Executory Contract or Unexpired Lease within ten (10) days after entry of an order by the Bankruptcy Court adjudicating the objection to the Disputed Cure Amount related to the Executory Contract or Unexpired Lease by filing a notice of such revocation with the Bankruptcy Court and serving a copy on the party(ies) whose Executory Contract or Unexpired Lease is rejected. Any Executory Contract or Unexpired Lease identified in a revocation notice shall be deemed rejected retroactively to the Effective Date.

(c)	Payment of Cure Amounts

On or about the Effective Date, the Distribution Trustee shall pay all Cure Amounts related to Executory Contracts and Unexpired Leases listed on the Cure Notice, other than Disputed Cure Amounts from out of Available Cash.

Subject to Section 7.5(b) of the plan, the Distribution Trustee shall pay all Cure Amounts that are subject to an objection on the later of (i) within ten (10) Business Days after the Effective Date or (ii) within ten (10) Business Days after entry of an order by the Bankruptcy Court resolving the objection or approving an agreement between the parties concerning the Cure Amount.

(d)	No Admission of Liability

Neither the inclusion nor exclusion of any Executory Contract or Unexpired Lease by the Debtor and the Plan Sponsor on the Cure Notice, nor anything contained in the Plan, shall constitute an admission by the Debtor or the Plan Sponsor that any such contract or unexpired lease is in fact an Executory Contract or Unexpired Lease or that the Debtor has any liability thereunder.

(e)	Reservation of Rights

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, causes of action, or other rights of the Debtor under any executory or non-executory contract or any unexpired or expired lease, nor shall any provision of the Plan increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor under any such contract or lease.

6.	Rejection Claim

Each Claim resulting from the rejection of an Executory Contract or Unexpired Lease, pursuant to Section 7.2 of the Plan, shall be filed with the Bankruptcy Court no later than the Rejection Claim Bar Date; provided, however, any party whose Executory Contract or Unexpired Lease is rejected pursuant to a revocation notice, pursuant to Section 7.5(b) of the Plan, may file a rejection damage Claim arising out of such rejection within thirty (30) days after the filing of the revocation notice with the Bankruptcy Court. Any Claim resulting from the rejection of an Executory Contract or Unexpired Lease not filed by the applicable deadline shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan. The Distribution Trustee shall have the right to object to any rejection damage Claim.

Notwithstanding the rejection of an Executory Contract or Unexpired Lease, the terms of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect for the term thereof.

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7.	Indemnification Obligations

On and as of the Effective Date, the Indemnification Provisions will be assumed with respect to any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. Notwithstanding anything to the contrary herein, the Reorganized Debtor shall not be required to indemnify the Debtor’s managers, directors, officers, or employees for any claims or Causes of Action for which indemnification is barred under applicable law, the Debtor’s organizational documents, or applicable agreements governing the Debtor’s indemnification obligations.

Except with respect to the Indemnification Provisions, any other obligation or agreement of the Debtor to indemnify, reimburse, or limit the liability of any Person, including any contract or lease counterparty, relating to any acts or omissions occurring before the Effective Date, whether arising pursuant to charter, bylaws, contract or applicable state law, shall be deemed to be, and shall be treated as, a General Unsecured Claim and/or Executory Contract and shall be deemed to be rejected, canceled, and discharged pursuant to the Plan as of the Effective Date and any and all Claims resulting from such obligations are disallowed under section 502(e) of the Bankruptcy Code or other applicable grounds, including section 502(d), or if any court of applicable jurisdiction rules to the contrary, such Claim shall be estimated pursuant to section 502(c) of the Bankruptcy Code in the amount of $0 or such other amount as the Bankruptcy Court shall determine.

8.	Employee Compensation and Benefits

Subject to the provisions of the Plan and the RSA, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; provided that all provisions in any agreement or Compensation and Benefits Program relating to equity-based awards, including any termination-related provisions with respect to equity based awards, will be deemed rejected and terminated on the Effective Date; provided further that any agreement or Compensation and Benefits Program related to Dr. Pehong Chen shall be replaced and superceded by the Transition Services Agreement. The Reorganized Debtor shall honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Final Order of the Bankruptcy Court.

Any assumption or rejection of an agreement or Compensation and Benefits Program pursuant to the terms herein shall not be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption.

9.	Director and Officer’s Insurance Policies

Notwithstanding anything in the Plan to the contrary, the Reorganized Debtor shall be deemed to have assumed all of the Debtor’s D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtor’s foregoing assumption of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed.

10.	Other Insurance Policies

On the Effective Date, each of the Debtor’s insurance policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Article VII of the Plan. Nothing in the Plan shall affect, impair, or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtor under the insurance policies in any manner, and such insurance carriers, the insureds, and Reorganized Debtor shall retain all rights and defenses under such insurance policies. The insurance policies shall apply to and be enforceable by and

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against the insureds and the Reorganized Debtor in the same manner and according to the same terms and practices applicable to the Debtor, as existed prior to the Effective Date.

F.	Provisions Governing Distributions of Property

1.	Distribution Procedures Regarding Allowed Claims

(a) In General. The Distribution Trustee shall make all Distributions on account of Allowed Claims required to be made under the Plan, including Distributions from the Distribution Trust.

(b) Distributions on Allowed Claims Only. Distributions from Available Cash shall be made only to the holders of Allowed Claims. Unless and until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive a Distribution.

(c) Place and Manner of Payments of Distributions Regarding Allowed Claims. Except as otherwise specified in the Plan, Distributions from Available Cash on account of Allowed Claims shall be made by mailing such Distribution to the Creditor at the address listed in any proof of claim filed by the Creditor or at such other address as such Creditor shall have specified for payment purposes in a written notice received by the Distribution Trustee at least twenty (20) days before a Distribution Date. If a Creditor has not filed a proof of claim or sent the Distribution Trustee a written notice of payment address, then the Distribution(s) for such Creditor will be mailed to the address identified in the Schedules of Assets and Liabilities. The Distribution Trustee shall distribute any Cash by wire, check, or such other method as it deems appropriate under the circumstances. Before receiving any Distributions, all Creditors, at the request of the Distribution Trustee, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Distribution Trustee; otherwise, the Distribution Trustee may suspend Distributions to any Creditors who have not provided their Federal Tax Identification Numbers or Social Security Numbers.

(d) Undeliverable Distributions. If a Distribution made from Available Cash on account of an Allowed Claim to any Creditor is returned as undeliverable, the Distribution Trustee shall use reasonable efforts to determine the then current address for such Creditor. If the Distribution Trustee cannot determine, or is not notified of, a then current address for such Creditor within six (6) months after the Effective Date, the Distribution reserved for such Creditor shall be deemed an unclaimed Distribution, and Section 6.5(e) of the Plan shall be applicable thereto.

(e) Unclaimed Distributions. If the current address for a Creditor entitled to a Distribution from Available Cash on account of an Allowed Claim under the Plan has not been determined or such Creditor has otherwise not been located within six (6) months after the Effective Date or a Creditor has not submitted a valid Federal Tax Identification Number or Social Security Number to the Distribution Trustee within three (3) months after the Distribution Trustee made a request therefor, then in each case such Creditor shall forfeit the Distribution on the Claim and any amounts to which the Creditor would have otherwise been entitled shall become Available Cash to pay Allowed Interests the subsequent portion of the Equity Interest Recovery pursuant to Section 6.6(a)(ii) of the Plan.

2.	Distribution Procedures Regarding Allowed Interests

(a) In General. The Distribution Trustee shall make all Distributions on account of Allowed Interests required to be made under the Plan, to effectuate the Equity Interest Recovery, including Distributions from the Distribution Trust.

(b) Distributions on Allowed Interests Only. Distributions from Available Cash shall be made only to the holders of Allowed Interests. Unless and until a Disputed Claim becomes an Allowed Interest, the holder of that Disputed Interest shall not receive a Distribution from Available Cash.

(c) Distribution Procedures Regarding Allowed Equity Interests. As a condition precedent to receiving any distribution on account of its Equity Interests, each holder of record of an Allowed Equity Interest shall be deemed to have surrendered such Equity Interest, and such surrendered Equity Interest shall be deemed to

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be cancelled as of the Effective Date pursuant to Section 6.6 of the Plan, except to the extent otherwise provided herein, and the Distribution Record Date shall not apply to such distributions. The distribution to Holders of Allowed Equity Interests through DTC shall be made in accordance with the customary procedures of DTC.

3.	Additional Distribution Procedures

(a) Withholding. The Distribution Trustee may, but shall not be required to, at any time withhold from a Distribution from Available Cash to any Person (except the Internal Revenue Service) amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Distribution Trustee (in its sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. The Distribution Trustee, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section.

(b)	Dissolution

(i) The Distribution Trustee shall be discharged and Distribution Trust shall be dissolved at such time as all of the Distribution Trust Assets have been liquidated and distributed pursuant to the Plan and the Distribution Trust Agreement; provided, however, that in no event shall the Distribution Trust be dissolved later than three (3) years from the creation of the Distribution Trust unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension is necessary to facilitate or complete the liquidation of the Distribution Trust Assets. Such extensions in aggregate shall not exceed three (3) years without a favorable private letter ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Distribution Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes)

(ii) If at any time the Distribution Trustee determines, in reliance upon such professionals as a Distribution Trustee may retain, that the expense of administering the Distribution Trust so as to make a final distribution to Beneficiaries is likely to exceed the value of the assets remaining in the Distribution Trust, the Distribution Trustee may (i) reserve any amount necessary to dissolve the Distribution Trust,

(ii)	donate any balance to a charitable organization (A) described in section 501(c)(3) of the Internal Revenue Code,

(B) exempt from United States federal income tax under section 501(a) of the Internal Revenue Code, (C) not a “private foundation,” as defined in section 509(a) of the Internal Revenue Code, and (D) that is unrelated to the Debtor, the Distribution Trust, and any insider of the Distribution Trustee, and (iii) dissolve the Distribution Trust.

(c) Procedures Regarding Distributions from the Distribution Trust. Procedures regarding Distributions from the Distribution Trust shall be governed by the Distribution Trust Agreement.

G.	Procedures for Resolution of Disputed Claims

1.	Right to Object to Claims

Notwithstanding anything to the contrary in the Plan, subject to the terms and conditions set forth in the Distribution Trust Agreement, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, except insofar as a Claim is Allowed under the Plan on and after the Effective Date, the Distribution Trustee and the Reorganized Debtor shall have the authority, but not the obligation, to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court. The Distribution Trustee shall succeed to any pending objections to Claims filed by the Debtor prior to the Effective Date, and shall have and retain any and all rights and defenses the Debtor had immediately prior to the Effective Date with respect to any Disputed Claim. The Reorganized Debtor shall provide commercially

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reasonable assistance and cooperation to the Distribution Trustee, at the Distribution Trustee’s cost, in connection with the Distribution Trustee’s prosecution of objections to Claims, including, without limitation, reasonable access to the books and records of the Debtor or the Reorganized Debtor (as the case may be) and other information reasonably requested by the Distribution Trustee to enable the Distribution Trustee to perform its obligations under the Distribution Trust Agreement; provided that the Distribution Trustee will keep all such information confidential and will not disclose any information provided by the Reorganized Debtor without express written consent of the Reorganized Debtor. Further, notwithstanding anything to the contrary, no provision by the Reorganized Debtor of any privileged or confidential information to the Distribution Trustee shall result in the waiver of any privilege, confidentiality or other protections held by the Reorganized Debtor. The Distribution Trustee will cooperate fully with the Reorganized Debtor in preserving privilege and confidentiality of any information provided by the Reorganized Debtor to the Distribution Trustee. Notwithstanding the foregoing, nothing herein shall impose upon or require the Reorganized Debtor to preserve or maintain the Debtor’s books and records for any purpose beyond twelve (12) months following the Effective Date unless the Distribution Trustee notifies the Reorganized Debtor in writing before that time that the Distribution Trustee has no further need to have access to such books and records, in which case the Distribution Trust shall bear the costs of such preservation and/or maintenance.

2.	Deadline for Objecting to Claims

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Creditor before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed Allowed in accordance with section 502 of the Bankruptcy Code. The objection shall notify the Creditor of the deadline for responding to such objection.

3.	Deadline for Responding to Claim Objections

No later than seven (7) days prior to a hearing scheduled with respect to an objection to any Claim, or such other date as is indicated on such objection or the accompanying notice thereof, the Creditor whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Distribution Trustee. Failure to file a written response within the applicable deadline may cause the Bankruptcy Court to enter a default judgment against the non-responding Creditor or otherwise grant the relief requested in the claim objection.

4.	Right to Request Estimation of Claims

Pursuant to section 502(c) of the Bankruptcy Code, each of the Debtor, the Reorganized Debtor, and the Distribution Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

H.	Injunctions, Releases, and Discharge

1.	Discharge and Release

The Plan contains a release of the Debtor which provides:

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all Distributions under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and causes of action, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor and its estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. The

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Confirmation Order shall be a judicial determination of the discharge of all Claims against, and Interests in, the Debtor, subject to the occurrence of the Effective Date.

2.	Discharge Injunction

The Plan contains a discharge injunction which provides:

Except as otherwise expressly provided in the Plan, the discharge and releases set forth in Section 10.1 of the Plan shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (a) any Claim or Interest discharged and released in Section 10.1 of the Plan, or (b) any cause of action, whether known or unknown, based on the same subject matter as any Claim or Interest discharged and released in Section 10.1 of the Plan. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor and the Reorganized Debtor, their successors or assigns, or their assets, properties, or interests in property, any other or further Claims or Interests, or any other right to legal or equitable relief, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

3.	Exculpation and Limitation of Liability

The Plan contains an exculpation in favor of the Debtor and its representatives and professionals with respect to post-petition and pre-Effective Date acts which provides:

The Exculpated Parties will neither have nor incur any liability to any entity for any claims or causes of action arising on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement or confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that the Debtor will be entitled to rely upon the advice of counsel concerning their duties pursuant to, or in connection with, the above referenced documents, actions or inactions.

4.	Releases by the Debtor

The Plan contains the Debtor’s release of the Released Parties which provides:

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Debtor will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to the Released Parties and their respective related parties (and each such Released Party and their respective related parties so released shall be deemed forever released by the Debtor) and their respective properties from any and all claims that the Debtor or any of their respective related parties would have been legally entitled to assert in their own right, on their own behalf, or on behalf of another party, against the Released Parties or their respective related parties; provided, however, that the foregoing provisions of this release shall not operate to waive or release (i) the rights of the Debtor to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final order of the Bankruptcy Court; and/or (ii) any defenses against a third party.

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The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any person, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this release.

5.	Releases by Third Parties

The Plan also contains a release by third parties, including Creditors, in favor of the Reorganized Debtor, the Plan Sponsor, the DIP Lender, the Noteholders and their respective representatives, professionals and affiliates which provides:

On, and as of, the Effective Date and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Released Parties shall be forever released from any and all claims, obligations, actions, suits, rights, debts, accounts, causes of action, remedies, avoidance actions, agreements, promises, damages, judgments, demands, defenses, or claims in respect of equitable subordination, and liabilities throughout the world under any law or court ruling through the Effective Date (including all claims based on or arising out of facts or circumstances that existed as of or prior to the Effective Date, including claims based on negligence or strict liability, and further including any derivative claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, its Estate, or the Reorganized Debtor would have been legally entitled by applicable law to assert in its own right, whether individually or collectively) which the Debtor, its Estate, the Reorganized Debtor, Creditors, Interest Holders or other persons receiving or who are entitled to receive Distributions under the Plan may have against any of them in any way related to the Chapter 11 Case or the Debtor (or its predecessors); provided however that the foregoing release is granted only by Creditors and Interest Holders who are unimpaired and do not indicate an election to opt-out of granting such release by making such election electronically on the Claims Agent’s website at https://dm.epiq11.com/broadvision; provided, however, that the release provided in Section 10.5 of the Plan shall not extend to any claims by any Governmental Unit with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law.

For the avoidance of doubt, nothing in this Article X shall prevent the enforcement of the terms of the

Plan.

With regard to all Released Parties, releases are appropriate for several reasons: (1) the Plan is expected to be overwhelmingly accepted by creditors; (2) each Released Party has made substantial contributions in exchange for the releases provided for its benefit under the Plan; (3) each Released Party shared an identity of interest in the common goal of confirmation of the Plan; and (4) the Debtor believes that the releases provided in the Plan are of little or no value to its estate as the Debtor does not believe that any claims exist against any Released Party at this time. ESW is entitled to releases under the Plan. As the Plan Sponsor, ESW has made substantial contributions to the Plan. Without ESW, the Plan would not be possible and ESW would not serve as Plan Sponsor.

I.	Conditions to Confirmation and Effectiveness

1.	Conditions to Confirmation

The Confirmation Order will not be effective unless (a) the Confirmation Order shall be in form and substance acceptable to the Debtor and Plan Sponsor, in their respective reasonable discretion, and shall provide for ESW to acquire all of the New Equity, free and clear of all Liens, Claims, interests and encumbrances of any kind, except as otherwise provided in the Plan, (b) the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, shall have been Filed in form and substance acceptable to the Debtor and Plan Sponsor in their respective reasonable discretion, and (c) no breach or failure to comply with the terms of the RSA, the Plan or any other material Final Order of the Bankruptcy Court shall have occurred and be continuing.

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2.	Conditions to Effectiveness

The occurrence of the Effective Date is subject to the occurrence of each of the following conditions: (a) the conditions to confirmation above have been either satisfied, or waived, by the Debtor and Plan Sponsor, (b) the Confirmation Order in form and substance reasonably satisfactory to the Debtor and Plan Sponsor shall have been entered by the Bankruptcy Court, confirming the Plan, and the Confirmation Order shall be in full force and effect and not subject to any stay or injunction, (c) the Plan Documents shall have been executed and delivered by all relevant parties, and any conditions (other than the occurrence of the Effective Date or certification by the Debtor that the Effective Date has occurred) contained therein have been satisfied or waived in accordance therewith, (d) the Cash Consideration shall have been received by the Debtor or the Distribution Trust, (e) no breach or failure to comply with the terms of the RSA, the Plan, the Confirmation Order or any other material Final Order of the Bankruptcy Court shall have occurred and be continuing; (f) ESW shall acquire the New Equity, free and clear of all Liens, Claims, interests and encumbrances of any kind, except as otherwise provided in the Plan, and (g) the Debtor has not caused, or as to Insiders, permitted to occur, (i) a Material Adverse Change with respect to the Debtor’s Intellectual Property or (ii) an “ownership change” as such term is used in section 382 of title 26 of the United States Code.

J.	Modification, Revocation or Withdrawal of the Plan

1.	Defects, Omissions, and Amendments of the Plan

The Debtor may, with the consent of the Plan Sponsor and the approval of the Bankruptcy Court and without notice to holders of Claims and Interests, insofar as it does not materially and adversely affect holders of Claims and Interests, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtor may, with the consent of the Plan Sponsor, propose amendments or alterations to the Plan before the Confirmation Hearing as provided in section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims and Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code. The Debtor may, with the consent of the Plan Sponsor, propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims and Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code, the Debtor has complied with section 1125 of the Bankruptcy Code, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under section 1129 of the Bankruptcy Code.

2.	Withdrawal of the Plan

The Debtor reserves the right to withdraw the Plan, in accordance with the RSA or to the extent Plan Sponsor otherwise consents, at any time prior to the Confirmation Date. If the Debtor withdraws the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur by May 22, 2020, unless otherwise extended by mutual agreement of the Debtor and the Plan Sponsor or the Effective Date does not occur by May 29, 2020, unless otherwise extended by mutual agreement of the Debtor and the Plan Sponsor, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute an admission, waiver or release of any claims by or against the Debtor or any other person, or to prejudice in any manner the rights of the Debtor, the Debtor’s Estate, or any person in any further proceedings involving the Debtor.

K.	Retention of Jurisdiction

1.	Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain and have such jurisdiction over the Chapter 11 Case to the maximum extent as is legally permissible, including, without limitation, for the following purposes:

(a) To allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for

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payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

(b) To ensure that Distributions to holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan and the Distribution Trust Agreement;

(c) To determine any and all applications or motions pending before the Bankruptcy Court on the Effective Date of the Plan, including without limitation any motions for the rejection, assumption or assumption and assignment of any Executory Contract;

(d) To consider and approve any modification of the Plan, remedy any defect or omission, or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order;

(e) To determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan or any Plan Documents or any entity’s obligations in connection with the Plan or any Plan Documents, or to defend any of the rights, benefits, Estate Property transferred, created, or otherwise provided or confirmed by the Plan or the Confirmation Order or to recover damages or other relief for violations thereof;

(f) To consider and act on the compromise and settlement of any claim or cause of action by or against the Debtor, the Estate, the Reorganized Debtor or the Distribution Trustee;

(g) To decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters, and any other matters, or grant or deny any applications involving the Debtor, or the Estate that may be pending on the Effective Date or that may be brought by the Debtor, the Reorganized Debtor, or the Distribution Trustee (as applicable), or any other related proceedings by the Reorganized Debtor, and to enter and enforce any default judgment on any of the foregoing;

(h)	To decide or resolve any and all Professional Compensation Claims;

(i) To issue orders in aid of execution and implementation of the Plan or any Plan Documents to the extent authorized by section 1142 of the Bankruptcy Code or provided by the terms of the Plan;

(j) To decide issues concerning the federal or state tax liability of the Debtor which may arise in connection with the confirmation or consummation of the Plan or any Plan Documents;

(k)	To interpret and enforce any orders entered by the Bankruptcy Court in the Chapter 11

Case; and

(l) To enter an order closing this Chapter 11 Case when all matters contemplating the use of such retained jurisdiction have been resolved and satisfied.

2.	Limitations on Jurisdiction

In no event shall the provisions of the Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334, as well as the applicable circumstances that continue jurisdiction for defense and enforcement of the Plan and Plan Documents. For the avoidance of doubt, however, such jurisdiction shall be deemed, by the entry of the Confirmation Order, to:

(m) Permit entry of a final judgment by the Bankruptcy Court in any core proceeding referenced in 28 U.S.C. § 157(b) and to hear and resolve such proceedings in accordance with 28 U.S.C. § 157(c) and any and all related proceedings, including, without limitation, (i) all proceedings concerning disputes with, or Rights of Action or Claims against, any Person that the Debtor, the Estate, the Distribution Trust or the Reorganized Debtor or any of their successors or assigns, may have, and (ii) any and all Rights of Action or other Claims against any

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Person for harm to or with respect to (x) any Estate Property, including any infringement of Intellectual Property or conversion of Estate Property, or (y) any Estate Property liened or transferred by the Debtor to any other Person;

(n) Include jurisdiction over the recovery of any Estate Property (or property transferred by the Debtor with Bankruptcy Court approval) from any Person wrongly asserting ownership, possession or control of the same, whether pursuant to sections 542, 543, 549, 550 of the Bankruptcy Code or otherwise, as well as to punish any violation of the automatic stay under section 362 of the Bankruptcy Code or any other legal rights of the Debtor or the Estate under or related to the Bankruptcy Code; and

(o) Permit the taking of any default judgment against any Person who has submitted himself or herself to the jurisdiction of the Bankruptcy Court.

ARTICLE V.RISK FACTORS

A.	Risks Related to Bankruptcy

1.	Parties May Object to the Plan’s Classification of Claims and Equity Interests

Bankruptcy Code section 1122 provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtor believes that the classification of the Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtor created Classes of Claims and Interests, each encompassing Claims or Equity Interests, as applicable, that are substantially similar to the other Claims or Interests in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.	The Debtor May Not Be Able to Obtain Confirmation of the Plan

With regard to any proposed plan of reorganization, the Bankruptcy Court might not confirm the Plan as proposed if the Bankruptcy Court finds that any of the statutory requirements for confirmation under Bankruptcy Code section 1129 have not been met.

3.	The Conditions Precedent to the Effective Date of the Plan May Not Occur

As more fully set forth in the Plan, the Effective Date is subject to certain conditions precedent. If such conditions precedent are not met or waived, the Effective Date will not occur.

4.	Allowed Claims And Interests May Exceed Estimates

The projected distributions set forth in this Disclosure Statement are based upon, among other things, good faith estimates of the total amounts of Claims and Interests that will ultimately be Allowed. The actual amount of Allowed Claims, including Administrative Claims, and Interests could be materially greater than anticipated, which could impact the distributions to be made to holders of Claims and Interests.

If the Debtor has insufficient Cash from Cash-on-Hand and IP Address proceeds to pay for the costs and expenses of this Chapter 11 Case, including all Administrative Claims, US Trustee Fees and accrued taxes, then the Equity Interest Recovery may be reduced to account for any portion of such costs and expenses paid by the Plan Sponsor.

B.	Risks Related to Financial Information

The financial information contained in this Disclosure Statement has not been audited. In preparing this Disclosure Statement, the Debtor relied on financial data derived from the Debtor’s books and records and schedules and statements that was available at the time of such preparation. Although the Debtor has used reasonable efforts to assure the accuracy of the financial information provided in this Disclosure Statement the Debtor is unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

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ARTICLE VI. CONFIRMATION OF THE PLAN

A.	The Confirmation Hearing

Bankruptcy Code section 1128(a) requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan. Bankruptcy Code section 1128(b) provides that any party in interest may object to Confirmation of the Plan.

The Bankruptcy Court has scheduled the Confirmation Hearing to commence on May 14, 2020 at 2:00 p.m. (Prevailing Eastern Time), before the Honorable Christopher S. Sontchi United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824  North  Market  Street,  6th  Floor,  Wilmington,  Delaware 19801. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

Objections to Confirmation of the Plan must be filed and served by no later May 7, 2020 at 4:00 p.m. (Prevailing Eastern Time). Unless objections to Confirmation of the Plan are timely served and filed in compliance with the Disclosure Statement Order, they may not be considered by the Bankruptcy Court.

B.	Requirements for Confirmation of the Plan

Among the requirements for the Confirmation of the Plan is that the Plan (i) is accepted by all Impaired Classes of Claims or Interests, or, if rejected by an Impaired Class of Claims or Interests, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Impaired Class of Claims or Interests; (ii) is feasible; and

(iii)	is in the “best interests” of Holders of Claims or Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of Bankruptcy Code section 1129. The Debtor believes that: (i) the Plan satisfies or will satisfy all of the necessary statutory requirements of chapter 11 of the Bankruptcy Code; (ii) the Debtor has complied or will have complied with all of the necessary requirements of chapter 11 of the Bankruptcy Code; and (iii) the Plan has been proposed in good faith. Specifically, in addition to other applicable requirements, the Debtor believes that the Plan satisfies or will satisfy the following applicable Confirmation requirements of Bankruptcy Code section 1129:

§	The Plan complies with the applicable provisions of the Bankruptcy Code.

§	The Debtor, as a plan proponent, has complied with the applicable provisions of the Bankruptcy Code.

§	The Plan has been proposed in good faith and not by any means forbidden by law.

§

Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been disclosed to the Bankruptcy Court, and any such payment: (1) made before the Confirmation of the Plan is reasonable; or (2) is subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after Confirmation of the Plan.

§

Either each holder of a Claim in an Impaired Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated on the Effective Date of the Plan under chapter 7 of the Bankruptcy Code.

§	Each Class of Claims that is entitled to vote on the Plan will have accepted the Plan.

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§

Except to the extent a different treatment is agreed to, the Plan provides that all Administrative Claims and Allowed Priority Tax Claims will be paid in full on the Effective Date, or as soon thereafter as is reasonably practicable.

§	At least one Class of Impaired Claims will have accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in that Class.

§	Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor or any successors thereto.

§	All accrued and unpaid fees of the type described in 28 U.S.C. § 1930, including the fees of the

U.S. Trustee, will be paid as of the Effective Date.

C.	Best Interests of Creditors / Liquidation Analysis

Often called the “best interests of creditors” test, Bankruptcy Code section 1129(a)(7) requires that a Bankruptcy Court find, as a condition to confirmation of a chapter 11 plan, that the plan provides, with respect to each impaired class, that each holder of a claim or an interest in such class either (i) has accepted the plan or (ii) will receive or retain under the plan property of a value that is not less than the amount that such holder would receive or retain if the debtor liquidated under Chapter 7 on the Effective Date. To make these findings, the Bankruptcy Court must: (a) estimate the cash liquidation proceeds that a chapter 7 trustee would generate if the Chapter 11 Case was converted to a chapter 7 case on the Effective Date and the assets of the Debtor’s Estate were liquidated; (b) determine the liquidation distribution that each nonaccepting holder of a Claim or an Equity Interest would receive from such liquidation proceeds under the priority scheme dictated in chapter 7; and (c) compare the holder’s liquidation distribution to the distribution under the Plan that the holder would receive if the Plan were confirmed and consummated.

As further support, the Debtor has attached hereto as Exhibit 4 a liquidation analysis prepared by its treasury group. Based on the foregoing and the liquidation analysis, the Debtor believes that holders of Claims here, whom are contemplated as receiving full payment on their Allowed Claims, will receive the same value as of the Effective Date under the Plan as such holders would receive in a chapter 7 liquidation (i.e., full payment), however, under the Plan, the Debtor believes that the Equity Interest Recovery of $4.375 per common share, plus, one or more Subsequent Distributions, calculated on a per share basis, will yield a recovery to holders of Allowed Equity Interests of Cash that is greater than the projected recovery under chapter 7.

D.	Feasibility

Bankruptcy Code section 1129(a)(11) requires that confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtor, or any successor to the Debtor (unless such liquidation or reorganization is proposed in the plan). To determine whether the Plan meets this feasibility requirement, the Debtor and Plan Sponsor have analyzed the ability of the Reorganized Debtor to meet its obligations under the Plan. Further, as discussed in Article V of this Disclosure Statement, the Debtor and Plan Sponsor believe that the Reorganized Debtor will be viable following the Effective Date, and that the Plan therefore meets the feasibility requirements of the Bankruptcy Code. The Debtor shall present further information and evidence regarding feasibility as may be necessary in connection with Confirmation of the Plan. In any event, the Plan contemplates the funding of all Consideration by the Plan Sponsor on the Effective Date, and therefore creditor recoveries are not impacted by the Reorganized Debtor’s post-Effective Date feasibility.

E.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of claims or interests that is impaired under a plan accept the plan. A class that is not “impaired”

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under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.

A class is “impaired” unless a plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or the interest entitles the holder of such claim or interest; or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable or contractual rights to which such claim or interest entitles the holder of such claim or interest.

Bankruptcy Code section 1126(c) defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that actually voted to accept or reject the plan. Thus, a Class of Impaired Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number actually voting cast their Ballots in favor of acceptance.  Here, all Allowed Claims will be paid in full under the Plan, and accordingly, there is no Class of Impaired Claims under the Plan.

Bankruptcy Code section 1126(d) defines acceptance of a plan by a class of interests as acceptance by holders of such interests, other than any entity designated under subsection Bankruptcy Code section 1126(e), that hold at least two-thirds in amount of the allowed interests of such class held by holders of such interests, other than any entity designated under Bankruptcy Code section 1126(e), that have accepted or rejected such plan.

F.	Confirmation Without Acceptance by All Impaired Classes

Bankruptcy Code Section 1129(b) allows a Bankruptcy Court to confirm a plan even if all impaired classes have not accepted it, provided that if there is an impaired class of claims, the plan has been accepted by at least one impaired class of claims, determined without including the acceptance of the plan by any insider. Notwithstanding an impaired class’s rejection or deemed rejection of the plan, such plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminate unfairly” (as discussed below) and is “fair and equitable” (as discussed below) with respect to each class of claims or interests that is impaired under, and has not accepted, the plan.

To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, to the extent applicable, the Debtor shall request Confirmation of the Plan under Bankruptcy Code section 1129(b). The Debtor reserves the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any schedule or exhibit, including to amend or modify it to satisfy the requirements of Bankruptcy Code section 1129(b), if necessary, subject to the written approval of the Plan Sponsor.

1.	No Unfair Discrimination

The “unfair discrimination” test applies to classes of claims or interests that reject or are deemed to have rejected a plan and that are of equal priority with another class of claims or interests that is receiving different treatment under such plan. The test does not require that the treatment of such classes of claims or interests be the same or equivalent, but that such treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly, and, accordingly, a plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class. The Debtor submits that if the Debtor “crams down” the Plan pursuant to Bankruptcy Code section 1129(b), the Plan is structured such that it does not “discriminate unfairly” against any rejecting Class.

2.	Fair and Equitable Test

The “fair and equitable” test applies to classes that reject or are deemed to have rejected a plan and are of different priority and status vis-à-vis another class (e.g., secured versus unsecured claims, or unsecured claims versus equity interests), and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class, including interest. As to the rejecting class, the test sets different standards

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depending upon the type of claims or interests in such rejecting class. The Debtor submits that if the Debtor “crams down” the Plan pursuant to Bankruptcy Code section 1129(b), the Plan is structured such that the applicable “fair and equitable” standards are met.

ARTICLE VII.

   TAX CONSEQUENCES OF THE PLAN

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

ARTICLE VIII.CERTAIN SECURITIES LAW MATTERS

A.	In General

As provided in Section 12.4 of the Plan, the Debtor believes that the offering and issuance of any rights by any party, including without limitation ESW or the Estate, under, pursuant to or in effecting the Plan, including, without limitation, the New Equity in the Reorganized Debtor, shall be exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Securities Act”), if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for Distributions of securities under a plan of reorganization in accordance with all applicable law, including without limitation section 1145 of the Bankruptcy Code. If the issuance of the New Equity does not qualify for an exemption under section 1145 of the Bankruptcy Code, the New Equity shall be issued in a manner which qualifies for any other available exemption from registration, whether as a private placement, pursuant to Section 4(2) of the Securities Act and/or safe harbor provisions promulgated thereunder , including Rule 506 under the Securities Act.

B.	Distribution Trust Related Matters

1.	Initial Issuance of Beneficial Interests

Unless an exemption is available, the offer and sale of a security generally is subject to registration with the United States Securities and Exchange Commission (the “SEC”) under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”). In the opinion of the Debtor, and based on “no action” letters by the SEC, the Beneficial Interests will not be considered “securities” within the definition of Section 2(11) of the Securities Act and corresponding definitions under state securities laws and regulations (“Blue Sky Laws”) because the Beneficial Interests will be uncertificated and non-transferable other than by operation of law. Accordingly, the Beneficial Interests should be issuable in accordance with the Plan without registration under the Securities Act or any Blue Sky Law.

Alternatively, in the event that the Beneficial Interests are deemed to constitute securities, Bankruptcy Code section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and Blue Sky Laws if three principal requirements are satisfied:

A. the securities are offered and sold under a plan of reorganization and are securities of the debtor, of an affiliate of the debtor participating in a joint plan with the debtor, or of a successor to the debtor under the plan;

B. the recipients of the securities hold a pre-petition or administrative claim against the debtor or an interest in the debtor; and

C. the securities are issued entirely in exchange for recipient’s claim against or interest in the debtor, or principally in such exchange and partly for cash or property.

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If and to the extent that the Beneficial Interests may constitute securities, the Debtor believes that these beneficial interests issued in respect of certain Allowed Claims will qualify as securities “of the debtor … or of a successor to the debtor” pursuant to Bankruptcy Code section 1145(a)(1). In addition, the Beneficial Interests will be issued entirely in exchange for such Claims and Equity Interests. Thus, the Debtor believes that the issuance of the Beneficial  Interests  pursuant  to  the  Plan  will  satisfy  the  applicable  requirements  of  Bankruptcy   Code section 1145(a)(1), and that such issuance should be exempt from registration under the Securities Act and any applicable Blue Sky Law.

The Debtor believes that their reliance upon the foregoing exemptions in respect of the issuance of the Beneficial Interests is consistent with positions taken by the SEC with respect to similar transactions and arrangements by other chapter 11 trustees. However, the Debtor has not sought any “no-action” letter by the SEC with respect to any such matters, and therefore no assurance can be given regarding the availability of any exemptions from registration with respect to any securities, if any, issued pursuant to the Plan.

2.	Resales

The Beneficial Interests will be subject to transfer restrictions under the terms of the Distribution Trust Agreement. As provided in said agreement, generally, the Beneficial Interests cannot be assigned or transferred other than by operation of law, and will not be represented by certificates.

3.	Exchange Act Compliance

Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applies only to a company that has both (i) total assets in excess of $10.0 million and (ii) a class of equity securities held of record by more than 2,000 persons or 500 persons who are not accredited investors (within 120 days after the last day of the company’s fiscal year). The Debtor believes it unlikely condition (i) will be deemed satisfied in respect to the Distribution Trust and Beneficial Interests, and in any event, the Distribution Trust should not be required to register under Section 12(g) of the Exchange Act. The Debtor understands that the staff of the SEC has issued no-action letters with respect to the non-necessity of Exchange Act registration of a bankruptcy plan trust when the following are true:

A. the beneficial interests in the trust are not represented by certificates or, if they are, the certificates bear a legend stating that the certificates are transferable only upon death or by operation of law;

B. the trust exists only to effect a liquidation and will terminate within a reasonable period of time; and

C.	the trust will issue annual unaudited financial information to all beneficiaries.

Based on the foregoing, the Debtor believes that the Distribution Trust will not be subject to registration under the Exchange Act. However, the views of the SEC on the matter have not been sought by the Debtor and, therefore, no assurance can be given regarding this matter.

4.	Compliance if Required

Notwithstanding the preceding discussion, if the Distribution Trustee, in relation to the Distribution Trust, determines, with the advice of counsel, that the Distribution Trust is required to comply with the registration and reporting requirements of the Exchange Act, then prior to the registration of the Distribution Trust under the Exchange Act, the Distribution Trustee (subject to the terms of the Distribution Trust Agreement) will seek to amend the Distribution Trust Agreement, to make such changes as are deemed necessary or appropriate to ensure that the Distribution Trust is not subject to registration or reporting requirements of the Exchange Act. The Distribution Trust Agreement, as so amended, will be effective after notice and opportunity for a hearing, and the entry of an order of the Bankruptcy Court.

If the Distribution Trust Agreement, as amended, is not approved by the Bankruptcy Court or the Bankruptcy Court otherwise determines in a Final Order that registration under the Exchange Act (or any other

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federal laws) is required, then the Distribution Trustee will take such actions as may be required to satisfy the registration and reporting requirements of the Exchange Act (or any other related or similar federal laws).

ARTICLE IX.POSITION OF THE DEBTOR.

In the opinion of the Debtor, the Plan is preferable to the alternatives described in this Disclosure Statement because it provides for a larger distribution to Holders of Allowed Claims and Interests than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to Holders of Allowed Claims and Interests than proposed under the Plan.

Respectfully submitted,

BROADVISION, INC.

By:     /s/  Pehong Chen

By:Pehong Chen

Title:President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

Prepared By:

R. Craig Martin (DE 5032) DLA PIPER LLP (US)

1201 North Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700 and

Joshua D. Morse

DLA PIPER LLP (US)

555 Mission Street, Suite 2400 San Francisco, California Telephone: (415) 836-2500

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Exhibit 1

(Amended Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for BroadVision, Inc.)

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IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re:

BROADVISION, INC.,

Debtor1

Chapter 11

Case No. 20-10701 (CSS)

AMENDED PREPACKAGED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE FOR BROADVISION, INC.

Joshua D. Morse

DLA PIPER LLP (US)

555 Mission Street, Suite 2400 San Francisco, California Telephone: (415) 836-2500

R. Craig Martin (DE 5032) DLA PIPER LLP (US)

1201 North Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Proposed Counsel to the Debtor and Debtor in Possession

Dated: April 3, 2020

1The last four digits of the Debtor’s tax identification number are 4303. The Debtor’s mailing address is 460 Seaport Ct., Suite 102, Redwood City, California 94063.

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TABLE OF CONTENTS

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION

Page

OF TERMS.......................................................................................................................................1

ARTICLE II ADMINISTRATIVE CLAIMS, U.S. TRUSTEE FEES AND PRIORITY

TAX CLAIMS.................................................................................................................................15

2.1	Administrative Claims...........................................................................................................................15
2.2	Professional Compensation Claims...........................................................................................................16
2.3	U.S. Trustee Fees...............................................................................................................................16
2.4	Allowed Priority Tax Claims...................................................................................................................17
2.5	Ordinary Course Liabilities.....................................................................................................................17

ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND

INTERESTS.....................................................................................................................................17

3.1	Summary.........................................................................................................................................17
3.2	Identification of Classes.......................................................................................................................18

ARTICLE IV IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND

INTEREST; ACCEPTANCE OR REJECTION OF THE PLAN.....................................................................20

4.1	Impaired Classes/Entitled to Vote.............................................................................................................20
4.2	Unimpaired Classes/Deemed to Accept.....................................................................................................20
4.3	Impaired Classes/Deemed to Reject.........................................................................................................20
4.4	Elimination of Classes for Voting Purposes.................................................................................................20
4.5	Voting Classes; Deemed Acceptance by Non-Voting Classes...........................................................................20
4.6	Intercompany Interests.........................................................................................................................20
4.7	Controversy Concerning Classification, Impairment or Voting Rights...................................................................20

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN.................................................................21

5.1	Continued Corporate Existence...............................................................................................................21
5.2	Management and Board of Directors and Discharge of Debtor.........................................................................21
5.3	Arrangements with the Distribution Trustee.................................................................................................21
5.4	The Closing.....................................................................................................................................21
5.5	Tax Treatment of the Distribution Trust.......................................................................................................23
5.6	Preservation of Rights of Action...............................................................................................................24

ARTICLE VI PROVISIONS GOVERNING RESOLUTION OF CLAIMS AND

INTERESTS AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN.....................................................24

6.1	Right to Object to Claims.....................................................................................................................24
6.2	Deadline for Objecting to Claims.............................................................................................................25
6.3	Deadline for Responding to Claim Objections.............................................................................................25
6.4	Right to Request Estimation of Claims.......................................................................................................26
6.5	Distribution Procedures Regarding Allowed Claims.......................................................................................26
6.6	Distribution Procedures Regarding Allowed Interests.....................................................................................27

ARTICLE VII EXECUTORY CONTRACTS AND UNEXPIRED LEASES...................................................................28

7.1	28
7.2	29
7.3	Cure of Defaults for Assumed Executory Contracts and Unexpired

29

7.4	Contracts and Leases Entered Into After the Petition Date...........................................................................29
7.5	Procedures Related to Assumption of Executory Contracts and

Unexpired Leases.............................................................................................................................29

7.6	31
7.7	31
7.8	32
7.9	32
7.10	33

ARTICLE VIII EFFECT OF REJECTION BY ONE OR MORE CLASSES...................................................................33

8.1	33
8.2	33
8.3	33

34

9.1	34
9.2	34

ARTICLE X INJUNCTIONS, RELEASES, AND DISCHARGE...............................................................................34

10.1	34
10.2	35
10.3	35
10.4	35
10.5	36

37

11.1	37
11.2	38

39

12.1	39
12.2	39
12.3	39
12.4	39
12.5	40
12.6	40
12.7	40
12.8	40
12.9	41
12.10	41
12.11	41
12.12	41
12.13	41

ii

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12.14	41
12.15	43
12.16	43
12.17	44

44

13.1	44
13.2	44

ii

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EXHIBITS TO THE PLAN

Schedule of Assumed Contracts and Unexpired Leases...............................................Exhibit A

Schedule of Rejected Contracts and Unexpired Leases...............................................Exhibit B

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PREPACKAGED PLAN OF REORGANIZATION UNDER

 CHAPTER 11 OF THE BANKRUPTCY CODE FOR BROADVISION, INC.

I NTRODUCTION

BroadVision, Inc., the debtor and debtor-in-possession in the above-referenced case (the “Debtor”) proposes this Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for BroadVision, Inc., for the resolution of outstanding Claims against and Interests in, the Debtor pursuant to the Bankruptcy Code. Generally, the Plan provides for (1) the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging all Interests; (2) the funding of the Cash Consideration by the Plan Sponsor, (3) the distribution of Available Cash to holders of Allowed Claims and Interests in accordance with the priority scheme established by the Bankruptcy Code or as otherwise agreed; and (4) the issuance of 100% of the New Equity in the Reorganized Debtor to ESW. The Debtor seeks to consummate the Plan on the Effective Date. Reference is made to the Disclosure Statement filed contemporaneously with the Plan for a discussion of the Debtor’s history, business, property and results of operations, and for a summary and description of the Plan and certain related matters. The Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Debtor reserves the right to alter, amend, modify, revoke or withdraw this Plan in accordance with the RSA prior to its substantial consummation.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.

FOR AVOIDANCE OF DOUBT, THE PLAN APPLIES AND PRESERVES THE MAXIMUM GLOBAL JURISDICTION POSSIBLE UNDER APPLICABLE U.S. LAW, INCLUDING, WITHOUT LIMITATION, OVER THE ASSETS OF THE DEBTOR WHEREVER LOCATED.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

A.	Definitions

All capitalized terms not defined elsewhere in the Plan shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural):

1.1 “Additional Consideration” means all Estate Property which the Plan Sponsor expressly agrees shall not be acquired by the Reorganized Debtor under the Plan on the Effective Date (i.e., the Debtor’s Cash-on-Hand and all IP Addresses that have not yet been liquidated as of the Effective Date); provided that, to the extent the IP Addresses or any portion of them are liquidated prior to the Effective Date, the proceeds from such liquidation shall become Cash-on- Hand.

1.2 “Adequate Assurance Objection” means an objection to adequate assurance of future performance of an Executory Contract or Unexpired Lease.

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1.3 “Administrative Claim” means any cost or expense of administration of the Chapter 11  Case  incurred  on  or  before  the  Effective  Date  entitled  to  priority  under section 507(a)(1) and allowed under section 503(b) of the Bankruptcy Code, including without limitation, any actual and necessary expenses of preserving the Debtor’s Estate, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Case, Professional Compensation Claims, certain taxes, fines and penalties, any actual and necessary post-petition expenses of operating the business of the Debtor, certain post-petition indebtedness or obligations incurred by or assessed against the Debtor in connection with the conduct of its business, or for the acquisition or lease of property, or for providing of services to the Debtor, including all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the Bankruptcy Code, and any fees or charges assessed against the Debtor’s Estate under Chapter 123, Title 28 of the United States Code. Professional Compensation Claims shall only be Allowed for duly employed Professionals in the Chapter 11 Case in accordance with applicable law.

1.4 “Administrative Claim Bar Date” means the first Business Day that is thirty (30) days after the Confirmation Hearing.

1.5	“Administrative Tax Claim” means an Administrative Claim of a Governmental

Unit.

1.6	“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.7	“Allowance Date” means the date that a Claim or Interest becomes an Allowed

Claim or Allowed Interest.

1.8	“Allowed” means, (1) with respect to any Claim, a Claim allowable under 11

U.S.C. § 502 (a) for which a proof of claim was filed on or before, as applicable, the General Bar Date, the Governmental Unit Bar Date, the Administrative Claim Bar Date or the Rejection Claim Bar Date, and as to which no objection or other challenge to the allowance thereof has been timely Filed, or if an objection or challenge has been timely Filed, such Claim is allowed by a Final Order; or (b) for which a proof of claim is not filed and that has been listed in the Schedules of Assets and Liabilities and is not listed as disputed, contingent, or unliquidated; or (c) that is deemed allowed by the terms of the Plan; or (2) with respect to any Interest, an Interest allowable under 11 U.S.C.

§ 502 (a) for which a proof of interest was filed on or before, as applicable, the General Bar Date, or such Interest is reflected as outstanding in the stock transfer ledger or similar register or record of the Debtor on the Petition Date. For purposes of determining the amount of an Allowed Claim (other than a Claim specifically Allowed under the Plan), there shall be deducted therefrom an amount equal to the amount of any Claim that the Debtor may hold against the Creditor under 11

U.S.C. § 553. Notwithstanding anything to the contrary in the Plan, the Debtor may, in its discretion, treat a Claim or Interest as an Allowed Claim or Interest, respectively, to the extent it is allowed by an order that is not a Final Order.

1.9 “Available Cash” means all of the Cash held by the Distribution Trust from time to time, including any proceeds from the liquidation of the IP Addresses pursuant to Section 5.4(g) and including Cash deposited or held in the Distribution Reserve on account of disputed

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undetermined Claims or Interests, to the extent that those Claims or Interests are disallowed in whole or in part after the Effective Date, less the Distribution Reserve.

1.10 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, Title 11, United States Code, as applicable to this Chapter 11 Case.

1.11 “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, together with the District Court as to matters as to which the reference is withdrawn under 11 U.S.C. § 157(d).

1.12	“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

1.13 “Beneficial Interest” means an interest that entitles the holder thereof to a Distribution in accordance with the Distribution Trust Agreement.

1.14 “Beneficiary” means the holder of a Beneficial Interest, whether individually or as agent on behalf of other entities.

1.15 “Business Day” means any day other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

1.16 “Case-Related Claims and Expenses” means (i) all Administrative Claims, including Professional Compensation Claims and Ordinary Course Liabilities accrued prior to the Effective Date; (ii) all U.S. Trustee Fees payable in accordance with 28 U.S.C. § 1930; (iii) all taxes that accrued during the Case; and (iv) all costs related to administration of the Distribution Trust.

1.17 “Cash” means Cash, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issues by banks, and commercial paper of any Person, including interest accrued or earned thereon.

1.18 “Cash Consideration” means Cash (inclusive of the Deposit) sufficient to fund all Distributions contemplated under the Plan on the Effective Date, including, but not limited to Distributions on account of all Allowed Administrative Claims, U.S. Trustee Fees, Cure Amounts, Secured Claims, if any, Priority Tax Claims, Other Priority Claims, General Unsecured Claims, and Equity Interests; provided that in calculating the amount of Cash Consideration to be funded by the Plan Sponsor on the Effective Date, Cash-on-Hand and all available proceeds generated from the sale of the IP Addresses shall first be allocated to pay all Case-Related Claims and Expenses, and upon additional proceeds becoming available from the sale of the IP Addresses after the Effective Date, prior to using such IP Address proceeds to make a Subsequent Distribution, the Distribution Trust shall use such IP Address proceeds to reimburse the Plan Sponsor for any Cash funded by the Plan Sponsor to pay for such Case-Related Claims and Expenses.

1.19 “Cash-on-Hand” means all Cash as reflected on the Debtor’s balance sheet rolled up from the Debtor and its subsidiaries on a worldwide basis as of the Effective Date, including, without limitation, the proceeds of any liquidation of all or any portion of the IP Addresses prior to the Effective Date; p rovided that rather than roll-up Cash from worldwide subsidiaries, the

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Sponsor in its sole discretion may elect to increase the Cash Consideration by such amount. For the avoidance of doubt, Cash-on-Hand shall not include accounts receivable.

1.20 “Chapter 11 Case” means In re BroadVision, Inc., Case No. 20-10701 in the United States Bankruptcy Court for the District of Delaware Debtor under Chapter 11 of the Bankruptcy Code.

1.21 “Charter Documents” means the articles of incorporation and the bylaws of the Debtor or Reorganized Debtor, as applicable, and any amendments to the foregoing.

1.22	“Claim” has the meaning assigned to such term by section 101(5) of the Bankruptcy

Code.

1.23	“Claim Objection Deadline” means the first Business Day that is 180 days after the

Effective Date, as may be extended by order of the Bankruptcy Court.

1.24	“Class” means one of the classes of Claims or Interests defined in Article III of the

Plan.

1.25	“Clerk” means the Clerk of the Bankruptcy Court.

1.26	“Closing” means the closing of the transactions contemplated under Article V of the Plan.

1.27 “Compensation and Benefits Programs” means all employment agreements and severance policies, and all employment, compensation and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, and programs of the Debtor applicable to any of its employees and retirees; provided that all provisions in any agreement or Compensation and Benefits Program relating to equity-based awards, including any termination-related provisions with respect to equity based awards, will be deemed rejected and terminated on the Effective Date.

1.28 “Confirmation Date” means the date upon which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

1.29 “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.30 “Confirmation Order” means the Order of the Bankruptcy Court approving and confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

1.31 “Consenting Shareholders” means Dr. Pehong Chen and Honu Holdings, LLC in their capacity as Parties to the RSA.

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1.32 “Consideration” means the Cash Consideration, plus all Additional Consideration. For the avoidance of doubt, the Consideration shall not include any accounts receivable on the Debtor’s balance sheet as of the Effective Date.

1.33 “Creditor” means any person that holds a Claim against the Debtor that arose on or before the Effective Date, or a Claim against the Debtor of any kind specified in sections 502(f), 502(g), 502(h) or 502(i) of the Bankruptcy Code.

1.34 “Cure Amount” means the amount of Cash required to cure defaults necessary to assume an Executory Contract under 11 U.S.C. § 365(b) as determined by the Bankruptcy Court or pursuant to any agreement among the Reorganized Debtor and the other party(ies) to the Executory Contract and as listed in the Schedule of Assumed Contracts and Unexpired Leases.

1.35 “Cure Amount Objection Deadline” means May 7, 2020, at 4:00 p.m. prevailing Eastern time.

1.36	“Cure Notice” means a Notice of (I) Possible Assumption of Contracts and Leases,

(II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto.

1.37	“Cure Objection” means an objection to the applicable Cure Amount.

1.38 “D&O Liability Insurance Policies” means all insurance policies of the Debtor for directors’, managers’, and officers liability existing as of the Petition Date, as the same may be modified thereafter to include tail coverage for a period not to exceed six (6) years following the Effective Date.

1.39 “Debtor” means BroadVision, Inc. a Delaware corporation and the debtor in the Chapter 11 Case.

1.40 “Debtor Common Stock” means the common stock, par value $0.0001 per share, of the Debtor.

1.41 “Deposit” means the non-refundable $1.5 million deposit provided by ESW to the Debtor pursuant to the RSA.

1.42 “Disclosure Statement” means the Disclosure Statement for the Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Plan for BroadVision, Inc.,  dated  March 30, 2020, filed by the Debtor with the Bankruptcy Court, as may be amended or supplemented.

1.43 “Disputed Claim” means a Claim as to which a proof of claim or interest has been Filed or deemed Filed under applicable law, as to which an objection has been and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of the Plan, a Claim shall be considered a Disputed Claim to the extent that: (i) the Claim has been scheduled in the Schedules of Assets and Liabilities as contingent, disputed or unliquidated or in the amount of

$0.

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1.44 “Disputed Cure Amount” means, with respect to an Executory Contract for which a Cure Objection is filed, the amount that the counterparty to such Executory Contract asserts is necessary to assume such Executory Contract under 11 U.S.C. § 365(b).

1.45 “Distribution” means, except as otherwise provided in the Plan, the property required by the Plan to be distributed to the holders of Allowed Claims and Interests.

1.46 “Distribution Date” means any date that a Distribution is made under the Plan or the Distribution Trust Agreement.

1.47 “Distribution Record Date” means, other than with respect to Allowed Equity Interests, the date for determining which Holders of Allowed Claims and Interests are eligible to receive Distributions pursuant to the Plan, which shall be the date that the Confirmation Order is entered by the Bankruptcy Court, or such other date specified in the Confirmation Order. For the avoidance of doubt, Distributions to the holders of Allowed Equity Interests shall be made in accordance with Section 6.6 of Plan, on or as soon as practicable after the Effective Date, and the Distribution Record Date shall not apply to such Distributions.

1.48 “Distribution Reserve” means a reserve established to hold, in one or more segregated accounts to be established by the Debtor, Cash equal to the aggregate of (a) Cash that would have been distributed on the Distribution Date on account of Disputed or undetermined (i) Administrative Claims, provided that with respect to Professional Compensation Claims and other Administrative Claims for which applications for compensation of professionals or other persons retained or to be compensated pursuant to sections 327, 328, 330, 331 and 503(b) of the Bankruptcy Code are or will be pending but are then undetermined, the amount of Cash deposited shall be the amount sought by such persons, in each case less any monies already received by such Professional or person, (ii) Priority Tax Claims, (iii) Priority Unsecured Non-Tax Claims, (iv) Secured Claims, if any, (v) General Unsecured Claims and (vi) Equity Interests; plus (b) accrued interest on all Cash in the Distribution Reserve; plus (c) Cash in the amount of all taxes previously incurred by the Debtor (and not paid or otherwise provided for under the Plan); plus (d) Cash in the amount of all estimated costs and expenses of effectuating the actions and duties of the Distribution Trustee, including under Articles V and XII of the Plan.

1.49 “Distribution Trust” means the trust established under the Plan and the Distribution Trust Agreement.

1.50 “Distribution Trust Agreement” means the trust agreement that establishes the Distribution Trust and governs the powers, duties, and responsibilities of the Distribution Trustee. The Distribution Trust Agreement shall be part of the Plan Supplement.

1.51 “Distribution Trust Assets” means the Consideration, less any amounts paid by the Debtor on the Effective Date.

1.52 “Distribution Trustee” means the Person appointed to administer the Distribution Trust with such rights, duties, and obligations as set forth in the Distribution Trust Agreement.

1.53	“District Court” means the United States District Court for the District of Delaware.

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1.54	“DTC” means The Depository Trust Company.

1.55 “Effective Date” means the first Business Day on which (a) the Confirmation Date has occurred, (b) the Confirmation Order is not stayed, (c) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan, and (d) the Reorganized Debtor has Filed a notice of the Effective Date.

1.56	“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.57 “Equity Interest” means, as of the Record Date, all Outstanding Shares, Restricted Stock Awards, Restricted Stock Units, and Permitted Stock Options, whether or not vested, all of which for the avoidance of doubt shall represent no more than 5,152,333 shares of Debtor Common Stock in the aggregate. For the avoidance of doubt, all Equity Interests reflected as outstanding in the stock transfer ledger or similar register or record of the Debtor on the Petition Date, including without limitation the ESW Equity Interests, shall be deemed to be Allowed Equity Interests.

1.58 “Equity Interest Recovery” means a recovery to holders of Allowed Equity Interests of Cash in the amount of $4.375 per common share in the Debtor held or deemed to be held by such holder to be made on the Effective Date, following payment in full of all Claims, plus as promptly as practicable following the Effective Date, one or more Subsequent Distributions, calculated on a per share basis; provided, however, that the Equity Interest Recovery may be less than $4.375 per share of Debtor Common Stock in the event that (A) the Debtor has more than 5,142,333 shares of Debtor Common Stock outstanding (including all Outstanding Shares, Restricted Stock Awards, Restricted Stock Units and Permitted Stock Options, whether or not vested) or (B) the Debtor lacks sufficient Cash (including Cash-on-Hand and proceeds from the liquidation of the IP Addresses after the Effective Date) to pay all Case-Related Claims and Expenses and repayment of amounts, if any, incurred by the Plan Sponsor in connection with funding such Case-Related Claims and Expenses, provided, further, that so long as ESW or its affiliate is the Plan Sponsor on the Effective Date of the Plan, ESW shall not receive a Cash recovery but instead shall receive the ESW Equity Interest Treatment.

1.59 “Estate” means the estate created upon the filing of the Chapter 11 Case pursuant to section 541 of the Bankruptcy Code, together with all rights, claims and interests appertaining thereto.

1.60 “Estate Property” means all right, title, and interest in and to any and all property of every kind or nature owned by the Debtor or its Estate on the Effective Date as defined by 11

U.S.C. § 541.

1.61	“ESW” means ESW Capital, LLC.

1.62	“ESW Equity Interests” means the 1,216,071 common shares of the Debtor held by

ESW.

1.63	“ESW Equity Interest Treatment” means ESW’s agreement on or about the

Effective Date, to, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed Equity Interest (x) receive all shares of the New Equity; and (y) waive its right to receive its share of the Cash portion of the Equity Interest Recovery. For the

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of doubt, in the event that a plan of reorganization other than this Plan is proposed in the Chapter 11 Case or ESW or an ESW affiliate is not the Plan Sponsor, ESW shall be provided at least the same Cash recovery and other treatment with respect to its Allowed Equity Interests as each other holder of Allowed Equity Interests under the applicable plan of reorganization.

1.64	“Exculpated Party” means, collectively, and in each case in its capacity as such:

(a) the Debtor and the Reorganized Debtor; and (b) with respect to each of the foregoing entities, each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equity holders, and advisors.

1.65	“Executory Contracts” means executory contracts as such term is used in 11

U.S.C. § 365, including all contracts to which the Debtor is a party or beneficiary on the Confirmation Date.

1.66 “File or Filed” means a request for relief encompassed within a pleading or other document is Filed when and on such date as such pleading or other document is entered on the docket of the Bankruptcy Court in this Chapter 11 Case. A proof of claim is Filed when and on such date as such proof of claim is entered on the claims register in this Chapter 11 Case.

1.67 “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Case (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

1.68 “General Bar Date” means the deadline for filing proofs of claim as established by the Bankruptcy Court as May 8, 2020 at 4:00 p.m. prevailing Eastern time.

1.69 “General Unsecured Claim” means any Claim other than a Secured Claim, an Administrative Claim (including, for the avoidance of doubt, a Professional Compensation Claim), a Priority Tax Claim, or an Other Priority Claim.

1.70 “Governmental Unit” has the meaning assigned to such term by section 101(27) of the Bankruptcy Code.

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1.71 “Governmental Unit Bar Date” means the deadline for Governmental Units to file proofs of claim as established by the Bankruptcy Court as September 28, 2020 at 4:00 p.m. prevailing Eastern time.

1.72 “I nsider” has the meaning assigned to such term by section 101(31) of the Bankruptcy Code.

1.73 “I P Addresses” means, to the extent not sold and/or liquidated prior to the Effective Date, 139.56.0.0/16, which is that certain block of approximately 65,000 individual internet protocol addresses that the Debtor is not using in its business and has listed for sale.

1.74 “I ndemnification Provisions” means, solely to the extent covered by the Debtor’s D&O Liability Insurance Policies, each of the Debtor’s indemnification provisions in place as of the Petition Date, whether in the Debtor’s bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, or employment contracts, for the Debtor’s current and former directors, officers, managers, employees, attorneys, other professionals, and agents and such current and former directors, officers, and managers’ respective affiliates.

1.75	“I nterest” means any Equity Interest or Other Interest.

1.76	“I nterest Holder” means any record or beneficial holder or owner of an Interest.

1.77 “I ntellectual Property” means intellectual property, including, without limitation, the following: (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright; (iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof; (iv) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality

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control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs, internet websites, and internet domain names and associated URL addresses;

(v) the entire goodwill of or associated with the businesses now or hereafter conducted by the Debtor connected with and symbolized by any of the aforementioned properties and assets; and

(vi) all accounts, payment intangibles, commercial tort claims and other rights to payment, all other proprietary rights or other intellectual or other similar property, and all other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, and all proceeds of any Intellectual Property. For the avoidance of doubt, the term “Intellectual Property” shall not include the IP Addresses.

1.78 “L   ien” means a charge against or interest in property to secure payment of a debt or performance of an obligation which has not been avoided or invalidated under any provision of the Bankruptcy Code or other applicable law.

1.79 “Material Adverse Change” means any material adverse change or the occurrence of any fact or circumstance which materially and adversely affects the rights, remedies or benefits of, or conferred by, the transactions contemplated by the RSA, including without limitation, strike, lockout, war, terrorism, act of God, fire or other casualty, unusually adverse weather conditions, inability to obtain labor or materials or governmental restriction or other act or thing, provided, however, for the avoidance of doubt, no Material Adverse Change shall be deemed to have occurred as a result of: (i) the filing of the Chapter 11 Case; (ii) the actions required to be taken by the Debtor to conform to and comply with the RSA and the documents entered into in connection with the Plan; and (iii) any actions the Debtor takes at the request of or with the consent of the Plan Sponsor.

1.80 “New Equity” means all of the equity interests in the Reorganized Debtor, issued on the Effective Date, to ESW in the aggregate amount of 1,000 shares, free and clear of all Liens, Claims, interests and encumbrances of any kind, except as provided in the Plan.

1.81 “Ordinary Course Liability” means an Administrative Claim other than a Professional Compensation Claim or an Administrative Tax Claim, based on liabilities incurred in the ordinary course of the Debtor’s business operations during the pendency of this Chapter 11 Case.

1.82 “Other Interest” means all Out-of-the-Money Stock Options and all issued, unissued, authorized, or outstanding shares of common stock, preferred stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, together with any warrants, equity-based awards or contractual rights to purchase or acquire such equity interests in the Debtor at any time and all rights arising with respect thereto that existed immediately before the Effective Date including any claims arising from the ownership of any instrument evidencing an ownership interest in a Debtor; provided that the defined term “Other Interest” does not include any Equity Interest.

1.83 “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

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1.84 “Out-of-the-Money Stock Options” means all options to acquire shares of Debtor Common Stock with an exercise price exceeding $4.70/share. For the avoidance of doubt, all of those certain 119,973 options to acquire shares of Debtor Common Stock with exercise prices ranging from $6.01 to $11.89/share shall be deemed to be Out-of-the-Money Stock Options.

1.85 “Outstanding Shares” means all issued and outstanding shares of Debtor Common Stock, which for the avoidance of doubt total no more than 5,061,018 shares of Debtor Common Stock in the aggregate.

1.86 “Permitted Stock Options” means those certain options to acquire 10,000 shares of Debtor Common Stock with an exercise price of $4.70/share, which shall be deemed under the Plan to have been fully exercised and to represent 10,000 shares of Debtor Common Stock in the aggregate.

1.87 “Person” means an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated association or organization, a governmental unit or any agency or subdivision thereof or any other entity, the Debtor and the Released Parties.

1.88 “Petition Date” means March 30, 2020, the date on which the Debtor filed its voluntary Chapter 11 petition commencing the Chapter 11 Case.

1.89 “Plan” means this prepackaged plan of reorganization proposed by the Debtor, including, without limitation, the Plan Supplement, the exhibits hereto, as the same may be supplemented, amended, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.90 “Plan Documents” means, collectively, those material documents executed or to be executed in order to consummate the transactions contemplated under the Plan, which will be filed with the Bankruptcy Court on or before the Plan Supplement Deadline, including the Distribution Trust Agreement and any other documents that make up the Plan Supplement.

1.91	“Plan Sponsor” means ESW or its affiliate.

1.92 “Plan Supplement” means, collectively, any such documents as are referenced as such in this Plan to be Filed hereafter to supplement or clarify aspects of the Plan.

1.93	“Plan Supplement Deadline” means May 1, 2020.

1.94 “Post-Confirmation Service List” means the list of those parties who have notified the Reorganized Debtor and the Distribution Trust in writing, at or following the Confirmation Hearing, of their desire to receive electronic notice of all pleadings filed by the Reorganized Debtor or the Distribution Trust and have provided the e-mail address to which such notices shall be sent.

1.95 “Priority Tax Claim” means any Claim held by a Governmental Unit entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

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1.96 “Professional” means a professional employed in the Chapter 11 Case pursuant to Final Order under sections 327, 328, 363, or 1103 of the Bankruptcy Code; provided that for the purposes of any bar dates, duties or other requirements imposed by the Plan (as distinguished from benefits or rights provided by or pursuant to the Plan), any professional not so employed in the Chapter 11 Case, but asserting any right or claim like a Professional on account of any service for or engagement by any foreign representative or foreign proceeding, shall have to comply with such same bar dates, duties and requirements as a Professional as one condition precedent to seeking any standing in the Chapter 11 Case, any Allowance of any Claim or any other right under the Plan like a Professional, with the Reorganized Debtor and other parties in interest reserving all other challenges and defenses thereto.

1.97 “Professional Compensation Claim” means a Claim for compensation or reimbursement of expenses of a Professional retained in the Chapter 11 Case, and requested in accordance with the provisions of 11 U.S.C. §§ 326, 327, 328, 330, 331, 503(b) and 1103.

1.98	“Record Date” means the earlier to occur of (a) the date on which the Debtor

C ommon Stock ceases to trade; and (b) the Confirmation Date.

1.99	“Rejection Claim Bar Date” means either (as applicable) (i) in respect to Executory

Contracts and Unexpired Leases rejected pursuant to a revocation notice filed pursuant to Section 8.3(b) of the Plan, the date that is thirty (30) days after the filing of such revocation notice, or (ii) as to all other Executory Contracts and Unexpired Leases, the date that is thirty (30) days after the Effective Date.

1.100	“Released Parties” means collectively, and in each case in its capacity as such:

(a) the Debtor and the Reorganized Debtor; (b) ESW; (c) the Consenting Shareholders; (d) with respect to each of the foregoing Entities in clauses (a) through (c), each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equity holders, and funds; and (e) with respect to each of the foregoing Entities in clauses (a) through (c), each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to clause (c), each solely in their capacity as such).

1.101	“Reorganized Debtor” means the Debtor as it exists after the Effective Date.

1.102 “Restricted Stock Awards” means all restricted common stock grants awarded to non-employee directors of the Debtor on December 17, 2019, which shall be deemed under the Plan to represent 20,832 shares of Debtor Common Stock in the aggregate.

1.103 “Restricted Stock Units” means the “Restricted Stock Award” granted to Pehong Chen on January 2, 2020, which shall be deemed under the Plan to represent 60,483 shares of Debtor Common Stock in the aggregate.

1.104 “Rights of Action” means any and all Claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or

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unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtor or its Estate.

1.105 “RSA” means the Restructuring Support Agreement, dated March 27, 2020 (as amended, supplemented or otherwise modified from time to time).

1.106 “Schedule of Assumed Contracts and Unexpired Leases” means the schedule identifying certain Executory Contracts and Unexpired Leases to be assumed by the Reorganized Debtor under the Plan. The Schedule of Assumed Contracts and Unexpired Leases is attached as Exhibit A to the Plan.

1.107 “Schedules of Assets and Liabilities” means the Debtor’s Schedules of Assets and Liabilities, as may be amended or supplemented, and filed with the Bankruptcy Court in accordance with section 521(a)(1) of the Bankruptcy Code, including as amended by the Plan or any Plan Supplement.

1.108 “Schedule of Rejected Contracts and Unexpired Leases” means the schedule identifying certain Executory Contracts and Unexpired Leases to be rejected by the Debtor under the Plan. The Schedule of Rejected Contracts and Unexpired Leases is attached as Exhibit B to the Plan.

1.109 “Secured Claim” means a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by Final Order of the Bankruptcy Court, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan or Final Order of the Bankruptcy Court as a secured claim.

1.110 “Subsequent Distribution” means, following the Effective Date, a subsequent Distribution, if any, from any residual Additional Consideration following payment of all Case- Related Claims and Expenses and repayment of amounts incurred by the Plan Sponsor, if any, in connection with funding such Case-Related Claims and Expenses.

1.111 “Transition Services Agreement” means a transition services plan of the Reorganized Debtor pursuant to which the Reorganized Debtor shall seek Dr. Pehong Chen’s support for transition and operating purposes post-Closing, in consideration for which the Reorganized Debtor shall offer Dr. Chen a three-year employment contract that includes a base annual salary of $375,000 and, consistent with Dr. Chen’s existing agreement with the Debtor, severance in the amount of two times annual salary. The Transition Services Agreement shall also permit Dr. Chen to reduce such severance in half in consideration for his right to acquire the common stock of Vmoso, Inc., that is held currently by the Debtor. For the avoidance of doubt, Dr. Chen shall not have a rejection damages claim on account of the replacement of his existing agreement and/or Compensation and Benefits Program with the Transition Services Agreement.

1.112 “Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

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1.113	“U.S. Trustee” means the Office of the United States Trustee for Region 3.

1.114 “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) or accrued interest thereon arising under 31 U.S.C. § 3717.

1.115	“Unexpired Leases” means unexpired leases as such term is used in 11 U.S.C.

§ 365, including all operating leases and capital leases to which the Debtor is a party or beneficiary on the Confirmation Date.

B.	Interpretation; Application of Definitions and Rules of Construction

For purposes of the Plan: (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (2) unless otherwise specified, any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference in the Plan to an existing document, schedule, or exhibit, whether or not filed with the Bankruptcy Court, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns; (5) unless otherwise specified, all references in the Plan to articles or sections are references to the articles or sections of the Plan; (6) the words “herein,” “hereof,” and “hereto” and other words of similar import refer to the Plan in its entirety rather than to any particular section, subsection, clause or portion of the Plan, unless the context requires otherwise;

(7) subject to the provisions of any contract, certificate of incorporation, bylaw, formation document, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (8) captions and headings to articles of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan;

(9) unless otherwise set forth in the Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form in the Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable;

(11) all references to docket numbers of documents filed in the Chapter 11 Case are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12) all references to statutes, regulations, orders, rules of courts, and the like shall mean such statutes, regulations, orders, rules of courts and the like as applicable to the Chapter 11 Case, unless otherwise stated; (13) any immaterial effectuating provisions may be interpreted by the Reorganized Debtor after the Effective Date in such a manner that is consistent with the overall purpose and intent of the Plan all without further order of the Bankruptcy Court; (14) any act required to be taken on the Effective Date, or any other applicable date, shall be deemed timely taken if taken as soon as reasonably practicable after such date; and (15) all references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided; (16) references to “Proofs of Claim,” “holders of Claims,” “Disputed Claims,” and the like shall

14

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include “Proofs of Interest,”

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“holders of Interests,” “Disputed Interests,” and the like, as applicable; and (17) the provisions of section 102 of the Bankruptcy Code shall apply in their entirety.

C.	Appendices and Plan Documents

Subject to the provisions of Section 12.13 below, all Plan Documents and exhibits to the Plan are incorporated into the Plan by reference and are a part of the Plan as if set forth in full herein. Holders of Claims and Interests may inspect a copy of the Plan Documents, to the extent Filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or obtain a copy of such Plan Documents online at https://dm.epiq11.com/BroadVision, by making a request via email (with a reference to “BroadVision” in the subject line) to: tabulation@epiqglobal.com, or by a written request sent to:

BroadVision, Inc.

c/o Epiq Corporate Restructuring, LLC 10300 SW Allen Boulevard Beaverton, OR 97005

ARTICLE II

ADMINISTRATIVE CLAIMS, U.S. TRUSTEE FEES AND PRIORITY TAX CLAIMS

All Claims and Interests, except Administrative Claims, U.S. Trustee Fees and Priority Tax Claims, are placed in the Classes set forth below. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, U.S. Trustee Fees and Priority Tax Claims of the Debtor have not been classified and the holders thereof are not entitled to vote on the Plan.

2.1	Administrative Claims

(a)	G eneral: Except with regards to the Professional Fee Claims and Ordinary

Course Liabilities (the treatment of which are described, respectively, in Sections 2.2 and 2.5 (below)), subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim within ten (10) days after the later of (a) the Effective Date, (b) the Allowance Date, or (c) such other date as is mutually agreed upon by the Debtor, the Plan Sponsor and the holder of such Claim.

(b)	B ar Date for Administrative Claims: Except as otherwise provided in this

Article II, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) and Filed and served on respective counsel for the Debtor, the Distribution Trust and Plan Sponsor no later than the Administrative Claim Bar Date or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Effective Date. Holders of Administrative Claims that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtor or any of its property, absent order

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of the Bankruptcy Court to the contrary. Notwithstanding the foregoing, holders of Claims arising pursuant to 28 U.S.C. § 1930 and Governmental Units  with  Claims  arising  pursuant  to  section 503(b)(1)(D) of the Bankruptcy Code shall not be required to file a request for payment, proof of claim, or application for payment.

2.2	Professional Compensation Claims

All Professional Compensation Claims must be filed with the Bankruptcy Court and served on the Reorganized Debtor, the Distribution Trust, the U.S. Trustee and the Post-Confirmation Service List, no later than forty-five (45) days after the Effective Date. FAILURE TO FILE AND SERVE FINAL FEE APPLICATIONS TIMELY AND PROPERLY SHALL RESULT IN THE UNDERLYING PROFESSIONAL FEE CLAIMS BEING FOREVER BARRED

AND DISCHARGED. Objections to Professional Compensation Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than sixty (60) days after the Effective Date or such other date as may be established by the Bankruptcy Court. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Case, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. All holders of Professional Compensation Claims shall be paid in full, in Cash from the Distribution Reserve, in such amounts as are Allowed by the Bankruptcy Court. The Reorganized Debtor and the Distribution Trustee are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

Each holder of a Professional Compensation Claim shall provide the Debtor with an estimate of the unpaid amount of such Professional Compensation Claim not later than seven (7) calendar days prior to the anticipated Effective Date; provided, however, that such estimates shall be used solely for administrative purposes and determining the amount of the Distribution Reserve, shall not be binding on the holders of Professional Compensation Claims and shall not in any way limit, cap, or reduce the amount of the Professional Compensation Claims.

Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid by the Reorganized Debtor without application to the Bankruptcy Court. Any professional fees and reimbursements or expenses incurred by the Distribution Trustee subsequent to the Effective Date may be paid by the Distribution Trustee without application to the Bankruptcy Court.

2.3	U.S. Trustee Fees

On or before the Effective Date, the Debtor shall pay any claim for U.S. Trustee Fees that is due and owing on the Effective Date. Post-petition U.S. Trustee Fees shall be paid and post- confirmation reports shall be filed as required by 28 U.S.C. § 1930 until the Chapter 11 Case is closed, converted or dismissed, and failure to do either timely is a material default pursuant to section 1112 of the Bankruptcy Code.

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2.4	Allowed Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim against Debtor shall receive in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date, (ii) payment in full through the fifth anniversary of the Petition Date, plus interest at a rate determined in accordance with section 511 of the Bankruptcy Code, or (iii) such other less favorable treatment to the Holders of an Allowed Priority Tax Claim as to which the Debtor, or the Debtor, the Plan Sponsor, and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing.

2.5	Ordinary Course Liabilities

(a) All Ordinary Course Liabilities are deemed to be Allowed Claims. Holders of Administrative Claims on account of Ordinary Course Liabilities are not required to file or serve any request for payment of the Ordinary Course Liability. The Debtor shall continue to pay each Ordinary Course Liability accrued prior to the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability. To the extent that a holder of an Administrative Claim, on account of Ordinary Course Liability which accrued prior to the Effective Date, did not submit an invoice for the Ordinary Course Liability to the Debtor prior to the Effective Date, the holder must submit the invoice to the Distribution Trustee in the ordinary course of business, and in no event later than thirty (30) days following the Effective Date, pursuant to the terms and conditions of the particular transaction giving rise to the Ordinary Course Liability. The Distribution Trustee shall remit payment on the Ordinary Course Liability within fifteen (15) days of receipt of the invoice. The Reorganized Debtor shall pay each Ordinary Course Liability which accrues after the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability. In the event that the Reorganized Debtor pays any Ordinary Course Liability accrued prior to the Effective Date, the Distribution Trust shall reimburse the Reorganized Debtor for such payment promptly upon request.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

3.1	Summary

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, a Claim or Interest is placed in a particular Class for all purposes, including without limitation, voting, confirmation and receiving Distributions under the Plan only to the extent (i) the Claim or Interest qualifies within the description of that Class; (ii) the Claim or Interest is an Allowed Claim or Allowed Interest (or temporarily allowed Claim or Interest for voting purposes) in that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes; and (iii) the Claim or Interest has not been paid, released, or otherwise compromised before the Effective Date. A Claim or Interest which is not an Allowed Claim or Allowed Interest, including a Disputed Claim, is not in any Class, and, notwithstanding anything to the contrary contained in the Plan, no Distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest.

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3.2	Identification of Classes

The following table designates the Classes of Claims against and Existing Interests in the Debtor and specifies which Classes are (a) Impaired or unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, or (c) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
Class 1	Secured Claims	Unimpaired	No (deemed to accept)
Class 2	Other Priority Claims	Unimpaired	No (deemed to accept)
Class 3	General Unsecured Claims	Unimpaired	No (deemed to accept)
Class 4	Equity Interests	Unimpaired	No (deemed to accept)
Class 5	Other Interests	Impaired	No (deemed to reject)

3.3	Treatment of Allowed Claims and Interests

(a)	S ecured Claims (Class 1).

the Debtor.

i.	C

lassification: Class 1 consists of all Secured Claims, if any, against

ii.	T reatment: Each holder of an Allowed Secured Claim against the

Debtor shall receive on or about the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Secured Claim, at the option of the Plan Sponsor: (i) payment in full in Cash; (ii) the collateral securing its Allowed Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii) reinstatement of such Allowed Secured Claim; or (iv) such other treatment rendering such Allowed Secured Claim unimpaired.

(b)	I mpairment and Voting: Allowed Secured Claims are unimpaired, and the holders of such Claims are not entitled to vote to accept or reject the Plan on account of such Claims and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(c)	O ther Priority Claims (Class 2).

the Debtor.

i.	C

lassification: Class 2 consists of all Other Priority Claims against

ii.	T reatment: Each holder of an Allowed Other Priority Claim against the Debtor shall receive on or about the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Other Priority Claim,

(i)	Cash equal to the amount of such Allowed Other Priority Claim on the Effective Date, or
(ii) such other treatment to the holder of an Allowed Other Priority Claim as to which the Plan Sponsor and the holder of such Allowed Other Priority Claim shall have agreed upon in writing.

iii.	I mpairment and Voting:Allowed Other Priority Claims are

unimpaired, and the holders of such Claims are not entitled to vote to accept or reject the Plan on

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account of such Claims and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(d)	G eneral Unsecured Claims (Class 3).

i.

against the Debtor.

ii.

C lassification:   Class 3  consists  of all  General Unsecured Claims

T reatment:On  or  about  the  Effective  Date,  each  holder  of an

Allowed General Unsecured Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed General Unsecured Claim, payment of its Claim in full in Cash.

iii.I mpairment and Voting: Allowed General Unsecured Claims are unimpaired, and the holders of such Claims are not entitled to vote to accept or reject the Plan on account of such Claims and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(e)	E quity Interests (Class 4).

Debtor.

i.	C

lassification: Class 4 consists of all Equity Interests against the

ii.	T reatment:On or about the Effective Date, each holder of an

Allowed Equity Interest, on account of and in full and complete settlement, release and discharge of, and in exchange for, its Allowed Equity Interest shall receive the Equity Interest Recovery. On the Effective Date, all Allowed Equity Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and the obligation of the Debtor and the Reorganized Debtor thereunder shall be discharged.

iii.	I mpairment and Voting: Allowed Equity Interests are unimpaired,

and the holders of such Interests are not entitled to vote to accept or reject the Plan on account of such Interests and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(f)	O ther Interests (Class 5).

Debtor.

i.	C

lassification: Class 5 consists of all Other Interests against the

ii.	T reatment:No Distributions will be made to holders of Other

Interests. On the Effective Date, all Other Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and any and all obligation of the Debtor and the Reorganized Debtor thereunder shall be discharged.

iii.	I mpairment and Voting: Allowed Other Interests are impaired, and the holders of such Interests are not entitled to vote to accept or reject the Plan on account of such

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Interests and will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

ARTICLE IV

IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND INTEREST; ACCEPTANCE OR REJECTION OF THE PLAN

4.1	Impaired Classes/Entitled to Vote

All Classes of Claims and Interests are either (i) unimpaired and deemed to accept; or (ii) impaired and deemed to reject. Accordingly, there are no Classes of Claims or Interests entitled to vote to accept or reject the Plan.

4.2	Unimpaired Classes/Deemed to Accept

Classes 1, 2, 3 and 4 are unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, holders of (i) Claims in Classes 1, 2 and 3 and (ii) Interests in Class 4 are conclusively presumed to have accepted the Plan and are therefore not entitled to vote to accept or reject the Plan.

4.3	Impaired Classes/Deemed to Reject

Class 5 is impaired under the Plan and is deemed to reject the Plan. Therefore, holders of Interests in Class 5 are not entitled to vote to accept or reject the Plan.

4.4	Elimination of Classes for Voting Purposes

Any Class of Claims or Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, an Allowed Interest, or a Claim or Interest temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the  Plan  by  such  Class  under  section 1129(a)(8) of the Bankruptcy Code.

4.5	[Reserved].

4.6	Intercompany Interests

All intercompany interests shall be reinstated, and the corporate structure of the Debtor shall remain in effect under the Plan for the ultimate benefit of ESW as the holder of the New Equity.

4.7	Controversy Concerning Classification, Impairment or Voting Rights

In the event a controversy or dispute should arise involving issues related to the classification, impairment or voting rights of any Creditor or Interest Holder under the Plan, whether before or after the Confirmation Date, the Bankruptcy Court may, after notice and a hearing, determine such controversy. Without limiting the foregoing, the Bankruptcy Court may estimate for voting purposes (i) the amount of any contingent or unliquidated Claim the fixing or

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liquidation of, as the case may be, would unduly delay the administration of the Chapter 11 Case and (ii) any right to payment arising from an equitable remedy for breach of performance.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

5.1	Continued Corporate Existence

Except as otherwise provided in the Plan, the Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to its Charter Documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan.

Upon the Effective Date, and without any further action by the shareholders, directors, or officers of the Reorganized Debtor, the Reorganized Debtor’s Charter Documents shall be deemed amended (a) to the extent necessary, to incorporate the provisions of the Plan, and (b) to prohibit the issuance by the Reorganized Debtor of nonvoting securities to the extent required under section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Charter Documents as permitted by applicable law, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval other than any requisite filings required under applicable state, provincial or federal law. The Reorganized Debtor’s Charter Documents shall be filed with the Plan Supplement.

5.2	Management and Board of Directors and Discharge of Debtor

The Plan Sponsor may nominate and elect new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s Charter Documents. The identity of such new members shall be disclosed in the Plan Supplement on or prior to the Plan Supplement Deadline. Upon the Effective Date, the current members of the Debtor’s board of directors shall no longer serve in such capacity and shall, automatically and without further action or approval, be discharged of all duties in connection therewith.

5.3	Arrangements with the Distribution Trustee

The identity of the individual or entity proposed to serve as the Distribution Trustee under the Distribution Trust shall be disclosed by the Debtor in the Plan Supplement. At the Confirmation Hearing, the Debtor shall seek Bankruptcy Court approval of the Distribution Trustee. The person or entity so approved shall serve as the Distribution Trustee upon effectiveness of the Distribution Trust Agreement on the Effective Date. All compensation for the Distribution Trustee shall be paid from the Available Cash in accordance with the Distribution Trust Agreement.

5.4	The Closing

The Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Goulston & Storrs PC, 885 Third Avenue, 18th Floor, New York, New York 10022, or at such other place identified in a notice provided to those parties listed

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in Section 12.14 of the Plan. The Debtor and Plan Sponsor may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. All documents to be executed and delivered by any party as provided in this Article V and all actions to be taken by any party to implement the Plan as provided herein shall be in form and substance satisfactory to the Debtor and Plan Sponsor. The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective as of the Effective Date:

(a)	E xecution of Documents and Corporate Action. The Debtor shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Debtor, or its designee, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan; and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor. On the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtor, and all corporate actions required by the Debtor and the Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Debtor, the Reorganized Debtor or the Bankruptcy Court. For purposes of effectuating the Plan, none of the transactions contemplated in the Plan shall constitute a change of control under any agreement, contract, or document of the Debtor.

(b)	R elease of Liens. Upon request by the Debtor, the Reorganized Debtor or the Plan Sponsor, any Person holding a Lien in any of the Debtor’s Property shall execute any lien release or similar document(s) required to implement the Plan or reasonably requested by the Debtor, the Reorganized Debtor or the Plan Sponsor in a prompt and diligent manner. Notwithstanding the foregoing, the Debtor, the Reorganized Debtor or the Plan Sponsor is authorized to execute any lien release or similar document(s) required to implement the Plan.

(c)	C ancellation of Interests. On the Effective Date, all existing Interests of

Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan. Except as otherwise provided in the Plan or the Plan Supplement, on the Effective Date:

(1) the obligations of the Debtor under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor giving rise to any Claim or Interest shall be cancelled as to the Debtor and the Reorganized Debtor shall not have any continuing obligations thereunder; and (2) the obligations of the Debtor pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtor shall be released and discharged.

(d)	I ssuance of New Equity. On the Effective Date, 1,000 shares of New Equity of the Reorganized Debtor shall be issued to ESW, representing 100% of the equity of the

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Reorganized Debtor. The New Equity shall be free and clear of all Liens, Claims, interests, and encumbrances of any kind, except as otherwise provided in the Plan. All the shares of the New Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non- assignable. On the Effective Date, none of the New Equity will be listed on a national securities exchange. The Reorganized Debtor may take all necessary actions, if applicable, after the Effective Date to suspend any requirement to (i) be a reporting company under the Securities Exchange Act, and (ii) file reports with the Securities and Exchange Commission or any other entity or party. On or promptly after the Effective Date, the Debtor or the Reorganized Debtor may file with The Nasdaq Stock Market LLC a Form 25 for the purpose of terminating the listing of the Debtor Common Stock on Nasdaq and with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of the Debtor Common Stock under the Securities Exchange Act and take any other in connection therewith.

(e)	F unding of the Cash Consideration.On the Effective Date, the Plan

Sponsor shall contribute to the Debtor or Distribution Trust an amount of Cash equal to the Cash Consideration. Funding of the Cash Consideration is not subject to any financing contingency. The Cash Consideration shall be used to fund Distributions under the Plan, subject to Section 5.4(h) hereof.

(f)	E xecution and Ratification of the Distribution Trust Agreement.As a

condition to the occurrence of the Effective Date, the Distribution Trust Agreement shall be executed by all parties thereto and become effective on the Effective Date.

(g)	T ransfer of Distribution Trust Assets. On the Effective Date, all property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust, free and clear of all Liens, Claims, Interests, and encumbrances. Unless otherwise provided for herein, on and after the Effective Date, without further approval of the Bankruptcy Court, the Distribution Trust may sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any of the IP Addresses for the purpose of liquidating or converting such assets to Cash; provided,  however, that nothing herein restricts the right of the Distribution Trust to seek Bankruptcy Court approval for such sale, assignment, transfer, or other disposal of the IP Addresses.

(h)	D istributions from Cash-on-Hand and IP Addresses.Prior to making

Distributions to pay holders of Allowed Equity Interests from the Cash-on-Hand or proceeds generated from the sale of the IP Addresses after the Effective Date, such funds shall first be used to pay, to the extent not already paid by the Debtor, all Case-Related Claims and Expenses and repayment of amounts, if any, incurred by the Plan Sponsor in connection with funding such Case- Related Claims and Expenses.

5.5	Tax Treatment of the Distribution Trust

The Distribution Trust established under the Plan is established for the purpose of making Distributions to holders of Allowed Claims and Interests from the Distribution Trust Assets transferred to the Distribution Trust (or from the proceeds of such Distribution Trust Assets, as applicable) and performing related and incidental functions referenced in the Distribution Trust Agreement. The Distribution Trust shall have no objective of continuing or engaging in any trade

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or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The purpose of the Distribution Trust is to provide a mechanism for the liquidation of the Distribution Trust Assets, and to distribute the Consideration and the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Distribution Trust, to the Beneficiaries in accordance with the terms of the Plan. No business activities will be conducted by the Distribution Trust other than those associated with or related to the liquidation of the Distribution Trust Assets. It is intended that the Distribution Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of the Treasury Regulations Section 301.7701-4(d). All parties and Beneficiaries shall treat the transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including Sections 61(a)(12), 483, 1001, 1012, and 1274 thereof). All the parties and Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Distribution Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Distribution Trust. The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Distribution Trust and the owners of the Distribution Trust. The Distribution Trustee shall file returns for the Distribution Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) or (b). All parties, including the Beneficiaries and the Distribution Trustee, shall value the Distribution Trust Assets consistently, and such valuations shall be used for all federal income tax purposes. Beneficiaries may wish to consult with a tax professional regarding the tax consequences of holding a Beneficial Interest in or receiving a Distribution from the Distribution Trust.

5.6	Preservation of Rights of Action

Unless any Rights of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all Rights of Action, and the Reorganized Debtor’s rights to commence, prosecute or settle such Rights of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, and notwithstanding Section 6.1 of the Plan, the Reorganized Debtor shall retain and shall have the exclusive right to enforce any and all of the Debtor’s Rights of Action including, without limitation, those arising from or related to (a) Intellectual Property and (b) claims and causes of action under chapter 5 of the Bankruptcy Code (including, without limitation, claims for accounts receivable and claims for turnover of Cash of the Debtor being held in escrow or on deposit by third parties), and shall be the sole beneficiary of any contested matters, claims objections, proceedings or similar actions in connection therewith.

ARTICLE VI

PROVISIONS GOVERNING RESOLUTION OF CLAIMS AND INTERESTS AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN

6.1	Right to Object to Claims

Notwithstanding anything to the contrary herein, subject to the terms and conditions set forth in the Distribution Trust Agreement, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, except insofar as a Claim is Allowed under the Plan

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on and after the Effective Date, the Distribution Trustee and the Reorganized Debtor shall have the authority, but not the obligation, to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court. The Distribution Trustee shall succeed to any pending objections to Claims filed by the Debtor prior to the Effective Date, and shall have and retain any and all rights and defenses the Debtor had immediately prior to the Effective Date with respect to any Disputed Claim. The Reorganized Debtor shall provide commercially reasonable assistance and cooperation to the Distribution Trustee, at the Distribution Trustee’s cost, in connection with the Distribution Trustee’s prosecution of objections to Claims, including, without limitation, reasonable access to the books and records of the Debtor or the Reorganized Debtor (as the case may be) and other information reasonably requested by the Distribution Trustee to enable the Distribution Trustee to perform its obligations under the Distribution Trust Agreement; p rovided that the Distribution Trustee will keep all such information confidential and will not disclose any information provided by the Reorganized Debtor without express written consent of the Reorganized Debtor. Further, notwithstanding anything to the contrary, no provision by the Reorganized Debtor of any privileged or confidential information to the Distribution Trustee shall result in the waiver of any privilege, confidentiality or other protections held by the Reorganized Debtor. The Distribution Trustee will cooperate fully with the Reorganized Debtor in preserving privilege and confidentiality of any information provided by the Reorganized Debtor to the Distribution Trustee. Notwithstanding the foregoing, nothing herein shall impose upon or require the Reorganized Debtor to preserve or maintain the Debtor’s books and records for any purpose beyond twelve (12) months following the Effective Date unless the Distribution Trustee notifies the Reorganized Debtor in writing before that time that the Distribution Trustee has no further need to have access to such books and records, in which case the Distribution Trust shall bear the costs of such preservation and/or maintenance.

6.2	Deadline for Objecting to Claims

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Creditor before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed Allowed in accordance with section 502 of the Bankruptcy Code. The objection shall notify the Creditor of the deadline for responding to such objection.

6.3	Deadline for Responding to Claim Objections

No later than seven (7) days prior to a hearing scheduled with respect to an objection to any Claim, or such other date as is indicated on such objection or the accompanying notice thereof, the Creditor whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Distribution Trustee. Failure to file a written response within the applicable deadline may cause the Bankruptcy Court to enter a default judgment against the non-responding Creditor or otherwise grant the relief requested in the claim objection.

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6.4	Right to Request Estimation of Claims

Pursuant to section 502(c) of the Bankruptcy Code, each of the Debtor, the Reorganized Debtor, and the Distribution Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

6.5	Distribution Procedures Regarding Allowed Claims

(a)	I n General.The Distribution Trustee shall make all Distributions on account of Allowed Claims required to be made under the Plan, including Distributions from the Distribution Trust.

(b)	D istributions on Allowed Claims Only. Distributions from Available Cash shall be made only to the holders of Allowed Claims. Unless and until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive a Distribution.

(c)	P lace and Manner of Payments of Distributions Regarding Allowed Claims.

Except as otherwise specified in the Plan, Distributions from Available Cash on account of Allowed Claims shall be made by mailing such Distribution to the Creditor at the address listed in any proof of claim filed by the Creditor or at such other address as such Creditor shall have specified for payment purposes in a written notice received by the Distribution Trustee at least twenty (20) days before a Distribution Date. If a Creditor has not filed a proof of claim or sent the Distribution Trustee a written notice of payment address, then the Distribution(s) for such Creditor will be mailed to the address identified in the Schedules of Assets and Liabilities. The Distribution Trustee shall distribute any Cash by wire, check, or such other method as it deems appropriate under the circumstances. Before receiving any Distributions, all Creditors, at the request of the Distribution Trustee, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Distribution Trustee; otherwise, the Distribution Trustee may suspend Distributions to any Creditors who have not provided their Federal Tax Identification Numbers or Social Security Numbers.

(d)	U ndeliverable Distributions. If a Distribution made from Available Cash on account of an Allowed Claim to any Creditor is returned as undeliverable, the Distribution Trustee shall use reasonable efforts to determine the then current address for such Creditor. If the Distribution Trustee cannot determine, or is not notified of, a then current address for such Creditor within six (6) months after the Effective Date, the Distribution reserved for such Creditor shall be deemed an unclaimed Distribution, and Section 6.5(e) of the Plan shall be applicable thereto.

(e)	U nclaimed Distributions. If the current address for a Creditor entitled to a

Distribution from Available Cash on account of an Allowed Claim under the Plan has not been determined or such Creditor has otherwise not been located within six (6) months after the Effective Date or a Creditor has not submitted a valid Federal Tax Identification Number or Social Security Number to the Distribution Trustee within three (3) months after the Distribution Trustee made a request therefor, then in each case such Creditor shall forfeit the Distribution on the Claim and any amounts to which the Creditor would have otherwise been entitled shall become Available

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Cash to pay Allowed Interests the subsequent portion of the Equity Interest Recovery pursuant to Section 6.6(a)(ii) hereof.

6.6	Distribution Procedures Regarding Allowed Interests

(a)	I n General.The Distribution Trustee shall make all Distributions on account of Allowed Interests required to be made under the Plan, to effectuate the Equity Interest Recovery, including Distributions from the Distribution Trust.

(b)	D istributions on Allowed Interests Only.Distributions from Available

Cash shall be made only to the holders of Allowed Interests. Unless and until a Disputed Claim becomes an Allowed Interest, the holder of that Disputed Interest shall not receive a Distribution from Available Cash.

(c)	D istribution Procedures Regarding Allowed Equity Interests.As a

condition precedent to receiving any distribution on account of its Equity Interests, each holder of record of an Allowed Equity Interest shall be deemed to have surrendered such Equity Interest, and such surrendered Equity Interest shall be deemed to be cancelled as of the Effective Date pursuant to this Section 6.6, except to the extent otherwise provided herein, and the Distribution Record Date shall not apply to such distributions. The distribution to Holders of Allowed Equity Interests through DTC shall be made in accordance with the customary procedures of DTC.

6.7	Additional Distribution Procedures

(a)	W ithholding. The Distribution Trustee may, but shall not be required to, at any time withhold from a Distribution from Available Cash to any Person (except the Internal Revenue Service) amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Distribution Trustee (in its sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. The Distribution Trustee, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section.

(b)	D issolution

i. The Distribution Trustee shall be discharged and Distribution Trust shall be dissolved at such time as all of the Distribution Trust Assets have been liquidated and distributed pursuant to the Plan and the Distribution Trust Agreement; provided, however, that in no event shall the Distribution Trust be dissolved later than three (3) years from the creation of the Distribution Trust unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension is necessary to facilitate or complete the liquidation of the Distribution Trust Assets. Such extensions in aggregate shall not exceed three (3) years without a favorable private letter ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Distribution Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax

27

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purposes)

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ii. If at any time the Distribution Trustee determines, in reliance upon such professionals as a Distribution Trustee may retain, that the expense of administering the Distribution Trust so as to make a final distribution to Beneficiaries is likely to exceed the value of the assets remaining in the Distribution Trust, the Distribution Trustee may (i) reserve any amount necessary to dissolve the Distribution Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Internal Revenue Code, (B) exempt from United States federal income tax under section 501(a) of the Internal Revenue Code, (C) not a “private foundation,” as defined in section 509(a) of the Internal Revenue Code, and (D) that is unrelated to the Debtor, the Distribution Trust, and any insider of the Distribution Trustee, and (iii) dissolve the Distribution Trust.

(c)	P roceduresRegardingDistributionsfromtheDistributionTrust.

Procedures regarding Distributions from the Distribution Trust shall be governed by the Distribution Trust Agreement.

ARTICLE VII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, including without limitation pursuant to Section 7.2 hereof, all Executory Contracts and Unexpired Leases shall be deemed assumed without the need for any further notice to or action, order, or approval of the Bankruptcy Court as of the Effective Date under section 365 of the Bankruptcy Code; provided, further, that, upon the occurrence of the Effective Date, the RSA will terminate in accordance with its terms.

Entry of the Confirmation Order shall constitute a Final Order of the Bankruptcy Court approving the assumption or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as set forth in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, the assumption or assumption and assignment of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or a Final Order of the Bankruptcy Court but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified in the Plan or any Final Order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, purports to restrict or prevent, or is breached or deemed breached by the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

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7.2	Rejection of Executory Contracts and Unexpired Leases

All Executory Contracts and Unexpired Leases identified on the Schedule of Rejected Contracts and Unexpired Leases, to be attached to the Plan as Exhibit B (or rejected by the Debtor previously), shall be deemed rejected on the Effective Date. Entry of the Confirmation Order shall constitute approval of such rejections under sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the rejection of an Executory Contract, the terms of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect for the term thereof.

7.3	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash from the Consideration on or about the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and payment of the applicable cure amount shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any proof of claim filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court.

7.4	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date, including any Executory Contracts and Unexpired Leases assumed by the Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, unless specifically rejected pursuant to Section 7.2 hereof, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. For the avoidance of doubt, the Reorganized Debtor is not assuming, and will not be liable for, any of contracts with the Debtor’s professionals or any Professional Compensation Claims in connection therewith.

7.5	Procedures Related to Assumption of Executory Contracts and Unexpired

Leases

(a)

E stablishment of Cure Claim Amounts

The Cure Amounts associated with the assumption of the Executory Contracts and Unexpired Leases pursuant to Section 7.1 hereof are specified in the Schedule of Assumed Contracts and Unexpired Leases attached to the Plan as Exhibit A. The Debtor shall serve counterparties to the Executory Contracts and Unexpired Leases with a Cure Notice. The Debtor and the Plan Sponsor reserve the right to amend or supplement the Cure Notice.

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Any objection to Cure Notice including (i) a Cure Objection or (ii) an Adequate Assurance Objection to be provided by the Plan Sponsor on behalf of the Reorganized Debtor must be in writing, filed with the Bankruptcy Court, and served upon (a) the Debtor, (b) counsel to the Debtor,

(c) counsel to the Plan Sponsor, and (d) the U.S. Trustee, by no later than the Cure Amount Objection Deadline (i.e., May 7, 2020). Any such Cure Objection or Adequate Assurance Objection must set forth the specific default alleged under the applicable Executory Contract and claim a specific monetary amount that differs from the applicable Cure Amount, if any, and/or further information required of the Reorganized Debtor with respect to adequate assurance of future performance.

If no Objection to the Cure Amount with respect to an Executory Contract or Unexpired Lease is received by the Objection Deadline, then the assumption of such Executory Contract or Unexpired Lease shall be authorized pursuant to sections 365 and 1123 of the Bankruptcy Code and the applicable Cure Amount, if any, shall be binding upon the non-Debtor counterparty to such Executory Contract or Unexpired Lease for all purposes and shall constitute a final determination of the Cure Amount required to be paid to such Executory Contract or Unexpired Lease counterparty, and such Executory Contract or Unexpired Lease counterparty shall be deemed to have waived its right to object to, contest, condition, or otherwise restrict the assumption of such Executory Contract or Unexpired Lease (including, without limitation, from asserting any additional cure or other amounts with respect to the Executory Contract or Unexpired Lease arising prior to such assumption). Furthermore, upon the assumption of such Executory Contract or Unexpired Lease, the Reorganized Debtor shall enjoy all of the Debtor’s rights and benefits thereunder without the necessity of obtaining any party’s written consent to the Debtor’s assumption of such rights and benefits.

(b)	O bjection to Disputed Cure Amounts

The Plan Sponsor shall have the right to examine any Objection to Cure Amount filed by any party, and shall have the right to object to and contest the Disputed Cure Amount asserted therein.

If an objection to a Disputed Cure Amount has not been resolved by the Bankruptcy Court or agreement of the parties by the Effective Date, the Executory Contract or Unexpired Lease related to such Disputed Cure Amount shall be deemed assumed by the Reorganized Debtor effective on the Effective Date; provided, however, the Reorganized Debtor may revoke an assumption of any such Executory Contract or Unexpired Lease within ten (10) days after entry of an order by the Bankruptcy Court adjudicating the objection to the Disputed Cure Amount related to the Executory Contract or Unexpired Lease by filing a notice of such revocation with the Bankruptcy Court and serving a copy on the party(ies) whose Executory Contract or Unexpired Lease is rejected. Any Executory Contract or Unexpired Lease identified in a revocation notice shall be deemed rejected retroactively to the Effective Date.

(c)	P ayment of Cure Amounts

On or about the Effective Date, the Distribution Trustee shall pay all Cure Amounts related to Executory Contracts and Unexpired Leases listed on the Cure Notice, other than Disputed Cure Amounts from out of Available Cash.

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Subject to Section 7.5(b) hereof, the Distribution Trustee shall pay all Cure Amounts that are subject to an objection on the later of (i) within ten (10) Business Days after the Effective Date or (ii) within ten (10) Business Days after entry of an order by the Bankruptcy Court resolving the objection or approving an agreement between the parties concerning the Cure Amount.

(d)	N o Admission of Liability

Neither the inclusion nor exclusion of any Executory Contract or Unexpired Lease by the Debtor and the Plan Sponsor on the Cure Notice, nor anything contained in the Plan, shall constitute an admission by the Debtor or the Plan Sponsor that any such contract or unexpired lease is in fact an Executory Contract or Unexpired Lease or that the Debtor has any liability thereunder.

(e)	R eservation of Rights

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, causes of action, or other rights of the Debtor under any executory or non- executory contract or any unexpired or expired lease, nor shall any provision of the Plan increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor under any such contract or lease.

7.6	Rejection Claim

Each Claim resulting from the rejection of an Executory Contract or Unexpired Lease, pursuant to Section 7.2 hereof, shall be filed with the Bankruptcy Court no later than the Rejection Claim Bar Date; provided, however, any party whose Executory Contract or Unexpired Lease is rejected pursuant to a revocation notice, pursuant to Section 7.5(b) hereof, may file a rejection damage Claim arising out of such rejection within thirty (30) days after the filing of the revocation notice with the Bankruptcy Court. Any Claim resulting from the rejection of an Executory Contract or Unexpired Lease not filed by the applicable deadline shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan. The Distribution Trustee shall have the right to object to any rejection damage Claim.

Notwithstanding the rejection of an Executory Contract or Unexpired Lease, the terms of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect for the term thereof.

7.7	Indemnification Obligations

On and as of the Effective Date, the Indemnification Provisions will be assumed with respect to any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. Notwithstanding anything to the contrary herein, the Reorganized Debtor shall not be required to indemnify the Debtor’s managers, directors, officers, or employees for any claims or Causes of Action for which indemnification is barred under applicable law, the Debtor’s organizational documents, or applicable agreements governing the Debtor’s indemnification obligations.

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Except with respect to the Indemnification Provisions, any other obligation or agreement of the Debtor to indemnify, reimburse, or limit the liability of any Person, including any contract or lease counterparty, relating to any acts or omissions occurring before the Effective Date, whether arising pursuant to charter, bylaws, contract or applicable state law, shall be deemed to be, and shall be treated as, a General Unsecured Claim and/or Executory Contract and shall be deemed to be rejected, canceled, and discharged pursuant to the Plan as of the Effective Date and any and all Claims resulting from such obligations are disallowed under section 502(e) of the Bankruptcy Code or other applicable grounds, including section 502(d), or if any court of applicable jurisdiction rules to the contrary, such Claim shall be estimated pursuant to section 502(c) of the Bankruptcy Code in the amount of $0 or such other amount as the Bankruptcy Court shall determine.

7.8	Employee Compensation and Benefits

Subject to the provisions of the Plan and the RSA, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; provided, however, that all provisions in any agreement or Compensation and Benefits Program relating to equity- based awards, including any termination-related provisions with respect to equity based awards, will be deemed rejected and terminated on the Effective Date; provided further that any agreement or Compensation and Benefits Program related to Dr. Pehong Chen shall be replaced and superceded by the Transition Services Agreement. The Reorganized Debtor shall honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Final Order of the Bankruptcy Court.

Any assumption or rejection of an agreement or Compensation and Benefits Program pursuant to the terms herein shall not be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption.

7.9	Director and Officer’s Insurance Policies

Notwithstanding anything in the Plan to the contrary, the Reorganized Debtor shall be deemed to have assumed all of the Debtor’s D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtor’s foregoing assumption of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed.

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7.10	Other Insurance Policies

On the Effective Date, each of the Debtor’s insurance policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Article VII of this Plan. Nothing in the Plan shall affect, impair, or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtor under the insurance policies in any manner, and such insurance carriers, the insureds, and Reorganized Debtor shall retain all rights and defenses under such insurance policies. The insurance policies shall apply to and be enforceable by and against the insureds and the Reorganized Debtor in the same manner and according to the same terms and practices applicable to the Debtor, as existed prior to the Effective Date.

ARTICLE VIII

EFFECT OF REJECTION BY ONE OR MORE CLASSES

8.1	Impaired Classes Entitled to Vote

Each impaired Class other than any Class deemed to reject the Plan shall be entitled to vote separately to accept or reject the Plan. A holder of a Disputed Claim which has not been temporarily allowed for purposes of voting on the Plan may vote only such Disputed Claim in an amount equal to the portion, if any, of such Claim shown as fixed, liquidated, and undisputed in the Debtor’s Schedules of Assets and Liabilities.

8.2	Acceptance by Class

A Class of Claims shall have accepted the Plan if the Plan is accepted by at least two thirds (2/3) in amount and more than one half (1/2) in number of the Allowed Claims of such Class that have voted or been deemed to accept or reject the Plan.

A Class of Interests shall have accepted the Plan if the Plan is accepted by at least two thirds (2/3) in amount of the Allowed Claims of such Class that have voted or been deemed to accept or reject the Plan.

8.3	Reservation of Cramdown Rights

In the event that any impaired Class shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtor and Plan Sponsor reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with the provisions of the section 1129(b) of the Bankruptcy Code.

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ARTICLE IX EFFECT OF CONFIRMATION

9.1	Legally Binding Effect

The provisions of the Plan shall be binding and inure to the benefit of the Debtor, all Holders of Claims and Interests, and their respective successors and assigns, whether or not they accept the Plan and wherever located.

9.2	Vesting of Property of Debtor in Reorganized Debtor

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except as otherwise expressly provided in the Plan or Confirmation Order, all Estate Property, other than the Distribution Trust Assets, shall vest in the Reorganized Debtor free and clear of all Liens, Claims, Interests, and encumbrances of any kind, except as otherwise provided in the Plan. Moreover, pursuant to Bankruptcy Code section 1141(d), the effect of confirmation of the Plan shall be to discharge the Debtor from any debt that arose before the Effective Date, and any debt of a kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i).

The issuance of New Equity or transfer of assets through the Plan shall not result in ESW or the Reorganized Debtor (a) having any liability or responsibility for any Claim against or Interest in the Debtor, the Debtor’s estate, or Insider of the Debtor, or (b) having any liability or responsibility to the Debtor or the Debtor, each except as expressly set forth in the Plan. Without limiting the effect or scope of the foregoing, and to the fullest extent permitted by applicable laws, the issuance of the New Equity or transfer of assets contemplated in the Plan shall not subject the Reorganized Debtor, its properties or assets or affiliates, successors, or assigns to any liability for Claims against the Debtor’s interests in such assets by reason of such issuance of New Equity or transfer of assets under any applicable laws, including, without limitation, any successor liability.

On the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtor may operate its business and may use, acquire, or dispose of any and all Estate Property, without supervision of or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

ARTICLE X

INJUNCTIONS, RELEASES, AND DISCHARGE

10.1	Discharge of the Debtor

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all Distributions under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and causes of action, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Interests. Except as otherwise

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discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, and Interests in, the Debtor, subject to the occurrence of the Effective Date.

10.2	Discharge Injunction

Except as otherwise expressly provided in the Plan, the discharge and releases set forth in Section 1101 hereof shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (a) any Claim or Interest discharged and released in  Section 10.1 hereof, or (b) any cause of action, whether known or unknown, based on the same subject matter as any Claim or Interest discharged and released in Section 10.1 hereof. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor and the Reorganized Debtor, their successors or assigns, or their assets, properties, or interests in property, any other or further Claims or Interests, or any other right to legal or equitable relief, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

10.3	Exculpation and Limitation of Liability

The Exculpated Parties will neither have nor incur any liability to any entity for any claims or causes of action arising on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement or confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted actual fraud, gross negligence or willful misconduct; provided, further, that the Debtor will be entitled to rely upon the advice of counsel concerning their duties pursuant to, or in connection with, the above referenced documents, actions or inactions.

10.4	Releases by the Debtor

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Debtor will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to the Released Parties and their respective related parties (and each

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such Released Party and their respective related parties so released shall be deemed forever released by the Debtor) and their respective properties from any and all claims that the Debtor or any of their respective related parties would have been legally entitled to assert in their own right, on their own behalf, or on behalf of another party, against the Released Parties or their respective related parties; provided, however, that the foregoing provisions of this release shall not operate to waive or release (i) the rights of the Debtor to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final order of the Bankruptcy Court; and/or

(ii)	any defenses against a third party.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any person, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this release.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, or any document, instrument, or agreement (including those set forth in any document, schedule or disclosure included with or contained in the Plan Supplement) executed to implement the Plan.

10.5	Releases by Third Parties

On, and as of, the Effective Date and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Released Parties shall be forever released from any and all claims, obligations, actions, suits, rights, debts, accounts, causes of action, remedies, avoidance actions, agreements, promises, damages, judgments, demands, defenses, or claims in respect of equitable subordination, and liabilities throughout the world under any law or court ruling through the Effective Date (including all claims based on or arising out of facts or circumstances that existed as of or prior to the Effective Date, including claims based on negligence or strict liability, and further including any derivative claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, its Estate, or the Reorganized Debtor would have been legally entitled by applicable law to assert in its own right, whether individually or collectively) which the Debtor, its Estate, the Reorganized Debtor, Creditors, Interest Holders or other persons receiving or who are entitled to receive Distributions under the Plan may have against any of them in any way related to the Chapter 11 Case or the Debtor (or its predecessors); provided, however, that the foregoing release is granted only by Creditors and Interest Holders who are unimpaired and do not indicate an election to opt-out of granting such release by making such election electronically on the Claims Agent’s website at https://dm.epiq11.com/broadvision; provided, further, that the release provided in this Section 10.5 shall not extend to any claims by any Governmental Unit with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, or any

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document, instrument, or agreement (including those set forth in any document, schedule or disclosure included with or contained in the Plan Supplement) executed to implement the Plan

For the avoidance of doubt, nothing in this Article X shall prevent the enforcement of the terms of the Plan.

ARTICLE XI RETENTION OF JURISDICTION

11.1	Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain and have such jurisdiction over the Chapter 11 Case to the maximum extent as is legally permissible, including, without limitation, for the following purposes:

(a) To allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

(b) To ensure that Distributions to holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan and the Distribution Trust Agreement;

(c) To determine any and all applications or motions pending before the Bankruptcy Court on the Effective Date of the Plan, including without limitation any motions for the rejection, assumption or assumption and assignment of any Executory Contract;

(d) To consider and approve any modification of the Plan, remedy any defect or omission, or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order;

(e) To determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan or any Plan Documents or any entity’s obligations in connection with the Plan or any Plan Documents, or to defend any of the rights, benefits, Estate Property transferred, created, or otherwise provided or confirmed by the Plan or the Confirmation Order or to recover damages or other relief for violations thereof;

(f) To consider and act on the compromise and settlement of any claim or cause of action by or against the Debtor, the Estate, the Reorganized Debtor or the Distribution Trustee;

(g) To decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters, and any other matters, or grant or deny any applications involving the Debtor, or the Estate that may be pending on the Effective Date or that may be brought by the Debtor, the Reorganized Debtor, or the Distribution Trustee (as applicable), or any other related proceedings by the Reorganized Debtor, and to enter and enforce any default judgment on any of the foregoing;

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(h)	To decide or resolve any and all Professional Compensation Claims;

(i) To issue orders in aid of execution and implementation of the Plan or any Plan Documents to the extent authorized by section 1142 of the Bankruptcy Code or provided by the terms of the Plan;

(j) To decide issues concerning the federal or state tax liability of the Debtor which may arise in connection with the confirmation or consummation of the Plan or any Plan Documents;

(k) To interpret and enforce any orders entered by the Bankruptcy Court in the Chapter 11 Case; and

(l) To enter an order closing this Chapter 11 Case when all matters contemplating the use of such retained jurisdiction have been resolved and satisfied.

11.2	Limitation on Jurisdiction

In no event shall the provisions of the Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334, as well as the applicable circumstances that continue jurisdiction for defense and enforcement of the Plan and Plan Documents. For the avoidance of doubt, however, such jurisdiction shall be deemed, by the entry of the Confirmation Order, to:

(a) Permit entry of a final judgment by the Bankruptcy Court in any core proceeding referenced in 28 U.S.C. § 157(b) and to hear and resolve such proceedings in accordance with 28 U.S.C. § 157(c) and any and all related proceedings, including, without limitation, (i) all proceedings concerning disputes with, or Rights of Action or Claims against, any Person that the Debtor, the Estate, the Distribution Trust or the Reorganized Debtor or any of their successors or assigns, may have, and (ii) any and all Rights of Action or other Claims against any Person for harm to or with respect to (x) any Estate Property, including any infringement of Intellectual Property or conversion of Estate Property, or (y) any Estate Property liened or transferred by the Debtor to any other Person;

(b) Include jurisdiction over the recovery of any Estate Property (or property transferred by the Debtor with Bankruptcy Court approval) from any Person wrongly asserting ownership, possession or control of the same, whether pursuant to sections 542, 543, 549, 550 of the Bankruptcy Code or otherwise, as well as to punish any violation of the automatic stay under section 362 of the Bankruptcy Code or any other legal rights of the Debtor or the Estate under or related to the Bankruptcy Code; and

(c) Permit the taking of any default judgment against any Person who has submitted himself or herself to the jurisdiction of the Bankruptcy Court.

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ARTICLE XII MISCELLANEOUS PROVISIONS

12.1	Conditions to Confirmation

The Confirmation Order will not be effective unless (a) the Confirmation Order shall be in form and substance acceptable to the Debtor and Plan Sponsor, in their respective reasonable discretion, and shall provide for ESW to acquire all of the New Equity, free and clear of all Liens, Claims, interests and encumbrances of any kind, except as otherwise provided in the Plan, (b) the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, shall have been Filed in form and substance acceptable to the Debtor and Plan Sponsor in their respective reasonable discretion, and (c) no breach or failure to comply with the terms of the RSA, the Plan or any other material Final Order of the Bankruptcy Court shall have occurred and be continuing.

12.2	Conditions to Effectiveness

The occurrence of the Effective Date is subject to the occurrence of each of the following conditions: (a) the conditions to confirmation above have been either satisfied, or waived, by the Debtor and Plan Sponsor, (b) the Confirmation Order in form and substance reasonably satisfactory to the Debtor and Plan Sponsor shall have been entered by the Bankruptcy Court, confirming the Plan, and the Confirmation Order shall be in full force and effect and not subject to any stay or injunction, (c) the Plan Documents shall have been executed and delivered by all relevant parties, and any conditions (other than the occurrence of the Effective Date or certification by the Debtor that the Effective Date has occurred) contained therein have been satisfied or waived in accordance therewith, (d) the Cash Consideration shall have been received by the Debtor or the Distribution Trust, (e) no breach or failure to comply with the terms of the RSA, the Plan, the Confirmation Order or any other material Final Order of the Bankruptcy Court shall have occurred and be continuing; (f) ESW shall acquire the New Equity, free and clear of all Liens, Claims, interests and encumbrances of any kind, except as otherwise provided in the Plan, and (g) the Debtor has not caused, or as to Insiders, permitted to occur, (i) a Material Adverse Change with respect to the Debtor’s Intellectual Property or (ii) an “ownership change” as such term is used in section 382 of title 26 of the United States Code.

12.3	Exemption from Taxes

Pursuant to section 1146(a) of the Bankruptcy Code and the Plan, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code, may not be taxed under any law imposing a stamp tax or similar tax.

12.4	Securities Exemption

The offering and issuance of any rights by any party, including without limitation ESW or the Estate, under, pursuant to or in effecting the Plan, including, without limitation, the New Equity in the Reorganized Debtor, shall be exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “S   ecurities Act”), if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer of,

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underwriter of, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for Distributions of securities under a plan of reorganization in accordance with all applicable law, including without limitation section 1145 of the Bankruptcy Code. If the issuance of the New Equity does not qualify for an exemption under section 1145 of the Bankruptcy Code, the New Equity shall be issued in a manner which qualifies for any other available exemption from registration, whether as a private placement, pursuant to Section 4(2) of the Securities Act and/or safe harbor provisions promulgated thereunder, including Rule 506 under the Securities Act.

12.5	Defects, Omissions and Amendments of the Plan

The Debtor may, with the consent of the Plan Sponsor and the approval of the Bankruptcy Court and without notice to holders of Claims and Interests, insofar as it does not materially and adversely affect holders of Claims and Interests, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtor may, with the consent of the Plan Sponsor, propose amendments or alterations to the Plan before the Confirmation Hearing as provided in section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims and Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code. The Debtor may, with the consent of the Plan Sponsor, propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims and Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code, the Debtor has complied with section 1125 of the Bankruptcy Code, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under section 1129 of the Bankruptcy Code.

12.6	Withdrawal of Plan

The Debtor reserves the right to withdraw the Plan, provided that the Plan Sponsor consents, at any time prior to the Confirmation Date. If the Debtor withdraws the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur by May 22, 2020, unless otherwise extended by mutual agreement of the Debtor and the Plan Sponsor or the Effective Date does not occur by May 29, 2020, unless otherwise extended by mutual agreement of the Debtor and the Plan Sponsor, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute an admission, waiver or release of any claims by or against the Debtor or any other person, or to prejudice in any manner the rights of the Debtor, the Debtor’s Estate, or any person in any further proceedings involving the Debtor.

12.7	[Reserved].

12.8	Filing of Additional Documentation

By the Plan Supplement Deadline, the Debtor may file with the Bankruptcy Court such Plan Supplement, agreements and other documents as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan or any Plan Document, which shall also constitute “Plan Documents.”

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12.9	Governing Law

Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

12.10	Successors and Assigns

The rights, benefits and obligations of any entity named or referred to in the Plan or any Plan Document shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

12.11	Transfer of Claims and Interests

Any transfer of a Claim shall be in accordance with Bankruptcy Rule 3001(e) and the terms of this Section 12.11. Notice of any such transfer shall be forwarded to the Debtor by registered or certified mail, as set forth in Section 12.14 hereof. Both the transferee and transferor shall execute any notice, and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the interest in the Claim to be transferred. No transfer of a partial interest shall be allowed. All transfers must be of one hundred percent (100%) of the transferor’s interest in the Claim.

No transfer of Interests shall be allowed after the Record Date.

12.12	Time

Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed by the Plan.

12.13	Inconsistency

In the event of an inconsistency between the Plan, the RSA, and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan shall control. In the event of an inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

12.14	Notices

Any notice required to be given under the Plan or any Plan Document shall be in writing. Any notice that is allowed or required hereunder except for a notice of change of address shall be considered complete on the earlier of (a) three (3) days following the date the notice is sent by United States mail, postage prepaid, or by overnight courier service, or in the case of mailing to a non-United States address, air mail, postage prepaid, or personally delivered; (b) the date the notice is actually received by the Persons on the Post-Confirmation Service List by facsimile or computer transmission; or (c) three (3) days following the date the notice is sent to those Persons on the Post- Confirmation Service List as it is adopted by the Bankruptcy Court at the hearing on confirmation

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of the Plan, as such list may be amended from time-to-time by written notice from the Persons on the Post-Confirmation Service List.

(a)	If to the Debtor, at: BroadVision, Inc.

460 Seaport Ct., Suite 210 Redwood City, CA 94063 Attention: Dr. Pehong Chen

Email: Pehong.Chen@BroadVision.com and

DLA Piper LLP

555 Mission Street, Suite 2400 San Francisco, California Attention: Joshua D. Morse, Esq.

Email: Joshua.Morse@us.dlapiper.com Facsimile: (415) 659-7340

and

DLA Piper LLP

1201 North Market Street, Suite 2100

Wilmington, Delaware 19801 Attention: R. Craig Martin, Esq. Email: Craig.Martin@us.dlapiper.com Facsimile: (302) 394-2341

(b)	If to the Plan Sponsor or the Reorganized Debtor, at: ESW Capital, LLC

401 Congress Ave., Suite 2650

Austin, Texas 78701 Attention: Neeraj Gupta

Email: neeraj.gupta@eswcapital.com and

Goulston & Storrs PC

885 Third Avenue, 18th Floor New York, New York 10022

Attention: Trevor R. Hoffmann, Esq. Email: thoffmann@goulstonstorrs.com Facsimile: (212) 878-6911

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and

Morris, Nichols, Arsht & Tunnell LLP 1201 North Market Street, 16th Floor

P.O. Box 1347

Wilmington, Delaware 19899-1347 Attention: Derek Abbott, Esq.

Email: dabbott@mnat.com

(c)If to the Distribution Trustee, at:

 ,

Attn: _  Email: Facsimile:

and

 ,

Attn: _  Email: Facsimile:

12.15	U.S. Trustee Reporting and Fees

The Debtor will pay pre-confirmation U.S. Trustee Fees on or before the Effective Date of the Plan. After the Effective Date, the Distribution Trustee will file with the Bankruptcy Court and serve on the U.S. Trustee quarterly financial reports in a format prescribed by the U.S. Trustee, and the Distribution Trustee will pay post-Effective Date quarterly fees to the U.S. Trustee until a final decree is entered or the case is converted or dismissed as provided in 28 U.S.C. § 1930(a)(6).

12.16	Implementation

The Debtor, the Reorganized Debtor, the Plan Sponsor, and the Distribution Trustee shall be authorized to perform all reasonable, necessary and authorized acts to consummate the terms and conditions of the Plan and the Plan Documents, without further order from the Bankruptcy Court.

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12.17	No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtor, or the Estate with respect to any matter set forth herein, including, without limitation, liability on any Claim or Interest or the propriety of the classification of any Claim or Interest.

ARTICLE XIII SUBSTANTIAL CONSUMMATION

13.1	Substantial Consummation

The Plan shall be deemed substantially consummated on the Effective Date.

13.2	Final Decree

Upon compliance with Bankruptcy Rule 3022, the Distribution Trustee and/or the Reorganized Debtor may request the Bankruptcy Court to enter a final decree closing the Chapter 11 Case and such other orders that may be necessary and appropriate.

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Dated: April 3, 2020

Respectfully submitted,

BROADVISION, INC.

By:    /s/ Pehong Chen By:Pehong Chen

Title: President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

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E xhibit A

(Schedule of Assumed Contracts and Unexpired Leases)

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E xhibit B

(Schedule of Rejected Contracts and Unexpired Leases)

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Case 20-10701-CSSDoc 58-1Filed 04/03/20Page 54 of 55

Contract/Lease Counterparty	Contract or Lease	Designation	Cure Amount	Dated	Contract/Lease Name
Oracle	Prepaid License Agreement	Assumed	$0.00	August 18, 1998	Oracle Alliance Agreement
Microsoft	Prepaid License Agreement	Assumed	$0.00	2000-2016	BROADVISION (880947)
Certent	Prepaid License Agreement	Assumed	$0.00	July 1, 2015	Order Under Subscription and Services Agreement
IONA	Prepaid License Agreement	Assumed	$0.00	January 1, 1998	IONA Independent Software Vendor Agreement
RogueWave	Prepaid License Agreement	Assumed	$0.00	June 28, 2001	SourcePro License Agreement
PTC (also known as MKS)	Prepaid License Agreement	Assumed	$0.00	September 17, 2003	Original Equipment Manufacturer Software License Agreement
Fast Search & Transfer Inc.	Prepaid License Agreement	Assumed	$0.00	December 22, 2003	MASTER VAR AGREEMENT
Sun Microsystems	Prepaid License Agreement	Assumed	$0.00	March 27, 2001	Binary License and Redistribution Agreement
Apache Software Foundation	Prepaid License Agreement	Assumed	$0.00	January 2004	Apache License Version 2.0
Pantone Inc.	Prepaid License Agreement	Assumed	$0.00	April 22, 1996	License Agreement
Hurricane Electric	Internet Services	Assumed	$0.00	April 20, 2018	Master Service Agreement
Auriga, Inc.	Software Consulting Agreement	Assumed	$23,430.00	January 1, 2004	Product Quality Assurance, Testing and Development Agreement
Portside Investors	Lease Agreement	Assumed	$0.00	March 16, 2018	Standard Lease Agreement
Rumford Executive Office Suites LLC	Lease Agreement	Assumed	$0.00	July 26, 2019	Standard Form License Agreement

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None.

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Exhibit 2

(Prepetition Organizational Chart)

WEST\289803031.6

Case 20-10701-CSSDoc 58-2Filed 04/03/20Page 2 of 2

19.9%

BV

Professional Services SA

BV Systems India Pvt Ltd.

BV Spain

BV Japan

K. K.

BV

Barbados

BV France S.A.

BV

Deutschla nd GmbH

BV UK Ltd.

BV

Delaware LLC

BV Italia Srl

Vmoso, Inc.

100%

100%

100%

100%

100%

100%

100%

99%*

100%

100%

100%

100%

BroadVision, Inc.

Interleaf UK Limited

Interleaf GmbH

As used in this chart, “BV” means “BroadVision”

*the remaining 1% equity stake of BV France S.A. is held by each director of the entity

**BroadVision Taiwan is a branch of BroadVision, Inc.

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Exhibit 3

(BroadVision, Inc. Form 10-Q for the Period Ended September 30, 2019)

WEST\289803031.6

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(Mark One)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-Q

❒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2019 OR

☐TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transaction period from to

Commission File Number 001-34205

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware94-3184303

(State or other jurisdiction of(I.R.S. Employer

incorporation or organization)Identification No.)

460 Seaport Ct., Suite 10294063

Redwood City, California

(Address of principal executive offices)(Zip code)

(650) 331-1000

(Registrant's telephone number, including area code) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BVSN	Nasdaq Capital Market

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and

(2)	has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐Accelerated filer ☐

Non-accelerated filer ☑Smaller reporting company ☑

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☑

As of October 25, 2019, the registrant had 5,061,018 shares of common stock outstanding.

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BROADVISION, INC. AND SUBSIDIARIES FORM 10-Q

Quarter Ended September 30, 2019 TABLE OF CONTENTS

Item 1.  Legal Proceedings26

Item 1A.Risk Factors26

Item 2.   Unregistered Sales of Equity Securities and Use of Proceeds35

Item 3.   Defaults Upon Senior Securities35

Item 4.   Mine Safety Disclosures35

Item 5.  Other Information35

Item 6.   Exhibits36

EXHIBIT 31.1 EXHIBIT 32.1

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PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

September 30,December 31,

 2019 2018

ASSETS(unaudited)(See Note 1)

Current assets:
Cash and cash equivalents	$2,169	$2,574
Accounts receivable, net of reserves of $63 and $193 as of September 30, 2019 and December 31, 2018, respectively	235	331
Accounts receivable related party (Note 7)	979	—
Operating lease right-of-use assets	60	—
Prepaids and other	544	692
Current assets of discontinued operations (Note 8)	—	145
Total current assets	3,987	3,742
Property and equipment, net	9	15
Investment in Vmoso, Inc. (Note 4)	1,497	—
Other assets	94	96
Total assets	$5,587	$3,853
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$452	$215
Accrued expenses	530	607
Operating lease liabilities – current	58	—
Unearned revenues	670	321
Deferred maintenance	330	337
Current liabilities of discontinued operations (Note 8)	—	417
Total current liabilities	2,040	1,897
Other non-current liabilities	813	555
Total liabilities	2,853	2,452
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value; 1,000 shares authorized; none issued and outstanding
Common stock, $0.0001 par value; 11,200 shares authorized; 5,061 and 5,057 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	1,272,009	1,271,949
Accumulated other comprehensive loss	(1,251)	(1,435)
Accumulated deficit	(1,268,024)	(1,269,113)
Total stockholders’ equity	2,734	1,401
Total liabilities and stockholders’ equity	$5,587	$3,853

See Accompanying Notes to Condensed Consolidated Financial Statements.

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BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts) (Unaudited)

Three Months EndedNine Months Ended

 September 30, September 30,

 2019 2018 2019 2018

Revenues:
Software licenses$284		$285	$964	$1,199
Services424		458	1,333	1,709
Total revenues708		743	2,297	2,908
Cost of revenues:
Cost of software revenues12		27	—	102
Cost of services75		105	235	424
Total cost of revenues	87	132	235	526
Gross profit	621	611	2,062	2,382
Operating expenses:
Research and development	322	235	537	1,249
Sales and marketing	69	231	140	669
General and administrative	596	535	1,941	2,072
Total operating expenses	987	1,001	2,618	3,990
Operating loss	(366)	(390)	(556)	(1,608)
Interest income, net	4	13	12	49
Other income (loss), net	(190)	(72)	(174)	(223)
Loss before income taxes	(552)	(449)	(718)	(1,782)
Income tax expense	2	(2)	(15)	(4)
Net loss from continuing operations	(550)	(451)	(733)	(1,786)
Discontinued Operations:
Net loss from discontinued operations	(665)	(1,265)	(2,234)	(3,582)
Gain on deconsolidation of Vmoso, Inc.	2,349	—	2,349	—
Net income (loss) from discontinued operations	1,684	(1,265)	115	(3,582)
Net income (loss)	1,134	(1,716)	(618)	(5,368)
Net loss attributed to non-controlling interest	(529)	—	(1,707)	—
Net income (loss) attributed to BroadVision$1,663		$(1,716)	$1,089$ (5,368)
Amounts attributed to controlling interest:
Net loss attributed to controlling interest from continuing operations$(467)		$(1,716)	$(519) $(5,368)
Net income attributed to controlling interest from discontinued operations	2,130	—	1,608	—
Net income (loss) attributed to BroadVision	$1,663	$(1,716)	$1,089	$(5,368)
Net loss per share attributed to continuing operations:
Basic	$(0.11)	$(0.09)	$(0.15)	$(0.36)
Diluted	$(0.11)	$(0.09)	$(0.15)	$(0.36)
Net income (loss) per share attributed to discontinued operations:
Basic	$0.33	$(0.25)	$0.02	$(0.72)
Diluted	$0.33	$(0.25)	$0.02	$(0.72)
Shares used in computing:
Weighted average shares, basic	5,034	4,998	5,018	4,997
Weighted average shares, diluted	5,044	4,998	5,037	4,997
Other comprehensive (loss) gain, net of tax:
Foreign currency translation adjustment	188	29	184	106
Comprehensive income	188	29	184	106
Comprehensive income (loss)	$1,322	$(1,687)	$(434)	$(5,262)

See Accompanying Notes to Condensed Consolidated Financial Statements.

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BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, Unaudited)

 Common Stock

Accumulated

AdditionalOtherNoncontrollingTotal

Paid-inComprehensiveAccumulatedinterest as ofStockholders' SharesAmountCapitalLossDeficitTotalSeptember 29, 2019Equity

Balances as of December 31, 20185,057   $—  $1,271,949   $(1,435)  $(1,269,113)  $1,401   $—  $1,401 Contribution from noncontrolling

—

Net loss

(864)

(575)

(289)

interest————3,0003,000

18

Stock-based compensation

18

—

18

Other comprehensive income—96—96—96

Issuance of common stock

under employee stock purchase plan2—2——2—2

—

Other comprehensive loss

(100)

—

(100)

Net loss——(285)(285)(602)(887)

2

—

2

—

2

—

2

Issuance of common stock

under employee stock purchase plan

Stock-based compensation19——19—19

—

Net income (loss)

1,134

(529)

1,663

Balances as of June 30, 20195,061—1,271,990(1,439)(1,269,687)8641,8232,687

Other comprehensive income—188—188188
Stock-based compensation			19	—	—	19	—19
Deconsolidation of Vmoso, Inc.			—	—	—	—	(1,294) (1,294)

Balances as of December 31, 2017	4,995	$—	$1,271,585	$(1,558)	$(1,262,718)	$7,309	$— $7,309
Net loss			—	—	(1,492)	(1,492)	—(1,492)

126

Stock-based compensation

126

—

Other comprehensive income—(182)—(182)—(182)

Issuance of common stock

605

—

605

—

—

Cumulative effect of adoption of ASC 606

under employee stock purchase plan2—5——5—5

—

Net loss

(2,160)

—

(2,160)

Balances as of March 31, 20184,997—1,271,716(1,740)(1,263,605)6,371—6,371

107

Stock-based compensation

107

—

107

Other comprehensive loss—259—259—259

Issuance of common stock

under employee stock purchase plan1—2——2—2

Balances as of June 30, 20184,998—1,271,825(1,481)(1,265,765)4,579—4,579

—

Other comprehensive loss

29

—

29

Net loss——(1,714)(1,714)—(1,714)

Stock-based compensation67——67—67

See Accompanying Notes to Condensed Consolidated Financial Statements.

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BROADVISION, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, Unaudited)

Nine Months Ended

 September 30,

Cash flows from operating activities:	2019	2018
Net loss from continuing operations	$(733)	$(1,786)
Net income (loss) from discontinued operations	115	(3,582)
Total net loss	(618)	(5,368)
Adjustments to reconcile net loss to net cash used for operating activities:
Gain on deconsolidation of Vmoso, Inc.	(2,349)	—
Depreciation and amortization	6	17
Stock-based compensation	56	300
Provision (benefit) of receivable reserves	(90)	(77)
Accumulated effect on accounting changes	—	605
Changes in operating assets and liabilities:
Accounts receivable	313	950
Accounts receivable related party	(979)	—
Prepaids and other	148	14
Operating lease right-of-use assets	(60)	—
Other non-current assets	—	(9)
Accounts payable and accrued expenses	(98)	(659)
Operating lease liabilities - current	58	—
Unearned revenues and deferred maintenance	391	(1,108)
Other noncurrent liabilities	1,229	10
Net cash used for operating activities	(1,993)	(5,325)
Cash flows from investing activities:
Purchase of property and equipment	—	(1)
Deconsolidation of Vmoso, Inc. cash	(1,596)	—
Maturities of short term investments	—	1,000
Net cash (used for) provided by investing activities	(1,596)	999
Cash flows from financing activities:
Proceeds from issuance of common stock, net	3,000	9
Net cash provided by financing activities	3,000	9
Effect of exchange rates on cash and cash equivalents	184	106
Net decrease in cash and cash equivalents	(405)	(4,211)
Cash and cash equivalents at beginning of period	2,574	8,560
Cash and cash equivalents at end of period	$2,169	$4,349

See Accompanying Notes to Condensed Consolidated Financial Statements.

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BROADVISION, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) Note 1. Organization and Summary of Significant Accounting Policies

BroadVision, Inc. was incorporated in the state of Delaware on May 13, 1993, and has been a publicly traded corporation since 1996. We develop, market, and support enterprise portal applications that enable companies to unify their e-business infrastructure and conduct both interactions and transactions with employees, partners, and customers through a personalized self-service model that increases revenues, reduces costs, and improves productivity.

Except where specifically noted or the context otherwise requires, the use of terms such as the “Company”, “BroadVision,” “we” and “our” in these Notes to Condensed Consolidated Financial Statements refers to BroadVision, Inc. and its subsidiaries.

Basis of Presentation and Principles of Consolidation

The condensed consolidated financial results and related information as of and for the three and nine months ended September 30, 2019 and 2018 are unaudited. The Condensed Consolidated Balance Sheet at December 31, 2018 has been derived from the audited consolidated financial statements as of that date but does not necessarily reflect all of the disclosures previously reported in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The unaudited Condensed Consolidated Financial Statements should be reviewed in conjunction with the audited consolidated financial statements and related notes contained in our 2018 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on April 1, 2019, as amended.

The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with U.S. GAAP for interim financial information and with the instructions in Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, these statements do not include all of the information and footnotes required by U.S. GAAP for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of interim financial information have been included. Operating results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the remainder of the year ending December 31, 2019 or any future interim period. The condensed consolidated financial statements include our accounts and those of our wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidation.

On January 2, 2019, we entered into a Series A Preferred Stock Purchase Agreement with Vmoso, Inc., a Delaware corporation (“VMSO”), for the purchase of 745,000 shares of VMSO’s Series A Preferred Stock for a purchase price comprising the contribution of our intellectual property and other net assets. This transaction was considered a common control transaction, and the assets and liabilities were transferred to VMSO at carrying value and resulted in no gain or loss. The contributed assets represent substantially all of the intellectual property and other assets relating to our Clearvale and Vmoso platforms, including our Clearvale and Vmoso products and customer relationships and our My Vmoso Network (“MVN”) development project. VMSO will continue the commercialization of the Clearvale and Vmoso products and the development of MVN.

Following the completion of VMSO’s sale of Class 1 Common Stock described below, the shares of Series A Preferred Stock owned by the Company represent approximately 19.9% of the total number of shares of VMSO’s capital stock outstanding. The rights, preferences and privileges of VMSO’s Series A Preferred Stock include a liquidation preference of $1.00 per share in addition to participating rights proportionate to the number of shares held. The fair value of the VMSO Series A Preferred Stock held by the Company upon completion of VMSO’s sale of Class 1 Common Stock described below was 33.3% of VMSO.

On January 2, 2019, Dr. Pehong Chen, our and VMSO’s President and Chief Executive Officer and our largest stockholder, purchased 3,000,000 shares of VMSO’s Class 1 Common Stock, representing approximately 80.1% of the total number of shares of VMSO’s capital stock outstanding after such purchase, for a purchase price of $3,000,000 in cash pursuant to a Class 1 Common Stock Purchase Agreement between Dr. Chen and VMSO. The fair value of Dr. Chen’s non-controlling interest in VMSO upon completion of VMSO’s sale of Class 1 Common Stock was 66.7% of VMSO.

On January 2, 2019, we entered into a Services and Facilities Agreement (“SFA”), with VMSO, the terms of which provide for the payment of certain fees to us by VMSO, in exchange for the contribution of our expertise, resources, services, as well as the limited use of our facilities in VMSO’s business and operations. The SFA was initially effective as of January 1, 2019 and was amended and restated on September 30, 2019 (“the A&R SFA”). The A&R SFA substantially reduced the nature and number of services that we provide to VMSO, and instead, committed us to provide VMSO with only certain back-office services relating primarily to finance, human resources, information technology and infrastructure support, as well as a limited right to use and occupy our facilities in Redwood City, California, in exchange for

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fees generally intended to permit us to recover the cost to us of providing VMSO with such services, facilities and equipment, with a nominal profit margin. The A&R SFA provides both parties with the flexibility to expand the scope of the agreement to cover any additional services by mutual agreement, as well as any services that are ancillary, incidental to, or necessary for the performance of the services contemplated by the A&R SFA. Since the execution of the initial SFA, we have acted as a reseller of VMSO’s Clearvale and Vmoso products, and we expect to continue to do so, with the A&R SFA contemplating our potential future execution of a formal Reseller Margin Arrangement with VMSO. The A&R SFA does not contemplate or result in a change in our ownership share of VMSO. The term of the A&R SFA shall continue until June 30, 2020, unless earlier terminated by either party, at any time, upon 30 days’ written notice and shall be renewable upon written consent from both parties.

The Company consolidates variable interest entities (“VIEs”) in which it holds a variable interest and for which the Company is determined to be the primary beneficiary.

Concurrent with the execution of the A&R SFA on September 30, 2019, the Company also terminated employees whose sole function was to support VMSO and its products and product development efforts: Vmoso, Clearvale, and MVN. As a result of the A&R SFA, the Company no longer controlled the management of VMSO, prompting and permitting the Company to deconsolidate VMSO as a variable interest entity effective as of September 30, 2019. Refer to Note 8. Discontinued Operations, for additional details on the deconsolidation of VMSO. As part of the deconsolidation of VMSO on September 30, 2019, the Company recorded its investment in VMSO at fair value of $1.5 million as of September 30, 2019 on the Condensed Consolidated Balance Sheet under the “Investment in Vmoso, Inc.” caption, removed the assets and liabilities of VMSO from the Condensed Consolidated Balance Sheet at net carrying value of $0.4 million, removed the noncontrolling interest in VMSO of $1.3 million from the Condensed Consolidated Balance Sheet and recorded a $2.3 million gain on deconsolidation of VMSO. The Condensed Consolidated Statements of Comprehensive Income (Loss), Stockholders’ Equity, and Cash Flows include the operating results, changes in stockholders’ equity, and cash flows of VMSO through September 29, 2019 prior to deconsolidation on September 30, 2019.

On October 29, 2019, we entered into an amendment to the A&R SFA with VMSO (the “SFA Amendment”), which further clarified the permitted limited use of our facilities, added certain billable financial services that we would provide to VMSO through at least the end of 2019, and provided us with the ability to incur, pay, and be reimbursed for certain expenses on VMSO’s behalf during the term of the A&R SFA.

The assets and liabilities, operating results, and cash flows related to Vmoso and Clearvale products and MVN product development are presented as discontinued operations, separate from our continuing operations, for all periods presented in these interim Condensed Consolidated Financial Statements and footnotes, unless otherwise indicated. Refer to Note 8. Discontinued Operations, for details on the income and major components of assets and liabilities of our discontinued operations.

Use of Estimates

The preparation of Condensed Consolidated Financial Statements in conformity with U.S. GAAP requires management to make certain assumptions and estimates that affect reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, we evaluate our estimates, including those related to receivable reserves, stock-based compensation, investments, impairment assessments and income taxes, valuation of equity instruments, as well as contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe are reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates using different assumptions or conditions.

Liquidity

The accompanying Condensed Consolidated Financial Statements have been prepared assuming the Company will continue as a going concern. During the nine months ended September 30, 2019, the Company had a net loss of $0.7 million from continuing operations and net cash used for operations of $2.0 million, and at September 30, 2019, the Company had working capital of $1.9 million. The Company has implemented cost reduction plans commencing the second half of 2017 to reduce the Company’s cash needs and reduced the cost of its operations by approximately $5 million in 2018, and by an additional approximately $3.3 million in the nine months ended September 30, 2019. The Company believes its cash and cash equivalents as of September 30, 2019, will be sufficient to fund operations for at least twelve months from the date of issuance of these Condensed Consolidated Financial Statements.

However, further cost reduction may result in voluntary departures of highly skilled technical and managerial personnel, which would have a material adverse effect on our business, internal controls, financial condition and results of operations. We expect to opportunistically seek to raise additional funds through private or public sales of securities, strategic relationships, bank debt, financing under leasing arrangements or otherwise. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current stockholders will be reduced, stockholders may experience additional dilution or any equity securities we sell may have rights, preferences or

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privileges senior to those of the holders of our common stock. We expect that obtaining additional financing on acceptable terms would be difficult, at best. If adequate funds are not available or are not available on acceptable terms, we may be unable to pay our debts as they become due, develop our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could have a material adverse effect on our business, financial condition and future operating results. The outcome of these matters cannot be predicted at this time. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish these plans and secure sources of financing and/or reduce costs and ultimately attain profitable operations.

Stock-Based Compensation

The following table sets forth the components of the total stock-based compensation expense recognized in our Condensed Consolidated Statements of Comprehensive Income (Loss) for the three and nine months ended September 30, 2019 and 2018 (in thousands):

Three Months EndedNine Months Ended

 September 30, September 30,

Total	2019	2018	2019	2018
Cost of services	$—	$13	$—	$38
Research and development	—	4	—	26
Sales and marketing	2	10	10	37
General and administrative	17	7	46	73
Total stock-based compensation attributed to continuing operations	19	34	56	174
Total stock-based compensation attributed to discontinued operations	—	33	—	126
Total stock-based compensation	$19	$67	$56	$300
Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on the condensed consolidated balance sheets. As of September 30, 2019 and December 31, 2018, the Company did not have finance leases.

ROU assets and operating lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain to be exercised. Operating leases are recognized on a straight-line basis over the lease term.

Net Income (Loss) Per Share

Basic net income (loss) per share is computed using the weighted-average number of shares of common stock outstanding, excluding the effects of any potentially dilutive securities. Diluted net income (loss) per share is computed using the weighted-average number of shares of common stock outstanding and, when dilutive, common equivalent shares from outstanding stock options and awards using the treasury stock method.

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The following table sets forth the basic and diluted net income (loss) per share computational data for the periods presented (in thousands, except per share amounts):

Three Months EndedNine Months Ended
September 30, September 30,
	2019	2018	2019	2018
Net loss attributable to continuing operations	(550)	(451)	(733)	(1,786)
Net income (loss) attributable to discontinued operations	1,684	(1,265)	115	(3,582)
Net income (loss)	$1,134	$(1,716)	$(618)	$(5,368)
Net loss per share attributed to continuing operations:
Basic	$(0.11)	$(0.09)	$(0.15) $	(0.36)
Diluted	$(0.11)	$(0.09)	$(0.15) $	(0.36)
Net income (loss) per share attributed to discontinued operations:
Basic	$0.33	$(0.25)	$0.02 $	(0.72)
Diluted	$0.33	$(0.25)	$0.02 $	(0.72)
Shares used in computing:
Weighted average shares, basic	5,034	4,998	5,018	4,997
Weighted-average common equivalent shares from outstanding common stock
options and awards	10	—	19	—
Weighted average shares, diluted	5,044	4,998	5,037	4,997

Legal Proceedings

We are subject from time to time to various legal actions and other claims arising in the ordinary course of business. We are not presently a party to any material legal proceedings.

Foreign Currency Translations

The functional currencies of all foreign subsidiaries are the local currencies of their respective countries. Assets and liabilities of these subsidiaries are translated into U.S. dollars at the balance sheet date. Income and expense items are translated at average exchange rates for the periods presented. Foreign exchange gains and losses resulting from the remeasurement of foreign currency assets and liabilities are included as other income (expense), net in the Condensed Consolidated Statements of Comprehensive Loss. The translation adjustment was a gain of

$184,000 and $106,000 for the nine months ended September 30, 2019 and 2018, respectively. These amounts are included in the accumulated other comprehensive income (loss) account in the Condensed Consolidated Balance Sheets.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) and other comprehensive gains and losses, which primarily consists of foreign currency translation adjustments. Total comprehensive income (loss) is presented in the accompanying Condensed Consolidated Statements of Comprehensive Income (Loss). Total accumulated other comprehensive loss is displayed as a separate component of stockholders’ equity in the accompanying Condensed Consolidated Balance Sheets. The accumulated balances of other comprehensive loss consist of the following, net of taxes (in thousands):

Accumulated Other Comprehensive Loss
Balance, December 31, 2018	$(1,435)
Net change during period	184
Balance, September 30, 2019	$(1,251)

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Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncement

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which requires the recognition of an asset and liability for lease arrangements longer than twelve months. The Company adopted the new accounting standard on January 1, 2019, using the modified retrospective method and elected the package of practical expedients for expired or existing contracts, which allowed the Company not to reassess (1) whether contracts are or contain leases, (2) lease classification and (3) initial direct costs. The Company recorded right-of-use assets of $120,000 in “Operating lease right-of-use assets” on the Company's Condensed Consolidated Balance Sheet, and lease liabilities of $120,000 in aggregate in “Operating lease liabilities – current” and “other non-current liabilities” on the Company’s Condensed Consolidated Balance Sheet on the adoption date. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326). This ASU requires an organization to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. ASU 2016-13 is effective for the Company in the first quarter of fiscal 2023. Entities may early adopt the ASU in their fiscal years beginning after December 15, 2018. The Company does not believe this ASU will have a material impact on its Consolidated Financial Statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (ASU 2018-13), which modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for the Company in the first quarter of fiscal 2020. Early adoption is permitted. The Company does not believe this ASU will have a material impact on its Consolidated Financial Statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract. ASU 2018-15 clarifies the accounting for implementation costs in cloud computing arrangements. ASU 2018-15 is effective for the Company in the first quarter of fiscal 2020. Early adoption is permitted. The Company does not believe this ASU will have a material impact on its Consolidated Financial Statements.

Note 2. Revenues

Revenue Accounting Policies

Our revenues consist of fees for licenses of our software products, maintenance, consulting services and training. Revenues are recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration we expect to receive in exchange for those products or services. We enter into contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations. The transaction price is generally in the form of a fixed fee at contract inception without variable consideration. We allocate the transaction price to each distinct performance obligation based on the relative estimated standalone selling prices for each performance obligation. We then look to how control transfers to the customer in order to determine the timing of revenue recognition.

The following is a description of principal activities from which we generate revenues:

Software License Revenues – Products with Non-Ratably Recognized Revenue

Licenses for software products with non-ratably recognized revenues (such as QuickSilver) provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase perpetual licenses or subscribe to licenses, which provide customers with the same functionality and differ mainly in the duration over which the customer benefits from the software. Revenues from such software licenses are recognized upfront at the point in time when the software is made available to the customer, which is consistent with the timing of the payments received from the customer. We do not grant a right of return for these software products.

Maintenance Revenues

Maintenance revenues, which include revenues that are allocated from software license agreements that entitle the customers to technical support and future unspecified enhancements to our products, are recognized ratably over the related agreement period, which time

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period is generally twelve months. Customer payments are usually received annually in advance, which are recorded as deferred revenues and are recognized as revenues as we perform our obligations under these agreements.

Consulting Services Revenues

Consulting services revenues and training revenues are recognized as such services are performed based on time and cost incurred. These services are not essential to the functionality of the software. We record reimbursements from our customers for out-of-pocket expenses as an increase to services revenues.

Significant Judgments

Our contracts with customers often include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. Judgment is also required to determine the timing of the recognition, as well as the standalone selling price for each distinct performance obligation. In instances where the standalone selling price is not directly observable, such as when we do not sell the product or service separately, we determine such standalone selling price using information that may include market conditions and other observable inputs.

Practical Expedients and Exemptions

We generally expense sales commissions when incurred because the amortization period would have been one year or less. These costs are recorded within sales and marketing expenses.

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Disaggregation of Revenues

The following table provides information about disaggregated revenues from continuing operations by geographical region, major product line and timing of revenue recognition (in thousands):

		Nine months ended	September 30, 2019
	Software Licenses -		Professional
Geographic region:	Non-hosted	Maintenance	Services	Total
Americas	$909	$651	$3	$1,563
Europe	54	480	3	537
Asia/Pacific	1	158	38	197
Total revenues	$964	$1,289	$44	$2,297

Software Licenses -

Nine months ended September 30, 2018

Professional

Geographic region:

Non-hostedMaintenance

ServicesTotal

Americas	$1,082	$592	$24	$1,698
Europe	115	548	71	734
Asia/Pacific	2	179	295	476
Total revenues	$1,199	$1,319	$390	$2,908

Software Licenses -

Nine months ended September 30, 2019

Professional

Timing of revenue recognition:

 Non-hosted Maintenance

 Services Total

Transferred at a point in time	$964	$—	$—	$964
Transferred over time	—	1,289	44	1,333
Total revenues	$964	$1,289	$44	$2,297

Software Licenses -

Nine months ended September 30, 2018

Professional

Timing of revenue recognition:

Non-hostedMaintenance

ServicesTotal

Transferred at a point in time	$1,199	$—	$—	$1,199
Transferred over time	—	1,319	390	1,709
Total revenues	$1,199	$1,319	$390	$2,908

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Contract Balances

The following table provides information about receivables, contract assets and deferred revenues from contracts with customers from continuing operations. Deferred revenues include unearned revenues and deferred maintenance (in thousands):

Balance at beginning

Nine months ended September 30, 2019

Balance at end

 of period Increases Decreases of period

Receivables	$331	$1,920$	2,016$	235
Unearned and deferred revenues including current and non-current	$792	$2,861$	2,256$	1,397

Balance at beginning

Nine months ended September 30, 2018

Balance at end

of periodIncreasesDecreasesof period

Receivables$1,089$2,631$3,500$220

Unearned and deferred revenues including current and non-current1,9131,5202,518915

We receive payments from customers based upon contractual billing schedules; accounts receivables are recorded when the right to consideration becomes unconditional. Contract assets include amounts related to our contractual right to consideration for completed performance obligations not yet invoiced. Deferred revenues include payments received in advance of performance under the contract and are realized with the associated revenues recognized under the contract, which is generally within a year. Increases to deferred revenues were mainly a result of additional upfront payments received during the period, whereas decreases to unearned and deferred revenues were due to performance obligations satisfied.

Note 3. Selected Condensed Consolidated Balance Sheet Detail

Other current assets at September 30, 2019 and December 31, 2018 consisted of the following (in thousands):

	September 30,	December 31,
	2019 (unaudited)	2018
VAT receivable	$240	$480
Other	304	212
Total Prepaids and other	$544	$692

Accrued expenses at September 30, 2019 and December 31, 2018 consisted of the following (in thousands):

	September 30,	December 31,
	2019 (unaudited)	2018
Employee benefits	$279	$169
Income tax	1	24
Sales and other taxes	116	287
Commissions and bonuses	33	18
Other	101	109
Total accrued expenses	$530	$607

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Other non-current liabilities at September 30, 2019 and December 31, 2018 consisted of the following (in thousands):

	September 30,	December 31,
	2019 (unaudited)	2018
Deferred maintenance and unearned revenues	$396	$133
Other	417	422
Total other non-current liabilities	$813	$555
Note 4. Fair Value of Financial Instruments

We measure assets and liabilities at fair value based on an exit price as defined by the FASB guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities;
•

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

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Effective September 30, 2019, the Company completed its deconsolidation of VMSO. The Company retained its investment of 19.9% of VMSO after deconsolidation, which the Company valued at approximately $1.5 million as of September 30, 2019. The Company used Level 3 inputs in its fair market valuation of the investment in VMSO on September 30, 2019. Refer to Note 8. Discontinued Operations, for details regarding the Company’s investment in VMSO. The Company measures the following financial assets at fair value on a recurring basis. The fair value of these financial assets as of September 30, 2019 and December 31, 2018 (in thousands) were as follows:

Fair Value at Reporting Date Using

		Quoted Prices in Active	Significant
September 30,		Markets for Identical Assets	Other Observable Inputs	Significant Unobservable Inputs
2019		(Level 1)	(Level 2)	(Level 3)
Cash and cash equivalents:
Cash	$1,734	$1,734	$—	$—
Money market funds	435	435	—	—
Total cash and cash equivalents	2,169	2,169	—	—
Investment in Vmoso, Inc.	1,497	—	—	1,497
Total	$3,666	$2,169	$—	$1,497
Fair Value at Reporting Date Using
		Quoted Prices in Active	Significant
December 31,		Markets for Identical Assets	Other Observable Inputs	Significant Unobservable Inputs
2018		(Level 1)	(Level 2)	(Level 3)
Cash and cash equivalents:
Cash	$1,628	$1,628	$—$—
Money market funds	946	946	——
Total cash and cash equivalents	$2,574	$2,574	$—$—

Level 2 securities are priced using quoted market prices for similar instruments, nonbinding market prices that are corroborated by observable market data, or discounted cash flow techniques. Level 3 securities were priced using a calibration option pricing model to determine the fair value.

The fair value of cash and cash equivalents, accounts receivable and accounts payable for all periods presented approximates their respective carrying amounts due to the short-term nature of these balances.

Note 5. Commitments and Contingencies

Warranties and Indemnification

We provide a warranty to our perpetual license customers that our software will perform substantially in accordance with the documentation we provide with the software, typically for a period of 90 days following receipt of the software. Historically, costs related to these warranties have been immaterial. Accordingly, we have not recorded any warranty liabilities as of September 30, 2019 and December 31, 2018, respectively.

Our perpetual software license agreements typically provide for indemnification of customers for intellectual property infringement claims caused by use of a current release of our software consistent with the terms of the license agreement. The term of these indemnification clauses is generally perpetual. The potential future payments we could be required to make under these indemnification clauses are generally limited to the amount the customer paid for the software. Historically, costs related to these indemnification provisions have been immaterial. We also maintain liability insurance that limits our exposure to any indemnification claims that may arise. As a result, we believe the potential liability of these indemnification clauses is minimal. Accordingly, we did not record any liabilities for these agreements as of September 30, 2019 and December 31, 2018, respectively.

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We entered into agreements whereby we indemnify our officers and directors for certain events or occurrences while the officer is, or was, serving in such capacity. The term of the indemnification period is for so long as such officer or director is subject to an indemnifiable event by reason of the fact that such person was serving in such capacity. The maximum potential amount of future payments we could be required to make under these indemnification agreements may be unlimited; however, we have a director and officer insurance policy that limits our exposure to such claims and enables us to recover a portion of any future amounts paid. As a result of our insurance policy coverage, we believe the estimated fair value of these indemnification agreements is insignificant. Accordingly, we have no liabilities recorded for these agreements as of either September 30, 2019 or December 31, 2018. We assess the need for an indemnification reserve on a quarterly basis and there can be no guarantee that an indemnification reserve will not become necessary in the future.

Leases

We lease our headquarters facility and our other facilities under noncancelable operating lease agreements each of which will expire at various dates during or before June 2020. We recognize the rent expense on a straight line basis over the lease period. Under the terms of our lease agreements, we are required to pay property taxes, insurance and normal maintenance costs.

On January 1, 2019, we recorded right-of-use assets of $120,000 in “Operating lease right-of-use assets” on our condensed consolidated balance sheet, and as of September 30, 2019, we had related lease liabilities of $58,000 in aggregate in “Operating lease liabilities

– current” and zero in “Other non-current liabilities” on our condensed consolidated balance sheet.

Supplemental cash flow information related to operating leases is as follows (dollars in thousands):

Nine Months Ended September 30,

2019

Cash payments for operating leases$66

September 30, 2019

Weighted-average remaining lease term0.75

Weighted-average discount rate12%

Future minimum non-cancelable payments under operating leases as of September 30, 2019, were as follows (in thousands):

Operating

 Leases

Remainder of 2019	$41
2020	45
Total future lease payments	$86
Less imputed interest	9
Present value of lease liabilities	$77

During the three months ended September 30, 2019 and 2018, the Company recorded operating lease cost of $56,000 and $114,000, respectively, and during the nine months ended September 30, 2019 and 2018, the Company recorded operating lease cost of $169,000 and

$768,000, respectively. As of September 30, 2019, the Company had no leases that have not yet commenced, except for a new lease commencing  mid-November  2019 for  new premises in Woburn, MA,  which has a  minimum commitment of 12.5  months at a total cost of

$13,000.

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Note 6. Geographic, Segment and Significant Customer Information

We operate in one segment: electronic business solutions. The disaggregated revenue information regarding types of revenues from continuing operations is as follows (in thousands):

Three Months EndedNine Months Ended

 September 30, September 30,

Software licenses	2019	2018	2019	2018
Non-hosted licenses	$284	$286	$964	$1,199
Services
Consulting services	7	37	44	390
Maintenance	417	420	1,289	1,319
Total revenues from continuing operations	$708	$743	$2,297	$2,908

We currently operate in three primary geographical territories: North and South America (Americas); Europe, Middle East and Africa (Europe); and Asia, Pacific and Japan (Asia/Pacific).

Disaggregated financial information regarding our geographic revenues from continuing operations is as follows (in thousands):

Three Months EndedNine Months Ended

 September 30, September 30,

Revenues:	2019	2018	2019	2018
Americas	$475	$462	$1,563	$1,698
Europe	174	215	537	734
Asia/Pacific	59	66	197	476
Total revenues from continuing operations	$708	$743	$2,297	$2,908

For the three and nine months ended September 30, 2019, Express Scripts accounted for more than 10% of our revenues from continuing operations. For the three and nine months ended September 30, 2018, Express Scripts accounted for 10% or more of our revenues from continuing operations.

Note 7. Related Party Transactions

BVD and BVOD

On November 14, 2008, BroadVision (Delaware) LLC, a Delaware limited liability company (“BVD”), which was then our wholly owned subsidiary, entered into a Share Purchase Agreement with CHRM LLC, a Delaware limited liability company, that is controlled by Dr. Pehong Chen, our Chairman, President, Chief Executive Officer, Interim Chief Financial Officer and largest stockholder and in which our former Chief Financial Officer, Peter Chu, holds a minority interest. We and CHRM LLC then entered into an Amended and Restated Operating Agreement of BroadVision (Delaware) LLC dated as of November 14, 2008 (the “BVD Operating Agreement”). Under these agreements, CHRM LLC received, in exchange for the assignment of certain intellectual property rights, 20 Class B Shares of BVD, representing the right to receive a portion of any distribution of Funds from “Capital Transactions” (as such term is defined in the BVD Operating Agreement), with the exact amount to be determined based on our and CHRM LLC’s capital account balances at the time of such distribution. A Capital Transaction under that agreement is any merger or sale of substantially all of the assets of BVD as a result of which the members of BVD will no longer have an interest in BVD or the assets of BVD will be distributed to its members. Class B Shares do not participate in any profits of BVD except for net profits related to a Capital Transaction, in which case the net profits are allocated to the owners of Class A and Class B Shares in proportion to their respective number of shares. To the extent BVD’s losses do not exceed undistributed net profits accumulated since the date of issuance of Class B Shares, such losses are allocated to Class A Shares. To the extent net losses exceed the undistributed net profits accumulated since the date of issuance of Class B Shares, such excess is allocated to the owners of Class A and Class B Shares in proportion to their respective cumulative capital contributions less any return of capital, until allocation of such losses results in having the capital account balances equal to zero. Then, net losses are allocated to the owners of Class A and Class B Shares in proportion to their respective number of shares. Upon liquidation, the net assets of BVD are distributed to the owners of Class A and Class B in proportion to their capital account balances.

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BVD is the sole owner of BroadVision (Barbados) Limited (“BVB”) and BVB was the sole owner of BroadVision On Demand, a Chinese entity (“BVOD”). We invested approximately $9.0 million in BVOD (directly and through BVD and BVB) from 2007 through 2016. In 2014 we began making payments directly to BVOD for certain labor outsourcing services; however, we discontinued our BVOD operations during the fourth quarter of 2018 and did not pay BVOD for such services in subsequent periods. We made aggregate payments to BVOD of zero and $1.3 million (based on the RMB to USD exchange rates on the applicable dates of payment) for such services in the nine months ended September 30, 2019 and 2018, respectively. These payments in part covered services rendered outside of the applicable years. We have a controlling voting interest in BVD. Pursuant to the terms of the BVD Operating Agreement, the Class B Shares held by CHRM LLC have no voting rights.

The 20 Class B Shares of BVD represent a non-controlling interest. We allocate profits and losses of BVD to the non-controlling interest under the Hypothetical Liquidation Book Value (“HLBV”) method. Under this method, the profits and losses are allocated by reference to the profit sharing provisions in the BVD Operating Agreement assuming liquidation of BVD at its book value at the end of each reporting period. Profits and losses allocated to the balance of such interest under the HLBV method have not been material. In May 2019, BVOD was liquidated and BVOD’s bank account was closed. The funds totaling $21,000 were transferred by the bank to Dr. Pehong Chen, our and VMSO’s President and Chief Executive Officer, who subsequently transferred such amount to the Company during the third quarter of 2019.

VMSO

As discussed in Note 1 above, on January 2, 2019, we entered into a Series A Preferred Stock Purchase Agreement with VMSO for the purchase of 745,000 shares of VMSO’s Series A Preferred Stock for a purchase price comprising the contribution of our intellectual property and other net assets valued by our board of directors at $745,000. The contributed assets represent substantially all of the intellectual property and other assets relating to the Clearvale and Vmoso platforms, including the Clearvale and Vmoso products and customer relationships and our MVN development project. VMSO will continue the commercialization of the Clearvale and Vmoso products and the development of MVN.

Upon inception this transaction was considered a common control transaction, and the assets and liabilities were transferred to VMSO at carrying value and resulted in no gain or loss.

Following the completion of VMSO’s sale of Class 1 Common Stock described below, the shares of Series A Preferred Stock owned by our Company represent approximately 19.9% of the total number of shares of VMSO’s capital stock outstanding. The rights, preferences and privileges of VMSO’s Series A Preferred Stock include a liquidation preference of $1.00 per share.

On January 2, 2019, Dr. Chen, our and VMSO’s President and Chief Executive Officer and our largest stockholder, purchased 3,000,000 shares of VSMO’s Class 1 Common Stock, representing approximately 80.1% of the total number of shares of VMSO’s capital stock outstanding after such purchase, for a purchase price of $3,000,000 in cash pursuant to a Class 1 Common Stock Purchase Agreement between Dr. Chen and VMSO.

On January 2, 2019, we entered into the SFA with VMSO, the terms of which provide for the payment of certain fees to us by VMSO, in exchange for the contribution of our expertise, resources, services, as well as the limited use of our facilities in VMSO’s business and operations. The SFA was initially effective as of January 1, 2019 and was amended and restated by the A&R SFA on September 30, 2019. The A&R SFA substantially reduced the nature and number of services that we provide to VMSO, and instead, committed us to provide VMSO with only certain back-office services relating primarily to finance, human resources, information technology and infrastructure support, as well as a limited right to use and occupy our facilities in Redwood City, California, in exchange for fees generally intended to permit us to recover the cost to us of providing VMSO with such services, facilities and equipment, with a nominal profit margin. Since the execution of the initial SFA, we have acted as a reseller of VMSO’s Clearvale and Vmoso products, and we expect to continue to do so, with the A&R SFA contemplating our potential future execution of a formal Reseller Margin Arrangement with VMSO. The A&R SFA does not contemplate or result in a change in our ownership share of VMSO. The term of the A&R SFA shall continue until June 30, 2020, unless earlier terminated by either party, at any time, upon 30 days’ written notice, and shall be renewable upon written consent from both parties.

Concurrent with the execution of the A&R SFA on September 30, 2019, the Company terminated employees whose sole function was to support VMSO and its products and product development efforts: Vmoso, Clearvale, and MVN. As a result of the A&R SFA, the Company no longer controlled the management of VMSO and is no longer the primary beneficiary of VMSO, prompting and permitting the Company to deconsolidate VMSO as a variable interest entity effective as of September 30, 2019. Refer to Note 8. Discontinued Operations, for additional details on the deconsolidation of VMSO. As part of the deconsolidation of VMSO on September 30, 2019, the Company recorded its investment in VMSO at fair value of $1.5 million as of September 30, 2019 on the Condensed Consolidated Balance Sheet under the “Investment in Vmoso, Inc.” caption, removed the assets and liabilities of VMSO at net carrying value of $0.4 million, removed the noncontrolling interest in VMSO of $1.3 million from the Condensed Consolidated Balance Sheet, and recognized a $2.3 million gain on deconsolidation of VMSO. Refer to Note 8. Discontinued Operations for details of the accounting for the deconsolidation.

As of September 30, 2019, we had a net account receivable from related party due from VMSO of $1.0 million for services performed and received during the nine months ended September 30, 2019 under the SFA prior to the amendment and restatement and transactions related to resale of VMSO products. In addition, during the nine months ended September 30, 2019, we had a deferred cost of revenues of $0.2 million related to the resale of VMSO products and intercompany profits between the Company and VMSO were nominal.

On October 29, 2019, we entered into the SFA Amendment, which further clarified the permitted limited use of our facilities, added certain billable financial services that we would provide to VMSO through at least the end of 2019, and provided us with the ability to incur, pay and be reimbursed for certain expenses on VMSO’s behalf during the term of the A&R SFA.

Note 8. Discontinued Operations

Management decided to cease its development and commercialization of Vmoso, Clearvale, and MVN in December 2018. As a result of this decision, VMSO was formed and in January 2019 the intellectual property and customer accounts and relationships associated with Vmoso, Clearvale and MVN were contributed by BroadVision to VMSO. The actions taken on September 30, 2019 to no longer control the management of VMSO described in Note 1 (the entry into the A&R SFA and the termination of VMSO supporting employees) resulted in the deconsolidation of VMSO by the Company. As a result, the Company has determined that the asset group associated with the Vmoso and Clearvale products and MVN product development should be reported as discontinued operations effective September 30, 2019.

In recording the deconsolidation of VMSO from the Company’s Condensed Consolidated Financial Statements, the Company removed the net carrying amount of assets and liabilities of VMSO of $0.4 million and the noncontrolling interest in VMSO of $1.3 million from the Condensed Consolidated Balance Sheet, recorded its investment in VMSO at its fair value of $1.5 million as of September 30, 2019 on its Condensed Consolidated Balance Sheet, and recognized a gain on the deconsolidation of VMSO of $2.3 million. Included in the carrying amount of assets deconsolidated was $1.6 million of cash and investments held by VMSO.

The assets and liabilities, operating results, and cash flows of VMSO are presented as discontinued operations, separate from our continuing operations, for all periods presented in these interim Condensed Consolidated Financial Statements and footnotes, unless otherwise indicated.

On October 29, 2019, we entered into the SFA Amendment, which further clarified the permitted limited use of the our facilities, added certain billable financial services that we would provide to VMSO through at least the end of 2019, and provided us with the ability to incur, pay, and be reimbursed for certain expenses on VMSO’s behalf during the term of the A&R SFA.

The income from discontinued operations amounts as reported on our condensed consolidated statements of operations were comprised of the following (in thousands):

Three Months EndedNine Months Ended

 September 30, September 30,

Major classes of line items consisting of pretax income from discontinued operations:	2019	2018	2019	2018
Revenues	$182	$221	$592	$902
Cost of revenues	1	40	3	3
Operating expenses:
Research and development	634	1,169	2,093	3,612
Sales and marketing	241	277	752	869
General and administrative	—	—	—	—
Loss before income taxes of discontinued operations	(694)	(1,265)	(2,256)	(3,582)
Other income (loss), net	29	—	23	—
Gain on deconsolidation of Vmoso, Inc.	2,349	—	2,349	—
Total pretax income (loss) from discontinued operations	1,684	(1,265)	116	(3,582)
Income tax expense (benefit) related to discontinued operations	—	—	—	—
Net income (loss) from discontinued operations as presented in the condensed consolidated statements of comprehensive income (loss)	1,684	(1,265)	116	(3,582)
Net loss attributable to non-controlling interest	(446)	—	(1,492)	—
Net income (loss) from discontinued operations attributed to BroadVision	$2,130	$(1,265)	$1,608	$(3,582)

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The major components of assets and liabilities of our discontinued operations were as follows:

September 30,December 31,

(in thousands) 2019 2018

Carrying amounts of major classes of assets and liabilities of discontinued operations: Current assets:

Accounts receivable$—$145

Total current assets of discontinued operations$—$145

Current liabilities:

Accounts Payable$—$41

Accrued expenses—248

Unearned revenues — 128

Total current liabilities of discontinued operations$—$417

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

This report on Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which are subject to the "safe harbor" created by those sections. Forward-looking statements include all statements that are not historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations. The words "expect," "anticipate," "intend," "believe," "hope," "assume," "estimate," "plan," "will" and other similar words and expressions. These forward-looking statements, including those described in the section titled “Risk Factors” included under Part II, Item 1A below. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to publicly release any revisions to the forward-looking statements or to reflect events and circumstances after the date of this document.

Overview

Since 1993, BroadVision has been a pioneer and consistent innovator of e-business solutions. We deliver a combination of technologies and services into the global market that enable customers of all sizes to power mission-critical web, cloud and mobile initiatives that ultimately deliver high-value to their bottom line. Our offering consists of a robust framework for personalization and self-service, modular applications and agile toolsets that customers use to create e-commerce and portal solutions.

Our objective is to further our position as a global supplier of innovative e-business solutions with our Business Agility Suite, Commerce Agility Suite and QuickSilver solutions, which are designed to enhance the online business engagements of organizations with their customers, partners and employees to improve productivity and efficiency.

We generate revenues from fees for licenses or access and use of our software products and related maintenance, consulting services and customer training. We generally charge fees for licenses of our software products based on (1) the number of persons registered to use the product; or (2) the number of CPUs utilized by the machines on which the product is installed. Payment terms are generally 30 to 60 days from the date that the software products are delivered, the maintenance or subscription contracts are booked, or the consulting services are provided.

We have not generated net income since 2009. Our ability to generate profits or positive cash flows in future periods remains uncertain.

Our key operational challenge is the maturity of our major revenue-generating products. We expect that the decline in our legacy revenues will continue to dominate our overall financial performance until a significant installed base of new product revenues is established.

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Recent Developments

VMSO Financing and Deconsolidation

In January 2019, we purchased 745,000 shares of VMSO’s Series A preferred stock in exchange for our contribution to VMSO of assets representing all of the intellectual property and other assets relating to the Clearvale and Vmoso Platforms, including the Clearvale and Vmoso products and the MVN development project. Following the purchase, we own Series A preferred shares of VMSO representing approximately 19.9% of outstanding shares of VMSO. In January 2019, VMSO raised $3 million from Dr. Chen, our and VMSO’s President and Chief Executive Officer and our largest stockholder, through the sale of Class 1 common shares of VMSO to Dr. Chen, representing approximately 80.1% of VMSO’s outstanding shares after such purchase. We provided substantially all of the personnel, facilities and equipment required for the activities of VMSO under the Services and Facilities Agreement (the “SFA”) through September 29, 2019.

The A&R SFA substantially reduced the nature and number of services that we provide to VMSO, and instead, committed us to provide VMSO with only certain back-office services relating primarily to finance, human resources, information technology and infrastructure support, as well as a limited right to use and occupy our facilities in Redwood City, California in exchange for fees generally intended to permit us to recover the cost to us of providing VMSO with such services, facilities and equipment, with a nominal profit margin. VMSO now holds all of the intellectual property and other assets related to the Clearvale and Vmoso platforms, including the Clearvale and Vmoso products and customer relationships and the MVN development project.

Since we controlled the management of VMSO through September 29, 2019 and had the obligation to absorb the losses of, and receive benefits from, VMSO through the Services and Facilities Agreement, we identified the Company as the primary beneficiary of the VMSO variable interest entity. We therefore consolidated VMSO’s financial results with ours through September 29, 2019. Such activities include management of VMSO’s product development, product launch, operations, budgeting, policies and procedures. In addition, the Company had the obligation to absorb losses or the right to receive benefits that could potentially be significant to VMSO on the basis of the income allocations and cash distributions provided by contractual voting rights, given the purpose, design and structure of VMSO.

Concurrent with the amendment to the SFA on September 30, 2019, we terminated employees whose sole function was to support VMSO and its products and product development efforts: Vmoso, Clearvale, and MVN. As of September 30, 2019, we determined that the Company is no longer considered the primary beneficiary of the VMSO variable interest entity since we no longer control the management of VMSO according to the terms of the A&R SFA. On September 30, 2019, we recorded our investment in VMSO at fair value as of September 30, 2019 on the Condensed Consolidated Balance Sheet under the “Investment in Vmoso, Inc.” caption, removed the carrying value of VMSO assets and liabilities and the noncontrolling interest in VMSO from the Condensed Consolidated Balance Sheet, and recorded a $2.3 million gain on deconsolidation of VMSO.

In addition, as of September 30, 2019, we determined that the asset group associated with the Vmoso and Clearvale products and the MyVmoso Network development project should be considered to be discontinued operations. Since the execution of the initial SFA, we have acted as a reseller of VMSO’s Clearvale and Vmoso products, and we expect to continue to do so, with the A&R SFA contemplating the potential future execution of a formal Reseller Margin Arrangement with VMSO. As of September 30, 2019, we had a net account receivable from related party due from VMSO of $1.0 million for services performed and received during the nine months ended September 30, 2019 under the SFA prior to amendment and restatement, and transactions related to resale of VMSO products. In addition, during the nine months ended September 30, 2019, we had a deferred cost of revenues of $0.2 million related to the resale of VMSO products and intercompany profits between the Company and VMSO were nominal.

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Results of Operations

As previously discussed, the results of operations related to the asset group including the Vmoso and Clearvale products and the MVN development project have been reclassified from continuing operations to income (loss) from discontinued operations for all periods presented. The following table sets forth certain items reflected in our Condensed Consolidated Statements of Comprehensive Income (Loss), including only continuing operations, expressed as a percent of total revenues for the periods indicated:

Three Months EndedNine Months Ended

 September 30, September 30,

Revenues:	2019	2018	2019	2018
Software licenses	40%	38%	42%	41%
Services	60	62	58	59
Total revenues	100	100	100	100
Cost of revenues:
Cost of software revenues	2	4	—	3
Cost of services	11	14	10	15
Total cost of revenues	12	18	10	18
Gross profit	88	82	90	82
Operating expenses:
Research and development	45	32	23	43
Sales and marketing	11	30	6	23
General and administrative	84	72	85	71
Total operating expenses	140	134	114	137
Operating loss	(52)	(52)	(24)	(55)
Interest income, net	1	2	1	2
Other income (expense), net	(27)	(10)	(8)	(8)
Loss before provision for income taxes	(78)	(60)	(31)	(61)
Provision for income taxes	—	(1)	(1)	—
Net loss attributed to continuing operations	(78)	(61)	(32)	(61)
Discontinued operations:
Loss from discontinued operations	(94)	(170)	(97)	(123)
Gain on the deconsolidation of Vmoso, Inc.	332	—	102	—
Net income (loss) attributed to discontinued operations	238	(170)	5	(123)
Net loss	160%	(231)%	(27)%	(185)%

Revenues (from continuing operations). License revenues from the sales of software licenses for the three months ended September 30, 2019 were $0.3 million, which remained flat when compared to the same period in 2018. License revenues from the sales of software licenses for the nine months ended September 30, 2019 were $1.0 million, a decrease of $0.2 million, or 20%, from $1.2 million for the nine months ended September 30, 2018. Services revenues consist of maintenance revenues and consulting services revenues. Maintenance revenues, which is generally derived from maintenance contracts sold with initial customer licenses and from subsequent contract renewals, were $0.4 million in the three months ended September 30, 2019, and approximately $0.4 million for the same period in 2018. Maintenance revenues remained relatively flat at $1.3 million for the nine months ended September 30, 2019 and 2018. Consulting service revenues was primarily related to services in connection with our licensed software. Consulting service revenues for both the three months ended September 30, 2019 and 2018 were de minimis. Consulting service revenues for the nine months ended September 30, 2019 were de minimis, a decrease of $0.4 million, from the nine months ended September 30, 2018. The decline in license and services revenues primarily reflect a decline of our legacy business.

Cost of software revenues (from continuing operations). The cost of software revenues in both the three months ended September 30, 2019 and 2018 was de minimis. Cost of software revenues includes net costs of product media, duplication, packaging, and other manufacturing costs as well as royalties payable to third parties for software that is either embedded in or bundled and sold with, our products. Cost of software licenses in the nine months ended September 30, 2019 was de minimis, and $0.1 million in the nine months ended September 30, 2018.

Cost of services (from continuing operations). Cost of services consists primarily of employee-related costs, third-party consultant fees incurred on consulting projects, post-contract customer support and instructional training services. Cost of services was $0.1 million for

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both the three months ended September 30, 2019 and 2018. Cost of services was $0.2 million for the nine months ended September 30, 2019, a decrease of $0.2 million, or 50% from $0.4 million for the nine months ended September 30, 2018. The decrease in cost of services for the nine months ended September 30, 2019 was primarily due to reductions in employee-related wages and stock-based compensation arising from headcount reductions, and a reduction in rent expense associated with the relocation of our corporate office.

Research and development (from continuing operations). Research and development expenses consist primarily of salaries, employee-related benefit costs and consulting fees incurred in association with the development of our products. Research and development expenses were $0.3 million for the three months ended September 30, 2019, an increase of $0.1 million from $0.2 million for the three months ended September 30, 2018. Research and development expenses were $0.5 million for the nine months ended September 30, 2019, a decrease of $0.7 million, or approximately 58%, from $1.2 million for the nine months ended September 30, 2018. The decrease in research and development expenses in the nine month period was primarily due to a reduction in employee-related salary and wages, fringe benefits, and stock-based compensation expense arising from headcount reductions, the discontinuation of our BVOD operations, a reduction in third-party consultant fees incurred on consulting projects, and a reduction in rent expense associated with lower office rent costs.

Sales and marketing (from continuing operations). Sales and marketing expenses consist primarily of salaries, employee-related benefit costs, commissions and other incentive compensation, travel and entertainment and marketing program-related expenditures such as for collateral materials, trade shows, public relations, advertising and creative services. Sales and marketing expenses were $0.1 million for the three months ended September 30, 2019, a decrease of $0.1 million, or approximately 50%, from $0.2 million for the three months ended September 30, 2018. Sales and marketing expenses were $0.1 million for the nine months ended September 30, 2019, a decrease of

$0.6 million, or approximately 86%, from $0.7 million for the nine months ended September 30, 2018. The decrease in sales and marketing expense was primarily due to a reduction in employee-related salary and wages, commissions, and stock-based compensation arising from headcount reductions, a reduction in third-party consultant fees incurred on consulting projects, and a reduction in rent expense associated lower rent costs.

General and administrative. General and administrative expenses consist primarily of salaries, employee-related benefit costs, provisions and credits related to uncollectible accounts receivable, professional service fees and legal fees. All general and administrative expenses are considered continuing operations. Our general and administrative expenses were $0.6 million for the three months ended September 30, 2019, an increase of $0.1 million, or 20% from $0.5 million for the three months ended September 30, 2018. The increase in general and administrative expense was primarily due to legal and consulting expenses in connection with the spin-off of VMSO. Our general and administrative expenses were $1.9 million for the nine months ended September 30, 2019, a decrease of $0.2 million, or approximately 9% from $2.1 million for the nine months ended September 30, 2018. The decrease in general and administrative expense was primarily due to a reduction in employee-related salary and wages and stock-based compensation expenses arising from headcount reductions and a reduction in rent expense associated with lower office costs.

Interest income, net (from continuing operations).   Net interest income includes interest income on investment funds. We generated

$4,000 and $13,000 in interest income from our cash and cash equivalents during the three months ended September 30, 2019 and 2018, respectively. We generated $12,000 and $49,000 in interest income during the nine months ended September 30, 2019 and 2018, respectively.

Other income (expense), net. Other income (expense), net during the three months ended September 30, 2019, was $0.2 million in expense, net compared to $0.1 million in expense, net during the three months ended September 30, 2018. Other income (expense), net during both the nine months ended September 30, 2019 and 2018, was $0.2 million in expense, net. The variances between the periods were primarily due to losses from the remeasurement of the foreign currency exchange rate fluctuation on our Euro cash balances.

Income taxes. Income tax expense was de minimis for both the three months ended September 30, 2019 and 2018, and for the nine months ended September 30, 2019 and 2018.

Net (loss) from discontinued operations. Net loss from discontinued operations related to the Vmoso and Clearvale products, and MVN product developments excluding the gain on deconsolidation of VMSO during the three months ended September 30, 2019 was $0.7 million, a decrease of $0.6 million from $1.3 million for the three months ended September 30, 2018. Net loss from discontinued operations was $2.2 million for the nine months ended September 30, 2019, a decrease of $1.4 million, or approximately 39%, from $3.6 million for the nine months ended September 30, 2018. The decrease in net loss from discontinued operations in the nine month period was primarily due to a reduction in employee-related salary and wages, fringe benefits and stock-based compensation expense arising from headcount reductions, a reduction in third-party consultant fees incurred on consulting projects, and a reduction in rent expense associated with lower office rent costs.

Gain on deconsolidation of Vmoso, Inc. Gain on deconsolidation of VMSO during the three and nine months ended September 30, 2019, was $2.3 million compared to nil during the three and nine months ended September 30, 2018.

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Liquidity and Capital Resources

Overview

During the nine months ended September 30, 2019, we had a net loss of $0.7 million from continuing operations a net gain of $0.1 million from discontinued operations, and net cash used for operating activities of $2.0 million. As of September 30, 2019, we had working capital of $1.9 million, and we had cash and cash equivalents of $2.2 million. Our cash and cash equivalents as of September 30, 2019 decreased

$0.4 million compared to the balance as of December 31, 2018. This decrease was mainly due to our ongoing operating activities and the September 30, 2019 deconsolidation of VMSO cash and cash equivalents offset by our January 2019 VMSO financing. Our cash and cash equivalents may fluctuate during the remainder of fiscal 2019 due to various risks and uncertainties, including, but not limited to, the risks detailed in Part II, Item 1A titled “Risk Factors”.

Based on our current business plan, we believe that our existing cash and cash equivalents balances will be sufficient to meet our working capital and operating resource expenditure requirements for the twelve months from the date of issuance of the Condensed Consolidated Financial Statements. However, we could experience unforeseen circumstances, such as an economic downturn, difficulties in retaining customers and/or employees, or other factors that could increase our use of available cash and require us to seek additional financing. We may find it necessary to obtain additional equity or debt financing due to the factors listed above or in order to support a more rapid expansion, develop new or enhanced products or services, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. In addition, we are in the process of requesting a certificate of U.S. tax residency in order to facilitate the repatriation of $0.5 million in cash and cash equivalents from our subsidiary in Japan to help fund our U.S. operations over the next twelve months.

Our future capital requirements will depend on many factors including growth or decline in customer accounts, the timing and extent of spending to support product development efforts and ongoing investments in our products and services, the introduction of new and enhanced products or services, features and functionality, and our ability to control expenses generally. We have implemented cost reduction plans since the second half of 2017 to reduce our cash needs and reduced the cost of our operations by approximately $5 million in 2018 and an additional

$3.3 million in the nine months ended September 30, 2019. In January 2019, we completed the VMSO financing, pursuant to which VMSO raised $3 million in cash from our and VMSO’s President and Chief Executive Officer and our largest stockholder, Dr. Chen, and VMSO now holds all of the intellectual property and other assets related to the Clearvale and Vmoso platforms, and to MVN, reducing our exposure to future development and commercialization cost of Clearvale, Vmoso and MVN. However, further cost reductions may result in voluntary departures of highly skilled technical and managerial personnel from our company, which would have a material adverse effect on our business, internal controls, financial condition and results of operations. Our September 30, 2019 deconsolidation of VMSO resulted in $1.6 million of cash raised in the VMSO financing being deconsolidated. We expect to opportunistically seek to raise additional funds through private or public sales of securities, strategic relationships, bank debt, financing under leasing arrangements or otherwise. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current stockholders will be reduced, stockholders may experience additional dilution or any equity securities we sell may have rights, preferences or privileges senior to those of the holders of our common stock. We expect that obtaining additional financing on acceptable terms would be difficult, at best. If adequate funds are not available or are not available on acceptable terms, we may be unable to pay our debts as they become due, develop our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could have a material adverse effect on our business, financial condition and future operating results. The outcome of these matters cannot be predicted at this time. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish these plans and secure sources of financing and/or reduce costs and ultimately attain profitable operations.

The following table represents our liquidity at September 30, 2019 and December 31, 2018 (dollars in thousands):

	September 30,	December 31,
	2019	2018
Cash and cash equivalents	$2,169	$2,574
Working capital	$1,947	$1,845
Working capital ratio	1.95	1.97

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Cash Used In Operating Activities

Cash used in operating activities was $2.0 million for the nine months ended September 30, 2019 and was primarily attributable to a

$0.7 million operating loss from continuing operations and a $2.2 million net loss from discontinued operations related to the Vmoso and Clearvale products, and MVN product developments excluding a $2.3 million gain on the deconsolidation of VMSO, offset by noncash items and changes in operating assets and liabilities on September 30, 2019. Cash used in operating activities was $5.3 million for the nine months ended September 30, 2018 and was primarily attributable to a $5.4 million operating loss (of which $1.8 million was related to continuing operations and $3.6 million was related to discontinued operations) offset by other noncash items and changes in operating assets and liabilities.

Cash Provided by Investing Activities

Cash used in investing activities in the nine months ended September 30, 2019 was $1.6 million, consisting primarily of our deconsolidation of VMSO. Cash of $1.0 million was provided by investing activities in the nine months ended September 30, 2018, primarily related to the net maturities of short-term investments.

Cash Provided by Financing Activities

Cash provided by financing activities was $3.0 million and de minimis for the nine months ended September 30, 2019 and 2018, respectively. Cash provided by financing activities for the nine months ended September 30, 2019 was primarily attributable to our $3.0 million VMSO financing.

Leases and Other Contractual Obligations

As of September 30, 2019, we leased our headquarters facility and other facilities under noncancelable operating lease agreements each of which will expire at various dates during or before June 2020.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements in the third quarter of 2019 or in any prior periods.

Critical Accounting Policies, Estimates and Judgments

We had consolidated variable interest entities (VIEs) in which we held a variable interest and we were the primary beneficiary. We controlled the management of VMSO and had the obligation to absorb the losses of and receive benefits from VMSO. Accordingly, we had identified ourselves as the primary beneficiary of VMSO and consolidated VMSO in the first quarter of 2019, resulting in a non-controlling interest related to Dr. Chen, the holder of Class 1 common stock in VMSO through September 29, 2019. VMSO was deconsolidated on September 30, 2019, the effective date of the A&R SFA, when the Company determined that it was no longer the primary beneficiary of the VMSO variable interest entity.

We adopted the new accounting standard Accounting Standards Update No. 2016-02, Leases (Topic 842), on January 1, 2019, using the modified retrospective method and elected the package of practical expedients for expired or existing contracts, which allowed us not to reassess (1) whether contracts are or contain leases, (2) lease classification and (3) initial direct costs. We recorded a right-of-use asset in “Operating lease right-of-use assets” on our condensed consolidated balance sheet, and corresponding lease liabilities in “Operating lease liabilities – current” and “other non-current liabilities” on our condensed consolidated balance sheet on the adoption date. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

There have been no other material changes in our critical accounting policies, estimates and judgments during the three month period ended September 30, 2019 compared to the disclosures in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2018, other than as disclosed herein.

Recent Accounting Pronouncements

For information with respect to recent accounting pronouncements, if any, and the impact of these pronouncements on our Condensed Consolidated Financial Statements, if any, see Note 1 of the Notes to our Condensed Consolidated Financial Statements included elsewhere in this Quarterly Report.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company, we are not required to provide the information required by this Item.

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Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and Interim Chief Financial Officer, as of September 30, 2019, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Based upon that evaluation, our Chief Executive Officer and Interim Chief Financial Officer concluded that, due to the existence of the material weakness in our internal control over financial reporting described below, our disclosure controls and procedures were not effective as of September 30, 2019 to provide reasonable assurance that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and is accumulated and communicated to management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Material Weakness in Internal Control Over Financial Reporting

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, we discovered that we had: (a) incorrectly recorded intangible assets and a gain on transfer of intellectual property related to the establishment of Vmoso, Inc.’s business, a variable interest entity controlled by and consolidated with the Company for purposes of the Company’s condensed consolidated financial statements; and (b) had not properly allocated net losses and stockholders’ equity to the non-controlling interest of Vmoso, Inc. Accordingly, we restated our unaudited interim condensed consolidated financial statements for the quarter ended March 31, 2019 in an amendment to our previously filed Quarterly Report on Form 10-Q for that quarter. As a result, we have concluded that our disclosure controls and procedures were not effective as of March 31, 2019, June 30, 2019 and September 30, 2019. The material weakness in internal control over financial reporting primarily resulted from a deficiency in the operating effectiveness of key controls related to accounting and reporting for complex transactions and consolidation. The operating deficiencies were caused by insufficient technical accounting knowledge in the accounting team.

To address the identified material weakness, we have hired outside consultants to supplement management in the evaluation of technical accounting matters, including but not limited to consolidation matters. We implemented this added level of technical accounting support as an ongoing practice beginning with preparation of the condensed consolidated financial statements for the second quarter of 2019 to ensure the reliability of our financial reporting with respect to this quarterly report and future reports. Accordingly, we believe that the financial statements and other financial information included in this quarterly report, fairly present in all material respects our financial condition, results of operations and cash flows as of and for the periods presented.

If we fail to properly remediate the material weakness, or fail to properly identify or remediate any future weaknesses or deficiencies, or achieve and maintain effective internal control, our ability to produce accurate and timely financial statements could be impaired and investors could lose confidence in our financial statements.

Changes in Internal Control over Financial Reporting

There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended September 30, 2019 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting, except, as described above, we have hired outside consultants to assist management in evaluating technical accounting matters to remediate the material weakness in our internal control over financial reporting described above.

Limitations on the Effectiveness of Controls

Our disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives and our Chief Executive Officer and Interim Chief Financial Officer has concluded that our disclosure controls and procedures are effective at that reasonable assurance level. However, our management, including our Chief Executive Officer and Interim Chief Financial Officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to

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their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

We are subject from time to time to various legal actions and other claims arising in the ordinary course of business. We are not presently a party to any material legal proceedings.

Item 1A. Risk Factors

The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

Risks Related to Our Business and Industry

Our business currently depends on revenues related to BroadVision e-business solutions, and we expect that these revenues will continue to decline.

We generate a large portion of our revenues from legacy products, including Business Agility Suite, Commerce Agility Suite and QuickSilver. We expect that these products, and future upgraded versions, will continue to account for a large portion of our revenues in the foreseeable future, particularly in light of our deconsolidation of VMSO effective September 30, 2019. We expect that our future financial performance, until we establish a significant installed base of new product revenues, will depend on our ability to sustain our legacy business, which we expect to continue to decline as the result of a decrease in market demand for these products and related products and services. If we fail to deliver the product enhancements that customers want, or if competitors overtake our legacy customers, demand for our legacy products and services, and our revenues, may further decline.

Following our VMSO financing in 2019, and deconsolidation of VMSO on September 30, 2019, our ability to benefit from the VMSO- owned Clearvale and Vmoso platforms and MVN initiatives has been significantly reduced.

In January 2019, we purchased 745,000 shares of VMSO’s Series A preferred stock in exchange for our contribution to VMSO of assets representing all of the intellectual property and other assets relating to the Clearvale and Vmoso Platforms, including the Clearvale and Vmoso products and customer relationships and the MVN development project. Following the purchase, we owned Series A preferred shares of VMSO representing approximately 19.9% of outstanding shares of VMSO. In January 2019, VMSO raised $3 million from Dr. Chen, our and VMSO’s President and Chief Executive Officer and our largest stockholder, through the sale of Class 1 common shares of VMSO to Dr. Chen, representing approximately 80.1% of VMSO’s outstanding shares after such purchase. VMSO now holds all of the intellectual property and other assets related to the Clearvale and Vmoso platforms, including the current Clearvale and Vmoso products and customer relationships and the MVN development project. We initially consolidated VMSO through September 29, 2019 with our financial results for purposes of

U.S. GAAP as it was under common control with us. However, we took actions effective September 30, 2019 to no longer control the management of VMSO (the entry into the A&R SFA and the termination of VMSO supporting employees), which resulted in our deconsolidation of VMSO and treatment of the asset group associated with the Vmoso and Clearvale products and MVN product development as discontinued operations effective September 30, 2019. As a result, our share of the potential upside from, but also our exposure to the development and commercialization costs, of Clearvale, Vmoso and MVN has been significantly reduced.

Our business will be harmed if we are not successful in creating new products, services and technologies and selling these offerings to our existing customers and new customers.

We may spend significant resources in developing new offerings and training our employees to implement, support, operate, sell and market new offerings. We do not yet know whether any new offerings will grow into a significant business line, and if so, whether sales of these new offerings will be sufficient for us to offset the costs of development, implementation, support, operation, sales and marketing.

Although we may perform extensive testing of any products and technologies, their broad-based implementation may require more support than we anticipate, which could further increase our expenses. If sales of any new products, services and technologies are lower than we expect, or if we must lower our prices or delay implementation to fix unforeseen problems and develop modifications, our operating margins are likely to decrease, and we may not be able to operate profitably.

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We face liquidity challenges and will need additional financing in the future.

We currently expect to be able to fund our working capital requirements from our existing cash and cash equivalents through the next twelve months. However, we could experience unforeseen circumstances, such as an economic downturn, difficulties in retaining customers and/or employees, or other factors that could increase our use of available cash and require us to seek additional financing. We may find it necessary to obtain additional equity or debt financing due to the factors listed above or in order to support a more rapid expansion, develop new or enhanced products or services, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. In addition, some of our cash is held by our foreign subsidiaries.

We have implemented cost reduction plans since the second half of 2017 to reduce our cash needs and reduced the cost of our operations by approximately $5 million in 2018 and an additional $3.3 million in the nine months ended September 30, 2019. In January 2019, we completed the VMSO financing, pursuant to which VMSO raised $3 million in cash from our and VMSO’s President and Chief Executive Officer and our largest stockholder, Dr. Chen, in exchange for our contribution to VMSO of certain intellectual property assets. We note that further cost reductions may result in voluntary departures of highly skilled technical and managerial personnel from our company, which would have a material adverse effect on our business, internal controls, financial condition and results of operations. We may seek to raise additional funds through private or public sales of securities, strategic relationships, bank debt, financing under leasing arrangements or otherwise. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current stockholders will be reduced, stockholders may experience additional dilution or any equity securities we sell may have rights, preferences or privileges senior to those of the holders of our common stock. We expect that obtaining additional financing on acceptable terms would be difficult. If adequate funds are not available or are not available on acceptable terms, we may be unable to pay our liabilities as they become due, develop our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could have a material adverse effect on our business, financial condition and future operating results. The outcome of these matters cannot be predicted at this time. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish these plans and secure sources of financing and/or reduce costs and ultimately attain profitable operations.

Current and potential competitors could make it difficult for us to acquire and retain customers now and in the future.

The market for our products is intensely competitive. We expect competition in this market to persist and increase in the future. If we fail to compete successfully with current or future competitors, we may be unable to attract and retain customers. Increased competition could also result in price reductions for our products and lower profit margins and reduced market share, any of which could harm our business, results of operations and financial condition.

Many of our competitors have significantly greater financial, technical, marketing and other resources, greater name recognition, a broader range of products and a larger installed customer base, any of which could provide them with a significant competitive advantage. In addition, new competitors, or alliances among existing and future competitors, may emerge and rapidly gain significant market share. Some of our competitors, particularly established software vendors, may also be able to provide customers with products and services comparable to ours at lower or at aggressively reduced prices in an effort to increase market share or as part of a broader software package they are selling to a customer. We may be unable to match competitor's prices or price reductions, and we may fail to win customers that choose to purchase an information technology solution as part of a broader software and services package. As a result, we may be unable to compete successfully with current or new competitors.

If we are unable to keep pace with the rapid technological changes in online commerce, portal, social networking and enterprise software, our products and services may fail to be competitive.

Our products and services may fail to be competitive if we do not maintain or exceed the pace of technological developments in mobile, cloud-computing, social and enterprise solutions. Failure to be competitive could cause our revenues to decline. The information services, software and communications industries are characterized by rapid technological change, changes in customer requirements, frequent new product and service introductions and enhancements and evolving industry standards and practices. The introduction of products and services embodying new technologies and the emergence of new industry standards and practices can render existing products and services obsolete. Our future success will depend, in part, on our ability to:

•	develop leading technologies;
•	enhance our existing products and services;
•	develop new products and services that address the increasingly sophisticated and varied needs of our prospective customers; and
•	respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis.

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We have a history of losses and our future profitability on a quarterly or annual basis is uncertain, which could have a harmful effect on our business and the value of BroadVision common stock.

Our quarterly operating results have fluctuated in the past and may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. As of September 30, 2019, we had an accumulated deficit of approximately $1.3 billion.

For the foreseeable future we expect our results of operations to fluctuate, and during this period we may incur losses and/or negative cash flows. If our revenues do not increase or if we fail to maintain our expenses at an amount less than our projected revenues, we will not be able to achieve or sustain operating profitability on a consistent basis.

Our failure to operate profitably or control negative cash flows on a quarterly or annual basis could harm our business and the value of BroadVision common stock. If the negative cash flow continues, our liquidity and ability to operate our business would be severely and adversely impacted. Additionally, our ability to raise financial capital may be hindered due to our operational losses and negative cash flows, reducing our operating flexibility.

Our quarterly operating results are volatile and difficult to predict, and our stock price may decline if we fail to meet the expectations of securities analysts or investors.

Historically our quarterly operating results have varied significantly from quarter to quarter and are likely to continue to vary significantly in the future. If our revenues, operating results, earnings or projections are below the levels expected by securities analysts or investors, our stock price is likely to decline.

We are likely to continue to experience significant fluctuations in our future results of operations due to a variety of factors, some of which are outside of our control, including:

•	introduction of products and services and enhancements by us and our competitors;
•	competitive factors that affect our pricing;
•	market acceptance of new products;
•	the mix of products sold by us;
•	the timing of receipt, fulfillment and recognition as revenues of significant orders;
•	changes in our pricing policies or our competitors;
•	changes in our sales incentive plans;
•	the budgeting cycles of our customers;
•	customer order deferrals in anticipation of new products or enhancements by our competitors or us or because of macro-economic conditions;
•	nonrenewal of our maintenance agreements, which generally automatically renew for one-year terms unless earlier terminated by either party upon 90 days’ notice;
•	product life cycles;
•	changes in strategy;
•	seasonal trends;
•	the mix of distribution channels through which our products are sold;
•	the mix of international and domestic sales;
•	the rate at which new sales people become productive;
•	changes in the level of operating expenses to support projected growth;
•	increase in the amount of third party products and services that we use in our products or resell with royalties attached; and
•	costs associated with litigation, regulatory compliance and other corporate events such as operational reorganizations.

As a result of these factors, we believe that quarter-to-quarter comparisons of our revenues and operating results are not necessarily meaningful, and that these comparisons are not accurate indicators of future performance. Because our staffing and operating expenses are based on anticipated revenue levels, and because a high percentage of our costs are fixed, small variations in the timing of the recognition of specific revenues could cause significant variations in operating results from quarter to quarter. If we were unable to adjust spending in a timely manner to compensate for any revenue shortfall, any significant revenue shortfall would likely have an immediate negative effect on our operating results. If our operating results in one or more future quarters fail to meet the expectations of securities analysts or investors, we would expect to experience an immediate and significant decline in the trading price of our stock.

Our sales and product implementation cycles are lengthy and subject to delay, which make it difficult to predict our quarterly results.

Our sales and product implementation cycles generally span months. Delays in customer orders or product implementations, which are difficult to predict, can affect the timing of revenue recognition and can adversely affect our quarterly operating results. Licensing our

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products is often an enterprise-wide decision by prospective customers. The importance of this decision requires that we engage in a lengthy sales cycle with prospective customers. A successful sales cycle may last up to nine months or longer. Our sales cycle is also affected by a number of other factors, some of which we have little or no control over, including the volatility of the overall software market, the business condition and purchasing cycle of each prospective customer, and the performance of our technology partners, systems integrators and resellers. The implementation of our products can also be time and resource intensive, and subject to unexpected delays. Delays in either product sales or implementations could cause our operating results to vary significantly from quarter to quarter.

Because a significant portion of our sales activity occurs at the end of each fiscal quarter, delays in a relatively small number of license transactions could adversely affect our quarterly operating results.

A significant proportion of our sales are concentrated in the last month of each fiscal quarter. Gross margins are high for our license transactions. Customers and prospective customers may use these conditions in an attempt to obtain more favorable terms. While we endeavor to avoid making concessions that could result in lower margins, the negotiations often result in delays in closing license transactions. Small delays in a relatively small number of license transactions could have a significant impact on our reported operating results for that quarter.

We identified a material weakness in our internal controls over financial reporting, which resulted in the restatement of our financial statements for the first quarter of 2019. If we fail to properly identify or remediate this or any future weaknesses or deficiencies, or are unable to maintain effective disclosure controls and procedures, including our internal control over financial reporting, our ability to report our financial results on a timely and accurate basis may be adversely affected and investors could lose confidence in our financial statements.

We have evaluated our "disclosure controls and procedures" as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended. Effective controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Our internal control over financial reporting has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.

For example, in connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, we became aware of deficiencies in the effectiveness of our controls that led to the following errors in our March 31, 2019 condensed consolidated financial statements: (i) an overstatement of total assets and understatement of net losses by recording a $745,000 intangible asset from the transfer of our intellectual property to VMSO in the Condensed Consolidated Balance Sheet and recognizing a $745,000 non-cash gain on the transaction, which was reported as a component of other income, net in the Condensed Consolidated Statement of Comprehensive Income (Loss) and (ii) a misstatement of net losses allocated to the non-controlling interest from VMSO, our previously consolidated VIE, and the associated allocation of stockholders’ equity to the non-controlling interest and overstatement of total stockholders’ equity by $745,000. We corrected these errors and restated our historical unaudited interim condensed consolidated financial statements as of March 31, 2019 by filing an amended Quarterly Report on Form 10-Q on August 15, 2019 and stockholders should no longer rely on the financial statements included in the original Form 10-Q filed on May 15, 2019. However the lack of proper controls led us to conclude that we had a material weaknesses in internal control over financial reporting as defined in Public Company Accounting Oversight Board Auditing Standard No. 5 and that our disclosure controls and procedures were not effective as of March 31, 2019, June 30, 2019 and September 30, 2019. To address the material weaknesses, we have hired outside consultants to assist management in evaluating technical accounting matters, including but not limited to consolidation matters. We implemented this added level of technical accounting support as an ongoing practice beginning with preparation of the condensed consolidated financial statements for the second quarter of 2019 to ensure the reliability of our financial reporting with respect to this quarterly report and future reports. If we fail to properly remediate the material weakness, or fail to properly identify or remediate any future weaknesses or deficiencies, or achieve and maintain effective internal control, our ability to produce accurate and timely financial statements could be impaired and investors could lose confidence in our financial statements.

In addition, we delayed the filing of our Annual Report on Form 10-K for the year ended December 31, 2015, in connection with our discovery that a former employee of one of our wholly-owned German subsidiaries, Interleaf Germany, had fraudulently misappropriated funds from us and falsified records to conceal the theft. Further, our independent registered public accounting firm did not perform, nor were they required to perform, an evaluation of our internal control over financial reporting during the impacted periods in accordance with the provisions of the Sarbanes-Oxley Act. In light of the fraudulent activities that were identified as a result of the limited procedures performed, it is possible that, had our independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional instances of fraud, or significant deficiencies or material weaknesses, may have been identified. In addition, as a smaller reporting company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting so long as we remain a smaller reporting company, which could increase the likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers whose independent registered public accounting firms have provided such attestations.

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We cannot assure you that our controls and procedures will prevent all errors or fraud, or that any related losses would be recoverable, or that our remedial measures will be sufficient to address the material weakness described above. We also cannot assure you that similar circumstances will not arise in the future that will cause us to delay the filing of our periodic consolidated financial reports and, if we are unable to produce accurate or timely consolidated financial statements, we may be required to restate our financial statements as we did with those for the first quarter of 2019, we may be subject to adverse regulatory consequences, including sanctions or investigations by the SEC, our stock price may be adversely affected, our reputation may suffer and we may be unable to maintain compliance with the Nasdaq Capital Market continued listing requirements. In particular, restatements may have the effect of eroding investor confidence in our company, our financial reporting and our accounting practices and processes, and could negatively impact the trading price of our common stock. In addition, restatements may make it more difficult for us to raise capital on acceptable terms, if at all, and would likely increase the cost of such capital, and could expose us to liability, including the risk of litigation by shareholders and increased scrutiny of regulatory authorities.

In addition, maintaining sufficient expertise and historical institutional knowledge in our accounting and finance organization is dependent upon retaining existing employees and filling any open positions with experienced personnel in a timely fashion. In particular, in March 2018, Peter Chu resigned as our Chief Financial Officer and we do not yet have a replacement for him. The market for skilled accounting and finance personnel is competitive and we may have continued difficulty in retaining our staff because the region in which we compete consists of many established companies that can offer more lucrative compensation packages. Our inability to staff the department with competent personnel with sufficient training will affect our internal controls over financial reporting to the extent that we may not be able to prevent or detect material misstatements.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the U.S.

We prepare our financial statements in conformity with accounting principles generally accepted in the U.S. These accounting principles are subject to interpretation by the FASB and the SEC. A change in these policies or interpretations could have a significant effect on our reported financial results, may retroactively affect previously reported results, could cause unexpected financial reporting fluctuations, and may require us to make costly changes to our operational processes and accounting systems. For example, on January 1, 2018, we adopted a new revenue recognition standard, Topic 606, which was issued by FASB in May 2014. We adopted Topic 606 applying the modified retrospective method to all contracts that were not completed as of such date, which resulted in a net decrease of $0.6 million to our opening accumulated deficit as of January 1, 2018. In addition, effective January 1, 2018, we began to recognize a portion of the arrangement fees allocated to our QuickSilver software licenses as revenues upon delivery resulting in revenues for these QuickSilver arrangements generally being recorded in an earlier period than prior to the adoption of Topic 606. Since results for our reporting periods beginning on or after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with the historic accounting under Topic 605, this may cause financial reporting fluctuations that are not reflective of changes in our actual operating results.

We are dependent on direct sales personnel and third-party distribution channels to achieve revenue growth.

To date, we have sold our products primarily through our direct sales force. Our ability to achieve significant revenue growth in the future largely will depend on our success in recruiting, training and retaining sufficient direct sales personnel and establishing and maintaining relationships with distributors, resellers and systems integrators. Our products and services require a sophisticated sales effort targeted at the senior management of our prospective customers. New hires as well as employees of our distributors, resellers and systems integrators require training and may take a significant amount of time before achieving full productivity. Our recent hires may not become as productive as necessary, and we may be unable to hire and retain sufficient numbers of qualified individuals in the future. We have entered into strategic alliance agreements with partners, under which partners have agreed to resell and support our current BroadVision product suite. These contracts are generally terminable by either party upon 30 days' notice of an uncured material breach or for convenience upon 90 days' notice prior to the end of any annual term. Termination of any of these alliances could harm our expected revenues. We may be unable to expand our other distribution channels, and any expansion may not result in revenue increases. If we fail to maintain and expand our direct sales force or other distribution channels, our revenues may not grow or they may decline. Revenues generated from third-party distributors in recent years has not been significant.

We may be unable to manage or grow our international operations and assets, which could impair our overall growth or financial position.

We derive a significant portion of our revenues from our operations outside North America. In the quarter ended September 30, 2019, approximately 32% of our revenues from continuing were derived from international sales. If we are unable to manage or grow our existing international operations, we may not generate sufficient revenues required to establish and maintain these operations, which could slow our overall growth and impair our operating margins.

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As we rely materially on our operations outside of North America, we are subject to significant risks of doing business internationally, including:

•	difficulties in staffing and managing foreign operations and safeguarding foreign assets;
•	unexpected changes in regulatory requirements;
•	export controls relating to encryption technology and other export restrictions;
•	tariffs and other trade barriers;
•	political and economic instability;
•	fluctuations in currency exchange rates;
•	reduced protection for intellectual property rights in some countries;
•	cultural barriers;
•	seasonal reductions in business activity during the summer months in Europe and certain other parts of the world; and
•	potentially adverse tax consequences.

Our international sales growth could be limited if we are unable to establish additional foreign operations, expand international sales channel management and support, hire additional personnel, customize products for local markets and develop relationships with international service providers, distributors and system integrators. Even if we are able to successfully expand our international operations, we may not succeed in maintaining or expanding international market demand for our products.

Our success and competitive position will depend on our ability to protect our proprietary technology.

Our success and ability to compete are dependent to a significant degree on our proprietary technology. We hold a U.S. patent, issued in January 2004, on elements of the BroadVision platform, which covers mechanisms for translating between a word processing document and an XML file. Although we hold this patent, it may not provide an adequate level of intellectual property protection. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Third parties have claimed and may claim in the future that we have infringed their patent, trademark, copyright or other proprietary rights. Claims may be made for indemnification resulting from allegations of infringement. Intellectual property infringement claims may be asserted against us as a result of the use by third parties of our products. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could harm our business.

We also rely on copyright, trademark, service mark, trade secret laws and contractual restrictions to protect our proprietary rights in products and services. We have registered "BroadVision" and "Interleaf" as trademarks in the United States and/or in other countries. It is possible that our competitors or other companies will adopt product names similar to these trademarks, impeding our ability to build brand identity and possibly confusing customers.

As a matter of company policy, we enter into confidentiality and assignment agreements with our employees, consultants, partners and vendors. We also control access to and distribution of our software, documents and other proprietary information. Notwithstanding these precautions, it may be possible for an unauthorized third party to copy or otherwise obtain and use our software or other proprietary information or to develop similar software independently. Policing unauthorized use of our products will be difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software and other transmitted data. The laws of other countries may afford us little or no effective protection of our intellectual property.

A breach of the encryption technology that we use could expose us to liability and harm our reputation, causing a loss of customers.

Cyber-attacks and other malicious Internet-based activity continue to increase generally in our industry. If any breach of the security technology embedded in our products or hosted Cloud operations were to occur, we would be exposed to liability and our reputation could be harmed, which could cause us to lose customers. A significant barrier to online commerce, portal, social networking and enterprise software is the secure exchange of valuable and confidential information over public networks. We rely on encryption and authentication technology, such as Open SSL, public key cryptography, encryption algorithms RC2 and MD5, digital certificates and HTTPS, to provide the security and authentication necessary to affect the secure exchange of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography, new hacking methods, security holes in 3rd-party components (such as operating system bugs) or other events or developments could cause a breach of the above measures that we use to protect customer data and identity.

The loss or malfunction of technology from third parties could delay the introduction of our products and services.

We rely in part on technology that we license from third parties or we obtain from open sources, including cloud-based solutions from Amazon Web Services; relational database management systems from Oracle; Microsoft and MySQL; J2EE from Oracle and JBoss; and others. The loss or malfunction of any third-party technology could harm our business. We integrate or sublicense third-party technology with internally developed software to perform key functions. For example, our products and services incorporate data encryption and authentication technology

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from Open SSL. Third-party technology might not continue to be available to us on commercially reasonable terms, or at all. Moreover, third- party technology may contain defects that we cannot control. Problems with third-party technology could cause delays in introducing our products or services until equivalent technology, if available, is identified, licensed or obtained, and integrated. Delays in introducing our products and services could adversely affect our results of operations.

Our use of open source software could negatively affect our ability to sell our products and subject us to possible litigation.

We use open source software in our products and may continue to use open source software in the future. We may face claims from others claiming ownership of, or seeking to enforce the terms of, an open source license, including by demanding release of the open source software, derivative works, or our proprietary source code that was developed using such software. These claims could also result in litigation, require us to purchase a costly license, or require us to devote additional research and development resources to change our platform, any of which would have a negative effect on our business and operating results. In addition, if the license terms for the open source software we utilize change, we may be forced to reengineer or discontinue our products or incur additional costs. We cannot be certain that we have not incorporated open source software in our products in a manner that is inconsistent with our policies.

Our officers, and highly skilled technical and managerial personnel are critical to our business, and they may not remain with us.

Our performance substantially depends on the performance of our management team. We also rely on our ability to retain and motivate qualified personnel, especially our management and highly skilled development teams. The loss of the services of any of our officers or highly skilled technical and managerial personnel, particularly our founder, Chief Executive Officer, President and Interim Chief Financial Officer, Dr. Pehong Chen, could cause us to incur increased operating expenses and divert senior management resources in searching for replacements. Effective as of March 7, 2018, Peter Chu resigned as our Chief Financial Officer and Vice President of Strategy and Product Management. In connection with Mr. Chu’s resignation, Dr. Chen was appointed as our Interim Chief Financial Officer. As a result of this change, Dr. Chen has taken on substantially more responsibility for the management of our business and of our financial reporting, which has resulted in greater workload demands and could divert his attention away from certain key areas of our business. Changes in our organization as a result of Mr. Chu’s departure may have a disruptive impact on our ability to implement our strategy and could have a material adverse effect on our business, internal controls, financial condition and results of operations. Management transition inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we find and integrate a replacement for Mr. Chu, and unless his replacement is able to succeed in the position, we may be unable to successfully manage and grow our business, and our results of operations, internal controls and financial condition could suffer as a result. The loss of the services of our officers or other personnel also could harm our reputation if our customers were to become concerned about our future operations. We do not carry "key person" life insurance policies on any of our employees. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these personnel is intense, especially in the Internet industry. We have in the past experienced, and may continue to experience, difficulty in hiring and retaining sufficient numbers of highly skilled employees. The significant downturn in our business over the past several years has had and may continue to have a negative impact on our operations. We have reduced our workforce significantly, and implemented other cost containment activities. These actions could lead to disruptions in our business, reduced employee morale and productivity, increased attrition, and problems with retaining existing and recruiting future employees.

Limitations on the online collection of profile information could impair the effectiveness of our products.

Online (web or mobile) users' resistance to providing personal data, and laws and regulations prohibiting use of personal data gathered online without express consent or requiring businesses to notify their web site visitors of the possible dissemination of their personal data, could limit the effectiveness of our products. This in turn could adversely affect our sales and results of operations.

One of the principal features of our products is the ability to develop and maintain profiles of online users to assist business managers in determining the nature of the content to be provided to these online users. Typically, profile information is captured when consumers, business customers and employees visit a web site or use applications and volunteer information in response to survey questions or to application forms concerning their backgrounds, interests and preferences. Profiles can be augmented over time through the subsequent collection of usage data. Although our products are designed to enable the development of applications that permit online users to prevent the distribution of any of their personal data beyond that specific web site or application services, privacy concerns may nevertheless cause visitors to resist providing the personal data necessary to support this profiling capability. The mere perception by prospective customers that substantial security and privacy concerns exist among online users, whether or not valid, may indirectly inhibit market acceptance of our products.

In addition, new laws and regulations could heighten privacy concerns by requiring businesses to notify online users that the data captured from them while online may be used by marketing entities to direct product messages to them. We are subject to increasing regulation at the federal and state levels relating to online privacy and the use of personal user information. Several states have proposed legislation that would limit the uses of personal user information gathered online. In addition, the U.S. Federal Trade Commission (the “FTC”), has urged Congress to adopt legislation regarding the collection and use of personal identifying information obtained from

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individuals when accessing web sites. The FTC has settled several proceedings resulting in consent decrees in which Internet companies have been required to establish

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programs regarding the manner in which personal information is collected from users and provided to third parties. While we adhere to the privacy policies published with our solutions, we could become a party to a similar enforcement proceeding. These regulatory and enforcement efforts could also harm our customers' ability to collect demographic and personal information from users, which could impair the effectiveness of our products.

In addition, the collection and use of personal data in the European Union, previously governed by the provisions of the Data Protection Directive, were replaced with the General Data Protection Regulation (the “GDPR”) in May 2018. The GDPR imposes several requirements relating to the collection, use, processing and transfer of personal data, such as requirements for using consent or other legal grounds to process personal data, providing information to individuals about how their personal data is used, maintaining adequate security and data protection measures, giving data breach notifications, complying with individuals’ requests to access, correct or delete their personal data and using third party processors of personal data. The GDPR also maintains the European Union’s strict rules limiting the transfer of personal data out of the European Economic Area. Failure to comply with the requirements of the GDPR and the applicable national data protection laws of the European Union Member States may result in fines and other administrative penalties. The GDPR introduced substantial potential fines for violations and increase our responsibility and liability in relation to personal data that we process. To comply with the GDPR we are required to put in place additional technical and administrative measures and controls mechanisms. This may be onerous and failure to comply with the GDPR may adversely affect our business, financial condition, results of operations and prospects.

We may not have adequate back-up systems, and natural or manmade disasters could damage our operations, reduce our revenues and lead to a loss of customers.

We may not have adequate back-up and redundant systems for both customer-used service and internal information technology. A natural or manmade disaster could severely harm our business because our service and operation could be interrupted for an indeterminate length of time. Our operations depend upon our ability to maintain and protect our computer systems at our facility in Redwood City, California, which resides on or near known earthquake fault zones. These systems are vulnerable to damage from fire, floods, earthquakes, power loss, cyber-attacks, acts of terrorism, telecommunications failures and similar events. We also have significantly reduced our workforce since 2000, which has placed different requirements on our systems and has caused us to lose personnel knowledgeable about our systems, both of which could make it more difficult to quickly resolve system disruptions. Disruptions in our internal business operations could harm our business by resulting in delays, disruption of our customers' business, loss of data, and loss of customer confidence.

We are subject to foreign currency exchange risk.

A total of 32% and 42% of our revenues from continuing operations for the nine months ended September 30, 2019 and 2018, respectively, were derived from international operations for which we transact business in foreign currencies. International revenues and expenses denominated in foreign currencies translate into higher or lower revenues and expenses in U.S. Dollars as the U.S. Dollar weakens or strengthens against such other currencies. Substantially all of the revenues of our international operations are received, and substantially all expenses are incurred, in currencies other than the U.S. Dollar, which increases or decreases the related U.S. Dollar-reported revenues and expenses depending on the fluctuations in foreign currency exchange rates. These fluctuations could cause our revenues outside the United States and other results of operations to differ from our expectations or the expectations of our investors. Additionally, such foreign currency exchange rate fluctuations could make it more difficult to detect underlying trends in our business and results of operations. In addition, a total of 54% of our cash and cash equivalents were denominated in foreign currencies as of September 30, 2019. Accordingly, changes in the value of foreign currencies relative to the U.S. Dollar can affect our operating results due to transactional and translational re-measurements that are reflected in our results of operations. To the extent that fluctuations in currency exchange rates cause our results of operations to differ from our expectations or the expectations of our investors, the trading price of our common stock could be adversely affected.

We do not engage in any hedging activities in order to manage any potential adverse financial impact resulting from unfavorable changes in foreign currency exchange rates. We cannot predict with any certainty changes in foreign currency exchange rates or the degree to which we can address these risks.

We expect to repatriate cash and cash equivalents from our foreign subsidiaries back to the U.S., which could subject us to increased tax liabilities.

As of September 30, 2019, our foreign subsidiaries held $1.2 million, or 54%, of our cash and cash equivalents. While we currently intend that a large proportion of the cash and cash equivalents held by these foreign subsidiaries will be indefinitely retained by our foreign subsidiaries in order to fund working capital requirements, we are in the process of requesting a certificate of U.S. tax residency in order to facilitate the repatriation of $0.5 million in cash and cash equivalents from our subsidiary in Japan to help fund our U.S. operations over the next twelve months. In addition, we may in the future repatriate additional sums to fund our U.S. operations or for the purpose of making certain strategic investments in the United States or otherwise. The repatriation of such amounts to the United States could result in a significant incremental tax liability in the period in which the decision to repatriate occurs, as we may be required to pay U.S. tax, net of any applicable foreign tax credits, and withholding taxes of the applicable foreign country upon repatriation. For example, if we are unable to

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obtain a U.S. tax residency certificate for Japan, we may not be able to repatriate the funds held by our Japan subsidiary as planned without being subjected to increased tax liabilities. Payment of any incremental tax liability would reduce the cash available to us to fund our operations or to make such strategic investment in the United States or otherwise. Further, we cannot assure you that the countries in which we currently operate will not adopt or adversely change policies limiting repatriation of earnings in the future.

Our business could be negatively affected as a result of actions of activist stockholders.

The actions of activist stockholders could adversely affect our business. Specifically, responding to common actions of an activist stockholder, including without limitation public proposals, requests to pursue a strategic combination or other transaction or other special requests, could disrupt our operations, be costly and time-consuming or divert the attention of our management and employees. In addition, perceived uncertainties as to our future direction in relation to the actions of an activist stockholder may result in the loss of potential business opportunities or the perception that we are unstable as a company, which may be exploited by our competitors and make it more difficult to attract and retain personnel as well as consumers and service providers. Actions of an activist stockholder may also cause fluctuations in our stock price based on speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business.

Weakened global economic conditions or tariffs and other trade restrictions may harm our industry, business, and results of operations.

We derive revenues from clients in many countries, and our overall performance depends in part on worldwide economic conditions. Global financial developments and downturns seemingly unrelated to us, our products or our industry may harm us. The United States and other key international economies have been impacted by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies, and overall uncertainty with respect to the economy. The revenue growth and potential profitability of our business depends on demand for our products generally. Historically, during economic downturns there have been reductions in spending on technology systems as well as pressure for extended billing terms and other financial concessions, which would negatively affect our operating results. These conditions affect the rate of technology spending and could adversely affect our customers’ ability or willingness to purchase our products, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscriptions, or affect renewal rates, all of which could harm our operating results.

Additionally, the current U.S. presidential administration has called for substantial changes to foreign trade policy and has raised the possibility of imposing significant increases in tariffs on international trade. We also rely on various U.S. corporate tax provisions related to international commerce. If we are subject to new regulations, or if restrictions and tariffs increase our operating costs in the future, and we are not able to recapture those costs from our customers, or if such initiatives regulations, restrictions and tariffs make it more difficult for us to compete in overseas markets, our business, financial condition and results of operations could be adversely impacted.

Risks Related to BroadVision Common Stock

We did not meet the requirements for continued listing on the Nasdaq Capital Market during the second quarter of 2019, and our common stock could be delisted from trading in the future, which would adversely affect the liquidity of our common stock and our ability to raise additional capital.

On April 8, 2019, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that we no longer complied with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because our stockholders’ equity of $1,401,000 as reported in our Annual Report on Form 10-K for the year ended December 31, 2018 was below the required minimum of $2,500,000, and we did not meet the alternatives of market value of listed securities or net income from continuing operations.

As of March 31, 2019, our stockholders’ equity was $4.4 million. As a result on May 22, 2019, we received a letter from Nasdaq notifying us that we had regained compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing and that Nasdaq considers the matter closed. However, if in future periods, our stockholders’ equity again falls below

$2.5 million, or if we fail to satisfy another Nasdaq requirement for continued listing, such as a minimum bid price of $1.00, Nasdaq staff may take formal action and determine that we are no longer suitable for listing and may commence delisting procedures. As of September 30, 2019, our stockholders’ equity was $2.7 million. Any delisting of our common stock from the Nasdaq Capital Market would make it more difficult for our stockholders to sell our stock in the public market and would likely result in decreased liquidity and increased volatility for our common stock. It would also materially and adversely affect our business by making it more difficult to access additional capital from investors who prefer to purchase shares listed on an actively traded market.

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One stockholder beneficially owns a substantial portion of the outstanding BroadVision common stock, and as a result exerts substantial control over us.

As of September 30, 2019, Dr. Pehong Chen, our Chairman, President, Chief Executive Officer and Interim Chief Financial Officer, beneficially owned approximately 1.6 million shares of our common stock, which represents approximately 32% of the outstanding common stock as of such date. As a result, Dr. Chen exerts substantial control over all matters coming to a vote of our stockholders, including with respect to:

•	the composition of our board of directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;
•	any determinations with respect to mergers and other business combinations;
•	our acquisition or disposition of assets;
•	our financing activities; and
•	the payment of dividends on our capital stock.

This control by Dr. Chen could depress the market price of our common stock or delay or prevent a change in control of BroadVision.

Our stock price has been highly volatile.

The high and low price of BroadVision common stock on the Nasdaq Stock Market ranged from $4.50 per share to $0.74 per share between October 1, 2017 and September 30, 2019. Our stock price is subject to wide fluctuations in response to a variety of factors, including:

•	quarterly variations in operating results;
•	announcements of technological innovations;
•	announcements of new software or services by us or our competitors;
•	changes in financial estimates by securities analysts;
•	low trading volume on the Nasdaq Stock Market;
•	general economic conditions; or
•	other events or factors that are beyond our control.

In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. Any negative change in the public's perception of the prospects of Internet, enterprise social networking or electronic commerce companies could further depress our stock price regardless of our results. Other broad market fluctuations may decrease the trading price of BroadVision common stock. In the past, following declines in the market price of a company's securities, securities class action litigation, such as the class action lawsuits filed against us and certain of our officers and directors in early 2001 has often been instituted against that company. Litigation could result in substantial costs and a diversion of management's attention and resources.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Not applicable.

Item 3. Defaults Upon Senior Securities

Not applicable.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

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Item 6. Exhibits

Exhibits

NumberDescription

3.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed on May 29, 1996 (File No. 333-03844)).

3.2

Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 4.6 to the Company's Form 10- K for the fiscal year ended December 31, 2006 filed on March 27, 2007 (File No. 000-28252)).

3.3

Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 6, 2008 (File No. 000-28252)).

3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on October 16, 2008 (File No. 000-28252)).

10.1¥Amended and Restated Services and Facilities Agreement, dated September 30, 2019, by and between BroadVision, Inc. and Vmoso, Inc., as amended.

31.1Certification of the Chief Executive Officer and Interim Chief Financial Officer of BroadVision pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1(1)Certification of the Chief Executive Officer and Interim Chief Financial Officer of BroadVision pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101The following materials from BroadVision, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, formatted in XBRL (eXtensible Business Reporting Language): (i) Condensed Consolidated Balance Sheets at September 30, 2019 and December 31, 2018, (ii) Condensed Consolidated Statement of Comprehensive Loss for the three and nine months ended September 30, 2019 and 2018, (iii) Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2019 and 2018, and (iv) Notes to Condensed Consolidated Financial Statements.

¥Portions of this exhibit have been omitted for confidentiality purposes.

(1)The certifications attached as Exhibit 32.1 accompany this Quarterly Report on Form 10-Q are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of BroadVision, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Quarterly Report on Form 10-Q, irrespective of any general incorporation language contained in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADVISION, INC.

Date: November 19, 2019By: /s/ Pehong Chen Pehong Chen

President, Chief Executive Officer and Interim Chief Financial Officer

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Exhibit 4

(Liquidation Analysis)

WEST\289803031.6

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BroadVision, Inc. Liquidation Analysis*
Assets	3/31/2020 Book Value	Low	High
Cash on hand	$324,766	$324,766	$326,000
Receivables	$541,114	$435,000	$586,870
IP Addresses	-	$900,000	$1,100,000
Total Assets Available for Distribution	$865,880	$1,659,766	$2,012,870
Wind-down Costs
Chapter 7 Trustee (25%/10%/5%/3%)	($73,043)		($83,636)
Professional fees	($50,000)		($50,000)
Wind-down Costs	($25,000)		($25,000)
	($148,043)		($158,636)
Net Available for Distribution$1,511,723			$1,854,234
Administrative Expenses
Accrued Payroll / Payroll Related	($56,000)
Professionals	($200,000)
	($256,000)	($256,000)	($256,000)
Net Assets Available for Distribution to Creditors with Priority Claims		$1,255,723	$1,598,234
Priority Claims (Scheduled)		$2,190	$2,190
Net Assets Available for Distribution to General Unsecured Creditors		$1,253,533	$1,596,044
General Unsecured Claims (Scheduled)		$281,955	$281,955
Net Assets Available for Distribution to Equity Interests		$971,578	$1,314,089
Implied Non-ESW Per Share Recovery (@3,701,862 shares)		$0.26	$0.35

*This analysis is for discussion and illustrative purposes only